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This document is subject to completion and amendment without notice. This document does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The definitive terms of the transactions described herein will be described in the final version of this document.

Subject to Completion Dated November 4, 2002

Prospectus Supplement to Prospectus dated November 4, 2002

$                    *

SLM Student Loan Trust 2002-7

Issuer

SLM Funding Corporation

Depositor

Sallie Mae Servicing L.P.

Servicer

Student Loan-Backed Securities

        On November     , 2002, the trust will issue:

Class	Principal	Interest Rate	Maturity
Class A-1 Notes		$3-month LIBOR plus %	, 20
Class A-2 Notes		$3-month LIBOR plus %	, 20
Class A-3 Notes		$3-month LIBOR plus %	, 20
Class A-4 Notes		$3-month LIBOR plus %	, 20
Class A-5 Notes		€3-month EURIBOR plus %	, 20
Class A-6 Notes	$	Auction	, 20
Class A-7 Notes	$	Auction	, 20
Class A-8 Notes	$	Auction	, 20
Class A-9 Notes	$	Auction	, 20
Class A-10 Notes	$	Auction	, 20
Class A-11 Notes	$	Auction	, 20
Class B Notes	$	Auction	, 20

* Assuming $1 converts to €              .

The trust will make payments primarily from collections on a pool of consolidation student loans. The trust will pay principal first sequentially to the class A-1 through class A-5 notes, in that order, until paid in full, then pro rata, in lots, to the class A-6 through class A-11 notes until paid in full, and finally, in lots, to the class B notes until paid in full. Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes.

We are offering the notes through the underwriters at the prices shown below, when and if issued. We will apply for a listing of the floating rate notes on the Luxembourg Stock Exchange.

You should consider carefully the risk factors beginning on page S-24 of this supplement and on page 20 of the prospectus.

The notes are asset-backed securities issued by a trust. They are not obligations of SLM Corporation, the depositor, Sallie Mae, the servicer or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

	Price to Public		Underwriting Discount		Proceeds to the Depositor
Per Class A-1 Note		%		%		%
Per Class A-2 Note		%		%		%
Per Class A-3 Note		%		%		%
Per Class A-4 Note		%		%		%
Per Class A-5 Note		%		%		%
Per Class A-6 Note		%		%		%
Per Class A-7 Note		%		%		%
Per Class A-8 Note		%		%		%
Per Class A-9 Note		%		%		%
Per Class A-10 Note		%		%		%
Per Class A-11 Note		%		%		%
Per Class B Note		%		%		%

We expect the proceeds to the depositor to be $                      before deducting expenses payable by the depositor estimated to be $            .

Neither the SEC nor any state securities commission has approved or disapproved the securities or determined whether this supplement or the prospectus is accurate or complete. Any contrary representation is a criminal offense.

Credit Suisse First Boston	Salomon Smith Barney
________________
Deutsche Bank Securities	Lehman Brothers
Global Co-Managers
HypoVereinsbank
Euro Co-Manager

                November     , 2002

Prospectus Supplement

Page
Summary of Terms	S-9
• Issuer	S-9
• The Offered Notes	S-9
• Dates	S-9
• Information about the Notes	S-10
• Indenture Trustee	S-13
• Eligible Lender Trustee	S-13
• Auction Agent	S-13
• Luxembourg Paying Agent	S-13
• Administrator	S-13
• Information about the Trust	S-14
Formation of the Trust	S-14
Its Assets	S-14
• Administration of the Trust	S-16
Distributions	S-16
Transfer of the Assets to the Trust	S-17
Servicing of the Assets	S-18
Compensation of the Servicer	S-18
• Termination of the Trust	S-19
Optional Purchase	S-19
Auction of Trust Assets	S-19
• Tax Considerations	S-20
• Swap Agreements	S-20
• ERISA Considerations	S-21
• Rating of the Securities	S-22
• Listing Information	S-22
• Risk Factors	S-22
• CUSIP Numbers	S-23
• International Securities Identification Numbers (ISIN)	S-23
Risk Factors	S-24
• Subordination Of The Class B Notes And Sequential Payment Of The Class A-11, Class A-10, Class A-9, Class A-8, Class A-7, Class A-6, Class A-5, Class A-4, Class A-3 And Class A-2 Notes Result In A Greater Risk Of Loss	S-24
• Because The Initial Principal Balance Of The Notes Exceeds The Trust Assets, You May Be Adversely Affected By A High Rate Of Prepayments	S-25
• Your Securities May Have A Degree Of Basis Risk Which Could Compromise The Trust's Ability To Pay Principal And Interest On Your Securities	S-25
• Your Notes Will Have Greater Risk If The Swap Agreements Terminate	S-25
• The Interest Rates On The Auction Rate Notes Are Subject To Limitations, Which Could Reduce Your Yield	S-26
• Rating Agencies Can Permit Certain Actions To Be Taken Without Noteholder Approval	S-27
Defined Terms	S-28
Euro Presentation	S-28
Formation of the Trust	S-28
• The Trust	S-28
• Capitalization of the Trust	S-30
• Eligible Lender Trustee	S-30
Management's Discussion and Analysis of Financial Condition and Results of Operations	S-31
• Sources of Capital and Liquidity	S-31
• Results of Operations	S-31
Use of Proceeds	S-31
The Trust Student Loan Pool	S-31
• Insurance of Student Loans; Guarantors of Student Loans	S-40
• Cure Period for Trust Student Loans	S-44
• Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Trusts	S-45

Description of the Notes	S-47
• General	S-47
• The Notes	S-47
• Determination of LIBOR	S-55
• Determination of EURIBOR	S-56
• Accounts	S-57
• Servicing Compensation	S-57
• Distributions	S-58
• Voting Rights and Remedies; Insolvency Events	S-61
• Credit Enhancement	S-62
• Administration Fee	S-63
• Swap Agreements	S-63
U.S. Federal Income Tax Consequences	S-71
ERISA Considerations	S-75
Reports to Securityholders	S-76
Underwriting	S-77
Listing Information	S-81
Ratings of the Securities	S-82
Legal Matters	S-83
Glossary for Prospectus Supplement	S-84

Prospectus

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS

        We provide information to you about the notes in two separate sections of this document that provide progressively more detailed information. These two sections are: (a) the accompanying prospectus, which begins after the end of this prospectus supplement and which provides general information, some of which may not apply to your particular class of notes, and (b) this prospectus supplement, which describes the specific terms of the notes being offered.

        For your convenience, we include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find related information. The Table of Contents on pages S-2 and S-3 provides the pages on which you can find these captions.

        IN CONNECTION WITH THIS ISSUE,                                              WILL ACT AS STABILISING MANAGER IN RESPECT OF THE CLASS A-5 NOTES. THE STABILISING MANAGER (OR ANY PERSON ACTING FOR THE STABILISING MANAGER) MAY OVER-ALLOT OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF LISTED CLASS A-5 NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL FOR A LIMITED PERIOD. HOWEVER, THERE MAY BE NO OBLIGATION ON THE STABILISING MANAGER (OR ANY AGENT OF THE STABILISING MANAGER) TO DO THIS. SUCH STABILISING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME AND MUST BE BROUGHT TO AN END AFTER A LIMITED PERIOD. SUCH STABILISING SHALL BE IN COMPLIANCE WITH ALL APPLICABLE LAWS, REGULATIONS AND RULES.

        We will apply for a listing of the floating rate notes on the Luxembourg Stock Exchange. We cannot assure you that the application will be granted. You should consult with Kredietbank Luxembourg, the Luxembourg listing agent for the floating rate notes, to determine their status.

NOTICE TO INVESTORS

NOTICE TO RESIDENTS OF AUSTRIA

        EACH INVESTOR HAS ACKNOWLEDGED THAT NO ACTION HAS OR WILL BE TAKEN BY IT WHICH WOULD ALLOW A PUBLIC OFFERING (OFFENTLICHES ANGEBOT) IN AUSTRIA UNLESS IT IS IN COMPLIANCE WITH THE RELEVANT PROVISIONS OF THE AUSTRIAN CAPITAL MARKET ACT (KAPITALMARKTGESETZ) AND ANY OTHER LAW APPLICABLE IN THE REPUBLIC OF AUSTRIA GOVERNING THE OFFER AND SALE OF THE NOTES IN THE REPUBLIC OF AUSTRIA.

NOTICE TO RESIDENTS OF BELGIUM

        THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVE NOT BEEN SUBMITTED FOR APPROVAL TO THE BELGIAN BANKING AND FINANCE COMMISSION AND, ACCORDINGLY, THE SECURITIES MAY NOT BE DISTRIBUTED BY WAY OF PUBLIC OFFERING IN BELGIUM.

NOTICE TO RESIDENTS OF FINLAND

        THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVE BEEN PREPARED FOR PRIVATE INFORMATION PURPOSES OF INTERESTED INVESTORS ONLY. IT MAY NOT BE USED FOR AND SHALL NOT BE DEEMED A PUBLIC OFFERING OF THE SECURITIES. THE RAHOITUSTARKASTUS HAS NOT AUTHORIZED ANY OFFERING OF THE SUBSCRIPTION OF THE SECURITIES; ACCORDINGLY, THE SECURITIES MAY NOT BE OFFERED OR SOLD IN FINLAND OR TO RESIDENTS THEREOF EXCEPT AS PERMITTED BY FINNISH LAW. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE STRICTLY FOR PRIVATE USE BY ITS HOLDER AND MAY NOT BE PASSED ON TO THIRD PARTIES.

NOTICE TO RESIDENTS OF FRANCE

        THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVE NOT BEEN REGISTERED BY THE FRENCH COMMISSION DES OPERATIONS DE BOURSE AND THE INTRODUCTION IN FRANCE OF THE NOTES HAVE NOT BEEN AUTHORIZED BY THE FRENCH MINISTER OF THE ECONOMY. THE NOTES MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, TO THE PUBLIC IN THE REPUBLIC OF FRANCE NOR MAY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR ANY OTHER OFFERING MATERIAL BE DISTRIBUTED TO THE PUBLIC IN FRANCE.

NOTICE TO RESIDENTS OF GERMANY

        EACH INVESTOR HAS CONFIRMED THAT IT WILL COMPLY WITH THE GERMAN SECURITIES SALES PROSPECTUS ACT (WERTPAPIER-
VERKAUFSPROSPEKTGESETZ). IN PARTICULAR, EACH INVESTOR HAS

REPRESENTED THAT IT HAS NOT ENGAGED AND AGREED THAT IT WILL NOT ENGAGE IN ANY PUBLIC OFFERING (OFFENTLICHES ANGEBOT) WITHIN THE MEANING OF THE GERMAN SECURITIES SALES PROSPECTUS ACT (WERTPAPIERVERKAUFSPROSPEKTGESETZ) WITH RESPECT TO ANY NOTES OTHERWISE THAN IN ACCORDANCE WITH ALL LEGAL AND REGULATORY REQUIREMENTS APPLICABLE IN GERMANY.

NOTICE TO RESIDENTS OF GREECE

        THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND THE SECURITIES TO WHICH IT RELATES AND ANY OTHER MATERIAL RELATED THERETO MAY NOT BE ADVERTISED, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO THE PUBLIC IN GREECE. THE GREEK CAPITAL MARKET COMMITTEE HAS NOT AUTHORISED ANY PUBLIC OFFERING OF THE SUBSCRIPTION OF SECURITIES. ACCORDINGLY, SECURITIES MAY NOT BE ADVERTISED, DISTRIBUTED OR IN ANY WAY OFFERED OR SOLD IN GREECE OR TO RESIDENTS THEREOF EXCEPT AS PERMITTED BY GREEK LAW.

NOTICE TO RESIDENTS OF THE REPUBLIC OF IRELAND

        THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT A PROSPECTUS AND DOES NOT CONSTITUTE AN INVITATION TO THE PUBLIC TO PURCHASE OR SUBSCRIBE FOR ANY SECURITIES AND NEITHER IT NOR ANY FORM OF APPLICATION WILL BE ISSUED, CIRCULATED OR DISTRIBUTED TO THE PUBLIC. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND THE INFORMATION CONTAINED HEREIN IS CONFIDENTIAL AND IS FOR THE USE SOLELY OF THE PERSON TO WHOM IT IS ADDRESSED. ACCORDINGLY, IT MAY NOT BE REPRODUCED IN WHOLE OR IN PART, NOR MAY ITS CONTENTS BE DISTRIBUTED IN WRITING OR ORALLY TO ANY THIRD PARTY AND IT MAY BE READ SOLELY BY THE PERSON TO WHOM IT IS ADDRESSED AND HIS/HER PROFESSIONAL ADVISERS.

NOTICE TO RESIDENTS OF ITALY

        THIS DOCUMENT MAY NOT BE DISTRIBUTED TO MEMBERS OF THE PUBLIC IN ITALY. THE ITALIAN COMMISSIONE NAZIONALE PER LA SOCIETA E LA BORSA HAS NOT AUTHORIZED ANY OFFERING OF THE SUBSCRIPTION OF THE SECURITIES; ACCORDINGLY, THE SECURITIES MAY NOT BE OFFERED OR SOLD IN ITALY OR TO RESIDENTS THEREOF EXCEPT AS PERMITTED BY ITALIAN LAW.

NOTICE TO RESIDENTS OF LUXEMBOURG

        THE SECURITIES SHALL NOT BE OFFERED OR SOLD TO THE PUBLIC IN THE GRAND DUTCHY OF LUXEMBOURG, DIRECTLY OR INDIRECTLY, AND NO ADVERTISEMENT OR DOCUMENT OR OTHER MATERIAL MAY BE DISTRIBUTED

OR PUBLISHED IN LUXEMBOURG, UNLESS THE REQUIREMENTS OF LUXEMBOURG LAW CONCERNING PUBLIC OFFERING OF SECURITIES HAVE FIRST BEEN MET. FURTHERMORE, THE ISSUER OF THE SECURITIES DOES NOT QUALIFY AS AN INVESTMENT FUND UNDER LUXEMBOURG LAW.

NOTICE TO RESIDENTS OF THE NETHERLANDS

        SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED, WHETHER DIRECTLY OR INDIRECTLY, TO ANY INDIVIDUAL OR LEGAL ENTITY IN THE NETHERLANDS OTHER THAN TO INDIVIDUALS WHO, OR LEGAL ENTITIES WHICH, IN THE COURSE OF THEIR OCCUPATION OR BUSINESS, DEAL OR INVEST IN SECURITIES (AS SET OUT IN SECTION 1 OF THE REGULATION OF 9 OCTOBER 1990 IN IMPLEMENTATION OF SECTION 14 OF THE ACT ON THE SUPERVISION OF INVESTMENT INSTITUTIONS).

NOTICE TO RESIDENTS OF SPAIN

        THE SECURITIES MAY NOT BE OFFERED OR SOLD IN SPAIN EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SPANISH SECURITIES MARKET LAW (LEY 24/1988, DE 28 DE JULIO, DEL MERCADO DE VALORES), AS AMENDED AND RESTATED, AND ROYAL DECREE 291/1992, OF 27 MARCH, ON ISSUES AND PUBLIC OFFERINGS OF SECURITIES (REAL DECRETO 291/1992, DE 27 DE MARZO, SOBRE EMISIONES Y OFERTAS PÚBLICAS DE VENTA DE VALORES), AS AMENDED AND RESTATED, AND THE DECREES AND REGULATIONS MADE THEREUNDER. THE SECURITIES HAVE NOT AND WILL NOT BE SOLD, OFFERED OR DISTRIBUTED IN SPAIN EXCEPT IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER OF SECURITIES IN SPAIN WITHIN THE MEANING OF SPANISH SECURITIES LAWS AND REGULATIONS. THE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVE NOT BEEN REGISTERED WITH THE SPANISH SECURITIES MARKET COMMISSION (COMISIÓN NACIONAL DEL MERCADO DE VALORES) AND THEREFORE IT IS NOT INTENDED FOR THE OFFERING OR SALE OF THE SECURITIES IN SPAIN.

NOTICE TO RESIDENTS OF SWITZERLAND

        THE ISSUER HAS NOT BEEN AUTHORIZED BY THE SWISS FEDERAL BANKING COMMISSION AS A FOREIGN INVESTMENT FUND UNDER ARTICLE 45 OF THE SWISS FEDERAL LAW ON INVESTMENT FUNDS OF 19 MARCH 1994. ACCORDINGLY, THE SECURITIES MAY NOT BE OFFERED OR DISTRIBUTED ON A PROFESSIONAL BASIS IN OR FROM SWITZERLAND, AND NEITHER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY OTHER OFFERING MATERIALS RELATING TO THE SECURITIES MAY BE DISTRIBUTED IN CONNECTION WITH ANY SUCH OFFERING OR DISTRIBUTION. SECURITIES MAY, HOWEVER, BE OFFERED AND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY BE DISTRIBUTED

IN SWITZERLAND ON A PROFESSIONAL BASIS TO A LIMITED NUMBER OF PROFESSIONAL INVESTORS IN CIRCUMSTANCES SUCH THAT THERE IS NO PUBLIC OFFER.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

        EACH OF THE INVESTORS (I) HAS NOT OFFERED OR SOLD AND PRIOR TO THE DATE SIX MONTHS AFTER THE ISSUE OF THE NOTES WILL NOT OFFER OR SELL ANY NOTES TO PERSONS IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESS OR OTHERWISE IN CIRCUMSTANCES WHICH HAVE NOT RESULTED AND WILL NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995; (II) HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED ANY INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF ANY NOTES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUER; AND (III) HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE NOTES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

SUMMARY OF TERMS

        This summary highlights selected information about the notes. It does not contain all of the information that you might find important in making your investment decision. It provides only an overview to aid your understanding. You should read the full description of this information appearing elsewhere in this document and in the prospectus.

ISSUER

SLM Student Loan Trust 2002-7.

THE OFFERED NOTES

The trust is offering the following classes of notes:

Class A Notes:

  •
  Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $                      ;
  •
  Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $                      ;
  •
  Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $                      ;
  •
  Floating Rate Class A-4 Student Loan-Backed Notes in the amount of $                      ;
  •
  Floating Rate Class A-5 Student Loan-Backed Notes in the amount of €                      ;
  •
  Auction Rate Class A-6 Student Loan-Backed Notes in the amount of $                      ;
  •
  Auction Rate Class A-7 Student Loan-Backed Notes in the amount of $                      ;
  •
  Auction Rate Class A-8 Student Loan-Backed Notes in the amount of $                      ;
  •
  Auction Rate Class A-9 Student Loan-Backed Notes in the amount of $                      ;
  •
  Auction Rate Class A-10 Student Loan-Backed Notes in the amount of $                      ; and
  •
  Auction Rate Class A-11 Student Loan-Backed Notes in the amount of $                      .

Class B Notes:

  •
  Auction Rate Class B Student Loan-Backed Notes in the amount of $                      .

The floating rate notes consist of the class A-1, class A-2, class A-3, class A-4 and class A-5 notes. The auction rate notes consist of the class A-6, class A-7, class A-8, class A-9, class A-10, class A-11 and class B notes. The class A-5 notes are denominated in Euros.

The notes will receive payments primarily from collections on a pool of trust student loans.

DATES

The closing date for this offering is                      , 2002.

The cutoff date for the pool of trust student loans was September 9, 2002.

A distribution date for the floating rate notes is the 15th of each March, June, September and December, beginning in March, 2003. If any March 15, June 15, September 15 or December 15 is not a business day, the distribution date will be the next business day. A distribution date for a class of auction rate notes is the business day following the end of each auction period for that class of auction rate notes. We sometimes refer to a distribution date for auction rate notes as an auction rate distribution date.

Interest and principal will be payable to holders of record as of the close of business on the record date, which is:

•
for the floating rate notes, the day before the related distribution date and

•
for the auction rate notes,

•
for payments of interest at the applicable interest rate and for payments of principal, the business day before the related auction date, and

•
for payments of carry-over amounts and interest accrued thereon, the record date relating to the distribution date for which the carry-over amount accrued.

INFORMATION ABOUT THE NOTES

The notes are debt obligations of the trust.

Floating Rate Notes

Interest will accrue generally on the principal balance of the floating rate notes during three-month accrual periods and will be paid on quarterly distribution dates.

An accrual period for the floating rate notes begins on a quarterly distribution date and ends on the day before the next quarterly distribution date. The first accrual period for the floating rate notes, however, will begin on the closing date and end on March 16, 2003, the day before the first quarterly distribution date.

•
Interest Rates. The floating rate notes will bear interest at the annual rates listed below:

•
The class A-1 rate will be three-month LIBOR, except for the first accrual period, plus        %;

•
The class A-2 rate will be three-month LIBOR, except for the first accrual period, plus        %;

•
The class A-3 rate will be three-month LIBOR, except for the first accrual period, plus        %;

•
The class A-4 rate will be three-month LIBOR, except for the first accrual period, plus        %; and

•
The class A-5 rate will be three-month EURIBOR, except for the first accrual period, plus        %.

  For the floating rate notes, LIBOR or EURIBOR, as applicable, for the first accrual period will be determined by the following formula:

    x + [    /     × (y-x)]

  where:

    x = three-month LIBOR or three-month EURIBOR, as applicable, and

    y = four-month LIBOR or four-month EURIBOR, as applicable.

  We will determine LIBOR and EURIBOR on the days specified under "Description of the Notes—Determination of LIBOR" and "—Determination of EURIBOR." For the floating rate notes, we will calculate interest based on the actual number of days elapsed in each accrual period divided by 360.

Auction Rate Notes

Interest will accrue generally on the principal balance of the auction rate notes during the related accrual period and will be paid on auction rate distribution dates.

An accrual period for the auction rate notes is the period from the previous auction date through the auction date preceding the distribution date. The first accrual period for the auction rate notes, however, will begin on the closing date and end on the initial auction date.

•
Interest Rates. The interest rate on the auction rate notes is determined at auction. The initial auction date and the initial rate adjustment date for each class of auction rate notes are set forth below:

Class	Initial Auction Date	Initial Rate Adjustment Date
A-6	, 2002	, 2002
A-7	, 2002	, 2002
A-8	, 2002	, 2002
A-9	, 2002	, 2002
A-10	, 2002	, 2002
A-11	, 2002	, 2002
B	, 2002	, 2002

For each auction period, the interest rate for the auction rate notes will equal the least of:

•
the rate determined pursuant to the auction procedures described under "Description of the Notes—The Auction Rate Notes";

•
a maximum rate, equal to the least of:

•
the LIBOR rate for a comparable period plus a margin ranging from 1.50% to 3.50% depending upon the ratings of the auction rate notes,

•
18%, and

•
the maximum rate permitted by law; and

•
the student loan rate, which is the weighted average interest rate of the trust student loans minus administrative expenses.

For the auction rate notes, we will calculate interest based on the actual number of days elapsed during the related auction period divided by 360.

After the initial auction period, the period between auctions for the auction rate notes will generally be 28 days, subject to adjustment if the auction period would begin or end on a non-business day. The length of the auction period, the auction date or the nature of the interest rate for any class of auction rate notes may change as described under "Description of the Notes—Auction Rate Notes."

If, on the first day of any auction period, a payment default on the auction rate notes has occurred and is continuing, the rate for the accrual period will be the non-payment rate, which is one-month LIBOR plus 1.50%.

If in any auction all the auction rate notes subject to the auction are subject to hold orders, the interest rate for the accrual period will equal the all-hold rate, which is the LIBOR rate for a period comparable to the auction period less 0.20%.

All Notes

•
Interest Payments. Interest accrued on the outstanding principal balance of the notes during each accrual period will be payable on the related distribution date.

•
Principal Payments. Principal will be payable or allocable on each quarterly distribution date in an amount generally equal to (a) the principal distribution amount for that quarterly distribution date plus (b) any shortfall in the payment of principal as of the preceding quarterly distribution date. Principal payable to the auction rate notes will be allocated to the auction rate notes on a quarterly distribution date and deposited in a future distribution account and then paid on the applicable auction rate distribution date.

  We apply or allocate principal sequentially on each quarterly distribution date:

  •
  first, to the class A-1 notes until their principal balances are reduced to zero;

  •
  second, to the class A-2 notes until their principal balances are reduced to zero;

  •
  third, to the class A-3 notes until their principal balances are reduced to zero;

  •
  fourth, to the class A-4 notes until their principal balances are reduced to zero;

  •
  fifth, to the swap counterparties until the U.S. Dollar equivalent of the initial principal balance of the class A-5 notes has, with respect to principal payments under the swap agreements, been distributed to the swap counterparties;

  •
  sixth, pro rata, in lots of $50,000, to the class A-6, class A-7, class A-8, class A-9, class A-10 and class A-11 notes until their principal balances are reduced to zero; and

  •
  seventh, to the class B notes, in lots of $50,000, until their principal balances are reduced to zero.

  Amounts received by the trust from the swap counterparties with respect to principal will be paid to the class A-5 notes on the related quarterly distribution date.

  See "Description of the Notes—Distributions" for a more detailed description of principal payments and for a description of the ramifications of a termination of the swap agreements.

•
Maturity Dates.

•
The class A-1 notes will mature no later than                                    ;

•
the class A-2 notes will mature no later than                                    ;

•
the class A-3 notes will mature no later than                                    ;

•
the class A-4 notes will mature no later than                                    ;

•
the class A-5 notes will mature no later than                                    ;

  •
  the class A-6 notes, class A-7 notes, class A-8 notes, class A-9 notes, class A-10 notes and class A-11 notes will mature no later than                     ;

  •
  the class B notes will mature no later than                      .

  The actual maturity of any class of notes could occur earlier if, for example,

  •
  there are prepayments on the trust student loans;

  •
  the servicer exercises its option to purchase any remaining trust student loans; or

  •
  the indenture trustee auctions the remaining trust student loans.

•
Denominations. The floating rate notes (other than the class A-5 notes) will be available for purchase in multiples of $1,000. The class A-5 notes will be available for purchase in multiples of €1,000. The auction rate notes will be available for purchase in multiples of $50,000. The notes will be available only in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System, which means that you will not receive a certificate representing your notes except in very limited circumstances.

•
Security for the Notes. The notes will be secured by the assets of the trust, primarily the trust student loans.

•
Subordination of the Class B Notes. Payments of interest on the class B notes will be subordinate to the payment of interest on the class A notes. Payments of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes. See "Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes."

INDENTURE TRUSTEE

The trust will issue the notes under an indenture.

Under the indenture, The Bank of New York will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for the notes.

ELIGIBLE LENDER TRUSTEE

The trust will be created under a trust agreement. Chase Manhattan Bank USA, National Association will be the initial eligible lender trustee under the trust agreement. It will hold legal title to the assets of the trust.

AUCTION AGENT

The Bank of New York will act as auction agent with respect to the auction rate notes.

LUXEMBOURG PAYING AGENT

The Bank of New York (Luxembourg) SA will act as the Luxembourg paying agent with respect to the class A-5 notes.

ADMINISTRATOR

The Student Loan Marketing Association, known as Sallie Mae, will act as the administrator of the trust under an administration agreement.

Sallie Mae is a government-sponsored enterprise and currently owns the trust student loans. Under some circumstances, Sallie Mae may transfer its obligations as administrator. See "Servicing and Administration—Administration Agreement" in the prospectus.

INFORMATION ABOUT THE TRUST

Formation of the Trust

The trust will be a Delaware statutory trust.

The only activities of the trust are acquiring, owning and managing the trust student loans and the other assets of the trust, issuing and making payments on the notes and other related activities. See "Formation of the Trust—The Trust."

SLM Funding Corporation, as depositor, after acquiring the student loans from Sallie Mae under a purchase agreement, will sell them to the trust on the closing date under a sale agreement. The depositor is a wholly-owned subsidiary of Sallie Mae. Because the depositor is not eligible under the federal higher education laws to hold legal title to the student loans, Chase Manhattan Bank USA, National Association, as interim eligible lender trustee, will hold legal title to the student loans for the depositor under an interim trust arrangement.

Its Assets

The assets of the trust will include:

•
the trust student loans;

•
collections and other payments on the trust student loans;

•
funds it will hold in its trust accounts, including a collection account, a reserve account, future distribution accounts and a Euro account; and

•
its rights under the swap agreements described under "—Swap Agreements" below.

The rest of this section describes the trust student loans and trust accounts more fully.

•
Trust Student Loans. The trust student loans are education loans to students and parents of students made under the Federal Family Education Loan Program, known as FFELP. All of the trust student loans are consolidation loans. Consolidation loans are used to combine a borrower's obligations under various federally authorized student loan programs into a single loan.

  The trust student loans had an initial pool balance of approximately $1,975,947,745 as of the cutoff date.

  As of the cutoff date, the weighted average annual borrower interest rate of the trust student loans was approximately 7.50% and their weighted average remaining term to scheduled maturity was approximately 264 months.

  Sallie Mae originated or acquired the trust student loans in the ordinary course of its student loan financing business. The depositor will acquire the trust student loans from Sallie Mae on or prior to the closing date. Guarantee agencies described in this document guarantee all of the trust student loans. They are reinsured by the United States Department of Education.

  The trust student loans have been selected from the consolidation student loans owned by Sallie Mae based on the criteria established by the depositor, as described in this prospectus supplement and the prospectus.

  Any special allowance payments on the trust student loans are based on (a) the three-month commercial paper rate as to approximately 77% of the loans by principal balance and (b) the 91-day Treasury bill rate as to the remainder.

•
Collection Account. The administrator will deposit collections on the trust student loans, interest subsidy payments and special allowance payments into the collection account.

•
Future Distribution Accounts. The administrator will establish and maintain the future distribution accounts as assets of the trust in the name of the indenture trustee. The indenture trustee will deposit amounts on deposit in the collection account into the future distribution accounts as set forth under
 "—Administration of the Trust."

•
Euro Account. The administrator will establish and maintain the Euro account as an asset of the trust in the name of the indenture trustee. Any payments received from the swap counterparties will be deposited into the Euro account.

•
Reserve Account. The administrator will establish and maintain the reserve account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds from the sale of the notes into the reserve account on the closing date. The deposit will be in cash or eligible investments equal to $                      . Funds in the reserve account may be replenished on each quarterly distribution date by additional funds available after all prior required distributions have been made. See "Description of the Notes—Distributions."

  Amounts remaining in the reserve account on any quarterly distribution date in excess of the specified reserve account balance, after the payments described below, will be deposited into the collection account.

  The specified reserve account balance is the amount required to be maintained in the reserve account. The specified reserve account balance for any quarterly distribution date will be equal to the greater of (a)       % of the pool balance at the end of the related collection period and (b)  $                      . It will be subject to adjustment as described in this document. In no event will it exceed the outstanding balance of the securities.

  A collection period is the three-month period ending on the last day of May, August, November or February, in each case for the quarterly distribution date in the following month. However, the first collection period will be the period from the cutoff date through February 28, 2003.

  The reserve account will be available
  to cover any shortfalls in payments
  of the primary servicing fee, the administration fee, the class A noteholders' interest distribution amount, the class B noteholders' interest distribution amount, trust swap payments with respect to interest and certain swap termination payments.

  In addition, the reserve account will be available:

  (a)
  on the maturity date for each class A note, to cover shortfalls in payments of the class A noteholders' principal and accrued interest, and

  (b)
  on the class B maturity date and upon termination of the trust, to pay the class B noteholders the unpaid principal balance on the class B notes and accrued interest, any carryover servicing fee and any remaining swap termination payments.

  The reserve account enhances the likelihood of payment to noteholders. In certain circumstances, however, the reserve account could be depleted. This depletion could result in shortfalls in distributions to noteholders.

  If the market value of the reserve account on any quarterly distribution date is sufficient to pay the remaining principal and interest accrued on the notes and any carryover servicing fee, amounts on deposit in the reserve account will be so applied on that quarterly distribution date. See "Description of the Notes—Credit Enhancement—Reserve Account."

ADMINISTRATION OF THE TRUST

Distributions

Sallie Mae, as administrator, will instruct the indenture trustee to withdraw funds on deposit in the collection account and the various accounts described below. These funds will be applied monthly to the payment of the primary servicing fee and on each quarterly distribution date generally as shown in the chart below.

On each auction rate distribution date a portion of these funds:

•
first, will be deposited into the servicer account and the administrator account, pro rata, based on the amount of the servicing fee and administration fee accrued since previously paid or set aside,

•
second, will be paid, pro rata, to the auction agent and the broker-dealers in an amount equal to their auction fees for that auction rate distribution date, and

•
third, will be paid, pro rata, to the auction rate notes with a distribution date on that date (in an amount equal to interest payable thereon) and a portion will be deposited into the swap counterparty account (in an amount equal to interest payments to the swap counterparties accrued since previously paid or set aside and certain swap termination payments due) and the future distribution accounts (in an amount equal to interest accrued on the notes having a distribution date on that date not previously paid or set aside).

In addition, amounts on deposit in the future distribution accounts with respect to principal and carry-over amounts allocated to the auction rate notes with a distribution date on this auction rate distribution date will be paid to these auction rate notes.

On each quarterly distribution date, a portion of these funds similarly calculated will be deposited into the future distribution accounts in lieu of making payments of accrued interest, principal and carry-over amounts to the auction rate notes.

See "Description of the Notes—Distributions" for a more detailed description of distributions and for a description of the ramifications of a termination of the swap agreements.

Transfer of the Assets to the Trust

Under a sale agreement, the depositor will sell the trust student loans to the trust, with the eligible lender trustee holding legal title to the trust student loans.

If the depositor breaches a representation under the sale agreement regarding a trust student loan, generally the depositor will have to cure the breach, repurchase or replace that trust student loan or reimburse the trust for losses resulting from the breach.

Servicing of the Assets

Under a servicing agreement, Sallie Mae Servicing L.P., as servicer, will be responsible for servicing, maintaining custody of and making collections on the trust student loans. It will also bill and collect payments from the guarantee agencies and the Department of Education. The servicer, an affiliate of Sallie Mae, manages and operates Sallie Mae's loan servicing functions. See "Servicing and Administration—Servicing Procedures"and "Servicing and Administration—Administration Agreement" in the prospectus. Under some circumstances, the servicer may transfer its obligations as servicer. See "Servicing and Administration—Certain Matters Regarding the Servicer" in the prospectus.

If the servicer breaches a covenant under the servicing agreement regarding a trust student loan, generally it will have to cure the breach, purchase that trust student loan or reimburse the trust for losses resulting from the breach. See "The Trust Student Loan Pool—Insurance of Student Loans; Guarantors of Student Loans."

Compensation of the Servicer

The servicer will receive two separate fees: a primary servicing fee and a carryover servicing fee.

The primary servicing fee for any month is equal to 1/12th of an amount not to exceed 0.50% of the outstanding principal amount of the trust student loans.

The primary servicing fee will be payable out of available funds and amounts on deposit in the reserve account on the 15th of each month or the next business day, beginning December 16, 2002. Fees are calculated as of the last day of the preceding calendar month. Fees will include amounts from any prior monthly servicing payment dates that remain unpaid.

The carryover servicing fee will be payable to the servicer on each quarterly distribution date out of available funds.

The carryover servicing fee is the sum of:

•
the amount of specified increases in the costs incurred by the servicer;

•
the amount of specified conversion, transfer and removal fees;

•
any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

•
interest on any unpaid amounts.

See "Description of the Notes—Servicing Compensation."

TERMINATION OF THE TRUST

The trust will terminate upon:

•
the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and

•
the payment of all amounts required to be paid to the noteholders.

See "The Student Loan Pools—Termination" in the prospectus.

Optional Purchase

The servicer may purchase or arrange for the purchase of all remaining trust student loans on any quarterly distribution date when the pool balance is 10% or less of the initial pool balance. The exercise of this purchase option will result in the early retirement of the remaining notes. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

This prescribed minimum purchase amount is the amount that would be sufficient to:

•
reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero;

•
pay to noteholders the interest payable on the related distribution date; and

•
in the case of auction rate notes, pay any carry-over amounts and interest on carry-over amounts.

Auction of Trust Assets

The indenture trustee will offer for sale all remaining trust student loans at the end of the collection period when the pool balance is 10% or less of the initial pool balance. The trust auction date will be the 3rd business day before the related quarterly distribution date. An auction will occur only if the servicer has first waived its optional purchase right. The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans. The depositor and its affiliates, including Sallie Mae and the servicer, and unrelated third parties may offer bids to purchase the trust student loans. The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds (a) the minimum purchase amount described under "Optional Purchase" above or (b) the fair market value of the trust student loans as of the end of the related collection period, whichever is higher. If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale. The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including an underwriter of the securities or the administrator, to determine if the fair market value of the trust student loans has been offered.

The net proceeds of any auction sale will be used to retire any outstanding notes on the related quarterly distribution date.

If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer's waiver of its option to purchase remaining trust student loans.

If the trust student loans are not sold as described above, on each subsequent quarterly distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments of note principal. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

TAX CONSIDERATIONS

Subject to important considerations described in the prospectus:

•
Federal tax counsel for the trust is of the opinion that the notes will be characterized as debt for federal income tax purposes.

•
Federal tax counsel is also of the opinion that, for federal income tax purposes, the trust will not be taxable as a corporation.

•
In the opinion of Delaware tax counsel for the trust, the same characterizations would apply for Delaware state income tax purposes as for federal income tax purposes. Noteholders who are not otherwise subject to Delaware taxation on income will not become subject to Delaware tax as a result of their ownership of notes.

See "U.S. Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

SWAP AGREEMENTS

On the closing date, the trust will enter into a swap agreement with Credit Suisse First Boston International and one or more other entities. Under the swap agreements, the trust and the swap counterparties will enter into currency swaps intended to exchange the trust's U.S. Dollar interest and principal payments on the class A-5 notes into Euros.

On or before the business day immediately preceding each quarterly distribution date, the swap counterparties will pay to a paying agent, on behalf of the trust, an amount in Euros equal to that swap counterparty's applicable percentage share of the product of:

•
EURIBOR (determined as of the same time and in the same manner as for the class A-5 notes for the related accrual period) plus 0.    %;

•
the outstanding principal amount of the class A-5 notes during the related accrual period; and

•
a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

On each quarterly distribution date, each swap counterparty will be paid from the collection account and, if necessary, the reserve account, pari passu with interest payments on the class A notes, an amount in U.S. dollars equal to that swap counterparty's applicable percentage share of the product of:

•
LIBOR (determined as of the same time and in the same manner as for the class A-1 notes for the related accrual period) plus 0.    %;

•
the U.S. Dollar equivalent of the outstanding principal amount of the class A-5 notes (calculated at the same exchange rate as used in the swap agreements) during the related accrual period; and

•
a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360, as the case may be.

In addition, on or before the business day immediately preceding each quarterly distribution date, the swap counterparties will pay to a paying agent, on behalf of the trust, an amount in Euros equal to that swap counterparty's applicable percentage share of the payment of principal in U.S. Dollars, if any, that would be paid by the trust to the holders of the class A-5 notes on the related quarterly distribution date if not for the existence of the swap agreements multiplied by the applicable exchange rate. The equivalent Euro payment will be calculated using an exchange rate of U.S.$1 = €    .

On each quarterly distribution date, each swap counterparty will be paid from the collection account, and, if necessary on the class A-5 maturity date, the reserve account, an amount equal to any payment of principal in U.S. Dollars by the trust that would have been paid to the holders of the class A-5 notes on the related quarterly distribution date if not for the existence of the swap agreements.

See "Description of the Notes—Swap Agreements."

ERISA CONSIDERATIONS

Subject to important considerations and conditions described in this prospectus supplement and the prospectus, the notes may, in general, be purchased by or on behalf of an employee benefit plan, including an insurance company general account, that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code only if an exemption from the prohibited transaction rules applies, so that the purchase and holding of the notes by or on behalf of the plan will not result in a non-exempt prohibited transaction. Each fiduciary who purchases any note will be deemed to represent that such an exemption exists and applies to it.

See "ERISA Considerations" in this prospectus supplement and the prospectus for additional information concerning the application of ERISA.

RATING OF THE SECURITIES

The notes are required to be rated by nationally recognized rating agencies identified in the indenture as follows:

•
Class A notes: Highest rating category from at least two of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

•
Class B notes: One of the three highest rating categories from at least two of Fitch, Moody's and S&P.

See "Ratings of the Securities."

LISTING INFORMATION

We will apply to the Luxembourg Stock Exchange to list the floating rate notes. We cannot assure you that the application will be granted. You should consult with Kredietbank Luxembourg, the Luxembourg listing agent for the floating rate notes, to determine their status. You can contact the listing agent at 43, boulevard Royal, Luxembourg, L-2955, phone number (352) 4797-3933.

RISK FACTORS

Some of the factors you should consider before making an investment in the notes are described in this prospectus supplement and in the prospectus under "Risk Factors."

CUSIP NUMBERS

•
Class A-1 notes: 78442

•
Class A-2 notes: 78442

•
Class A-3 notes: 78442

•
Class A-4 notes: 78442

•
Class A-5 notes: 78442

•
Class A-6 notes: 78442

•
Class A-7 notes: 78442

•
Class A-8 notes: 78442

•
Class A-9 notes: 78442

•
Class A-10 notes: 78442

•
Class A-11 notes: 78442

•
Class B notes: 78442

INTERNATIONAL SECURITIES IDENTIFICATION NUMBERS (ISIN)

•
Class A-1 notes: US78442

•
Class A-2 notes: US78442

•
Class A-3 notes: US78442

•
Class A-4 notes: US78442

•
Class A-5 notes: US78442

•
Class A-6 notes: US78442

•
Class A-7 notes: US78442

•
Class A-8 notes: US78442

•
Class A-9 notes: US78442

•
Class A-10 notes: US78442

•
Class A-11 notes: US78442

•
Class B notes: US78442

RISK FACTORS

        You should carefully consider the following factors in deciding whether to purchase any note. The prospectus describes additional risk factors that you should also consider beginning on page 20. These risk factors could affect your investment in or return on the notes.

Subordination Of The Class B Notes And Sequential Payment Of The Class A-11, Class A-10, Class A-9, Class A-8, Class A-7, Class A-6, Class A-5, Class A-4, Class A-3 And Class A-2 Notes Result In A Greater Risk Of Loss	Class B noteholders, to a lesser extent class A-11, class A-10, class A-9, class A-8, class A-7 and class A-6 noteholders, to a still lesser extent class A-5 noteholders, to a still lesser extent class A-4 noteholders, to a still lesser extent class A-3 noteholders, and to a still lesser extent class A-2 noteholders bear a greater risk of loss than do class A-1 noteholders because:
	•	Distributions of interest on the class B notes will be subordinate to the payment of interest on the class A notes. Distributions of principal of the class B notes will be subordinate to the payment of both interest and principal on the class A notes;
	•	No principal will be paid to the class B noteholders until all of the class A noteholders have been paid in full;
•
No principal will be paid to the class A-11, class A-10, class A-9, class A-8, class A-7 and class A-6 noteholders until the class A-1, class A-2, class A-3, class A-4 and class A-5 noteholders have been paid in full;
	•	No principal will be paid to the class A-5 noteholders until the class A-1, class A-2, class A-3 and class A-4 noteholders have been paid in full;
	•	No principal will be paid to the class A-4 noteholders until the class A-1, class A-2 and class A-3 noteholders have been paid in full;
	•	No principal will be paid to the class A-3 noteholders until the class A-1 and class A-2 noteholders have been paid in full; and
	•	No principal will be paid to the class A-2 noteholders until the class A-1 noteholders have been paid in full.

Because The Initial Principal Balance Of The Notes Exceeds The Trust Assets, You May Be Adversely Affected By A High Rate Of Prepayments
The initial pool balance is approximately % of the aggregate principal amount of the notes. Noteholders must rely primarily on interest payments on the trust student loans and other trust assets, in excess of servicing and administration fees and interest payable on the notes, to reduce the aggregate principal amount of the notes to the pool balance. The noteholders, especially class B noteholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest available for this purpose. Prepayments may result from borrowers further consolidating or re-consolidating their student loans, borrower defaults and from voluntary full or partial prepayments, among other things. In addition, the principal balance of the trust student loans on which interest will be collected will be less than the principal amount of the notes for some period.
Your Securities May Have A Degree Of Basis Risk Which Could Compromise The Trust's Ability To Pay Principal And Interest On Your Securities
There is a degree of basis risk associated with the notes. Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust student loans and those of the notes adjust on the basis of different indexes. If a shortfall were to occur, the trust's ability to pay your principal and/or interest on the notes could be compromised.
Your Notes Will Have Greater Risk If The Swap Agreements Terminate
The trust will enter into the swap agreements with the swap counterparties. The swap agreements convert principal payments on the class A-5 notes from U.S. Dollars to Euros and the interest rate on the class A-5 notes from LIBOR to EURIBOR.
A swap agreement may terminate in the event that either:
	•	the trust or the swap counterparty fails to make a required payment within three business days of the date that payment was due; or
	•	the swap counterparty fails, within 30 calendar days of the date on which the credit ratings of the swap counterparty fall below the required ratings specified in the swap agreement, to:
• obtain a replacement swap agreement with terms substantially the same as the swap agreement;

• obtain a rating affirmation on the notes; or
• establish any other arrangement satisfactory to the trust and the applicable rating agencies.

Upon an early termination of a swap agreement, you cannot be certain that the trust will be able to enter into a substitute swap agreement. If the trust is not able to enter into a substitute swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with the class A-5 notes. In addition, the trust may owe the swap counterparties swap termination payments. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and you may suffer loss.

If a swap counterparty fails to perform its obligations or if a swap is terminated, the trust will have to exchange U.S. Dollars for Euros, at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the notes in full. Moreover, there can be no assurance that the spread between LIBOR to EURIBOR will not widen. As a result, if a swap agreement is terminated and the trust is not able to enter into a substitute swap agreement, all of the notes bear currency risk and spread risk of LIBOR to EURIBOR.

In addition, if a payment is due to the trust under a swap agreement, a default by a swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust's ability to pay principal and interest on each class of the notes.
The Interest Rates On The Auction Rate Notes Are Subject To Limitations, Which Could Reduce Your Yield
The interest rates on the auction rate notes may be limited by the maximum rate, which will be based on the least of the maximum auction rate, the maximum interest rate (generally, 18% per annum) or, in certain circumstances, the student loan rate (which is based on the rates of return on the trust student loans, less specified administrative costs). If, for any accrual period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

For a quarterly distribution date on which the maximum auction rate or the student loan rate applies, the difference between the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and the amount of interest at the maximum auction rate or the student loan rate will become a carry-over amount, and will be paid on succeeding quarterly distribution dates only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carry-over amount may never be paid. Any carry-over amount not paid at the time of redemption of an auction rate note will be extinguished. See "Description of the Notes—The Notes—The Auction Rate Notes—Maximum Auction Rate and Interest Carry-Overs." For an auction rate distribution date on which the maximum interest rate applies, the difference between the amount of interest at the auction rate and the amount of interest at the maximum interest rate will not become a carry-over amount and will not be paid in the future.
Rating Agencies Can Permit Certain Actions To Be Taken Without Noteholder Approval
The transaction documents provide that certain actions may be taken based upon receipt by the indenture trustee of confirmation from each of the rating agencies that the outstanding ratings assigned by such rating agencies to the notes will not be impaired by those actions. Such actions include, but are not limited to, changing the auction period to greater than one year and changing the interest rate on auction rate notes from fixed to floating. To the extent those actions are taken after issuance of the notes, investors in the notes will be depending on the evaluation by the rating agencies of those actions and their impact on credit quality.

DEFINED TERMS

        In later sections, we use a few terms that we define in the Glossary at the end of this prospectus supplement. These terms appear in bold face on their first use and in initial capital letters in all cases.

EURO PRESENTATION

        In this prospectus supplement, references to "U.S. Dollars" and "U.S.$" are references to U.S. currency and references to "Euros" and "€" are references to the currency of the participating member states of the European Union. Participating member state means each state so described in any legislation of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of Economic and Monetary Union as contemplated in the Treaty on European Union. Unless otherwise stated in this prospectus supplement, any translations of U.S. Dollars into Euros have been made at a rate of U.S.$1.00 = €            , the noon buying rate in New York City for cable transfers in U.S. Dollars as certified for customs purposes by the Federal Reserve Bank of New York on                          , 2002. Use of such rate is not a representation that U.S. dollar amounts actually represent such Euro amounts or could be converted into Euros at that rate.

FORMATION OF THE TRUST

The Trust

        The SLM Student Loan Trust 2002-7 will be a statutory trust newly formed under Delaware law and under a trust agreement dated as of November 1, 2002 between the depositor and the eligible lender trustee. The trust will not engage in any activity other than:

  •
  acquiring, holding and managing the trust student loans and the other assets of the trust and related proceeds;

  •
  issuing the notes;

  •
  making payments on them;

  •
  entering into the swap agreements and making the required payments set forth therein; and

  •
  engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

        The trust will be initially capitalized with nominal equity of $100, excluding amounts to be deposited in the reserve account by the trust on the closing date. The proceeds from the sale of the notes will be used by the eligible lender trustee to make the initial deposits in the reserve account and to purchase, on behalf of the trust, the trust student loans. It will purchase the trust student loans from the depositor under a sale agreement to be dated as of the closing date, among the depositor, the trust and the eligible lender trustee. The depositor will use the net proceeds it receives from the sale of the trust student loans to pay to Sallie Mae the purchase price of the trust student loans acquired from it under a purchase agreement dated as of the closing date between the depositor and Sallie Mae.

        The property of the trust will consist of:

  (a)
  the pool of trust student loans, legal title to which is held by the eligible lender trustee on behalf of the trust;

  (b)
  all funds collected on trust student loans on or after the cutoff date;

  (c)
  all moneys and investments on deposit in the collection account, the reserve account and the future distribution accounts; and

  (d)
  its rights under the swap agreements and the related documents.

The notes will be secured by the property of the trust. The collection account, the reserve account, the future distribution accounts and the Euro account will be maintained in the name of the indenture trustee for the benefit of the noteholders. To facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian of the promissory notes representing the trust student loans.

        The trust's principal offices are in Newark, Delaware, in care of Chase Manhattan Bank USA, National Association, as eligible lender trustee, at its address shown below.

Capitalization of the Trust

        The following table illustrates the capitalization of the trust as of the cutoff date, as if the issuance and sale of the securities had taken place on that date:

Floating Rate Class A-1 Student Loan-Backed Notes	$
Floating Rate Class A-2 Student Loan-Backed Notes	$
Floating Rate Class A-3 Student Loan-Backed Notes	$
Floating Rate Class A-4 Student Loan-Backed Notes	$
Floating Rate Class A-5 Student Loan-Backed Notes	€
Auction Rate Class A-6 Student Loan-Backed Notes	$
Auction Rate Class A-7 Student Loan-Backed Notes	$
Auction Rate Class A-8 Student Loan-Backed Notes	$
Auction Rate Class A-9 Student Loan-Backed Notes	$
Auction Rate Class A-10 Student Loan-Backed Notes	$
Auction Rate Class A-11 Student Loan-Backed Notes	$
Auction Rate Class B Student Loan-Backed Notes	$
Equity		$100

Total	$		*

*
Assuming $1 converts to €    .

Eligible Lender Trustee

        Chase Manhattan Bank USA, National Association is the eligible lender trustee for the trust under the trust agreement. Chase Manhattan Bank USA, National Association is a national banking association whose principal offices are located at Christiana Center/OPS4, 500 Stanton Christiana Road, Newark, Delaware 19713. The eligible lender trustee will acquire on behalf of the trust legal title to all the trust student loans acquired under the sale agreement. The eligible lender trustee on behalf of the trust has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the trust student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher Education Act and the guarantee agreements. Failure of the trust student loans to be owned by an eligible lender would result in the loss of guarantor and Department of Education payments on the trust student loans. See "Appendix A—Federal Family Education Loan Program—Eligible Lenders, Students and Educational Institutions" in the prospectus.

        The eligible lender trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee in the trust agreement and the sale agreement. See "Description of the Notes" in this prospectus supplement and "Transfer and Servicing Agreements" in the prospectus. Affiliates of the depositor maintain banking relations with the eligible lender trustee.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Sources of Capital and Liquidity

        The trust's primary sources of capital will be the net proceeds from the sale of the securities. See "Formation of the Trust—Capitalization of the Trust."

        The trust's primary sources of liquidity will be collections on the trust student loans, as supplemented by any payments from the swap counterparties and amounts on deposit in the reserve account.

Results of Operations

        The trust is newly formed and, accordingly, has no results of operations as of the date of this prospectus supplement. Because the trust does not have any operating history, we have not included in this prospectus supplement any historical or pro forma ratio of earnings to fixed charges. The earnings on the trust student loans and other assets owned by the trust and the interest costs of the notes will determine the trust's results of operations in the future. The income generated from the trust's assets will pay operating costs and expenses of the trust and interest and principal on the notes. The principal operating expenses of the trust are expected to be, but are not limited to, servicing and administration fees.

USE OF PROCEEDS

        The trust will use the net proceeds from the sale of the notes to make the initial deposit to the reserve account and to purchase the trust student loans from us on the closing date under the sale agreement. We will then use the proceeds paid to us by the trust to pay to Sallie Mae the purchase price for the trust student loans purchased by us.

THE TRUST STUDENT LOAN POOL

        The eligible lender trustee, on behalf of the trust, will purchase the pool of trust student loans from us as of September 9, 2002, the cutoff date.

        We will purchase the trust student loans from Sallie Mae under the purchase agreement. Sallie Mae originated or acquired the trust student loans.

        The trust student loans were selected from Sallie Mae's portfolio of consolidation student loans by employing several criteria, including requirements that each trust student loan as of the cutoff date:

  •
  is guaranteed as to principal and interest by a guarantee agency under a guarantee agreement and the guarantee agency is, in turn, reinsured by the Department of Education in accordance with the FFELP;

  •
  contains terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

  •
  is more than 120 days past the final disbursement;

  •
  is not more than 210 days past due;

  •
  does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

  •
  has special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

        No trust student loan as of the cutoff date was subject to the depositor's or Sallie Mae's prior obligation to sell that loan to a third party.

        The distribution by weighted average interest rate applicable to the trust student loans on any date following the cutoff date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans. Moreover, the information below about the weighted average remaining term to maturity of the trust student loans as of the cutoff date may vary significantly from the actual term to maturity of any of the trust student loans as a result of prepayments or of the granting of deferral and forbearance periods.

        The following tables provide a description of specified characteristics of the trust student loans as of the cutoff date. The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest of $9,836,577 as of the cutoff date to be capitalized. Percentages and dollar amounts in any table may not total 100% or whole dollars due to rounding. The following tables also contain information concerning the total number of loans and total number of borrowers in the portfolio of trust student loans. For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan. The following tables reflect those loan segments within the number of loans. In addition, 83 borrowers have more than one trust student loan.

COMPOSITION OF THE TRUST STUDENT LOANS
AS OF THE CUTOFF DATE

Aggregate Outstanding Principal Balance	$1,975,947,745
Aggregate Outstanding Principal Balance—T-Bill	$462,556,459
Aggregate Outstanding Principal Balance—Commercial Paper	$1,513,391,286
Number of Borrowers	61,488
Average Outstanding Principal Balance Per Borrower	$32,135.50
Number of Loans	99,110
Average Outstanding Principal Balance Per Loan—T-Bill	$24,098
Average Outstanding Principal Balance Per Loan—Commercial Paper	$18,938
Weighted Average Remaining Term to Scheduled Maturity	264 months
Weighted Average Annual Borrower Interest Rate	7.50%

        We determined the weighted average remaining term to maturity shown in the table from the cutoff date to the stated maturity date of the applicable trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and "The Student Loan Pools—Sallie Mae's Student Loan Financing Business" in the prospectus.

        The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments. The weighted average spread, including special allowance payments, to the 91-day T-bill rate was 3.10% as of the cutoff date. All of the trust student loans with special allowance payments based on the 91-day T-bill rate were in repayment as of the cutoff date.

        The weighted average spread, including special allowance payments, to the three-month commercial paper rate was 2.64% as of the cutoff date. All of the trust student loans with special allowance payments based on the three-month commercial paper rate were in repayment as of the cutoff date. See "Special Allowance Payments" in Appendix A to the prospectus.

        For this purpose, the three-month commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter. The T-bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY BORROWER INTEREST RATES AS OF THE CUTOFF DATE

Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than or equal to 5.00%	108	$1,465,347	0.1%
5.01% to 5.50%	1,329	22,651,299	1.1
5.51% to 6.00%	5,169	99,404,617	5.0
6.01% to 6.50%	11,594	208,777,831	10.6
6.51% to 7.00%	24,906	462,886,237	23.4
7.01% to 7.50%	8,304	146,124,703	7.4
7.51% to 8.00%	16,807	343,961,210	17.4
8.01% to 8.50%	24,309	481,373,335	24.4
Equal to or greater than 8.51%	6,584	209,303,166	10.6

Total	99,110	$1,975,947,745	100.0%

        We determined the interest rates shown in the table above using the interest rates applicable to the trust student loans as of the cutoff date. Because most of the trust student loans bear interest at variable rates of interest that reset annually, this information will not remain applicable to the trust student loans after the cutoff date. See Appendix A to the prospectus and "The Student Loan Pools—Sallie Mae's Student Loan Financing Business" in the prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER
AS OF THE CUTOFF DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000.00	489	$1,489,245	0.1%
$ 5,000.00 - $ 9,999.99	4,887	40,817,689	2.1
$10,000.00 - $14,999.99	9,154	114,974,511	5.8
$15,000.00 - $19,999.99	9,829	170,908,799	8.6
$20,000.00 - $24,999.99	7,391	165,195,745	8.4
$25,000.00 - $29,999.99	5,350	146,587,274	7.4
$30,000.00 - $34,999.99	4,527	147,083,586	7.4
$35,000.00 - $39,999.99	3,652	136,797,132	6.9
$40,000.00 - $44,999.99	2,949	125,025,309	6.3
$45,000.00 - $49,999.99	2,351	111,520,762	5.6
$50,000.00 - $54,999.99	1,873	98,245,715	5.0
$55,000.00 - $59,999.99	1,769	101,696,342	5.1
$60,000.00 - $64,999.99	1,398	87,242,666	4.4
$65,000.00 - $69,999.99	1,084	73,120,020	3.7
$70,000.00 - $74,999.99	846	61,262,845	3.1
$75,000.00 - $79,999.99	783	60,572,614	3.1
$80,000.00 - $84,999.99	592	48,773,311	2.5
$85,000.00 - $89,999.99	463	40,476,487	2.0
$90,000.00 - $94,999.99	388	35,804,910	1.8
$95,000.00 - $99,999.99	306	29,829,728	1.5
$100,000.00 and greater	1,407	178,523,054	9.0

Total	61,488	$1,975,947,745	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE CUTOFF DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 to 3	2	$1,221	*
4 to 12	13	31,578	*
13 to 24	46	246,895	*
25 to 36	130	880,830	*
37 to 48	170	1,278,909	0.1%
49 to 60	326	3,434,801	0.2
61 to 72	323	3,388,509	0.2
73 to 84	440	5,140,866	0.3
85 to 96	635	7,513,506	0.4
97 to 108	968	11,846,719	0.6
109 to 120	1,423	18,123,940	0.9
121 to 132	1,384	13,111,198	0.7
133 to 144	3,476	26,108,007	1.3
145 to 156	3,866	36,899,770	1.9
157 to 168	6,142	63,641,058	3.2
169 to 180	13,858	146,055,665	7.4
181 to 192	3,320	42,478,413	2.1
193 to 204	1,708	28,176,101	1.4
205 to 216	4,283	69,738,846	3.5
217 to 228	7,162	121,518,634	6.1
229 to 240	15,161	257,936,959	13.1
241 to 252	4,831	92,564,884	4.7
253 to 264	1,125	27,547,839	1.4
265 to 276	1,897	49,503,359	2.5
277 to 288	3,167	87,513,889	4.4
289 to 300	7,095	194,265,901	9.8
301 to 312	3,189	95,594,590	4.8
313 to 324	591	22,145,063	1.1
325 to 336	1,475	54,427,497	2.8
337 to 348	2,565	106,847,272	5.4
349 to 360	5,450	242,670,028	12.3
361 and greater	2,889	145,314,999	7.4

Total	99,110	$1,975,947,745	100.0%

*
Represents a percentage greater than 0% but less than 0.05%.

        We have determined the numbers of months remaining to scheduled maturity shown in the table from the cutoff date to the stated maturity date of the applicable trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and "The Student Loan Pools—Sallie Mae's Student Loan Financing Business" in the prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY CURRENT BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferral	8,864	$189,488,412	9.6%
Forbearance	14,985	359,838,420	18.2
Repayment
First year in repayment	39,721	730,739,684	37.0
Second year in repayment	18,260	333,120,026	16.9
Third year in repayment	9,360	167,189,201	8.5
More than 3 years in repayment	7,920	195,572,002	9.9

Total	99,110	$1,975,947,745	100.0%

        Current borrower payment status refers to the status of the borrower of each trust student loan as of the cutoff date. The borrower:

  •
  may have temporarily ceased repaying the loan through a deferral or a forbearance period; or

  •
  may be currently required to repay the loan—repayment.

See Appendix A to the prospectus and "The Student Loan Pools—Sallie Mae's Student Loan Financing Business" in the prospectus.

        The weighted average number of months in repayment for all trust student loans currently in repayment is approximately 20, calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the cutoff date.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE
TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS
AS OF THE CUTOFF DATE

	Scheduled Months in Status
Current Borrower Payment Status
	Deferral	Forbearance	Repayment
Deferral	11.3	—	278.8
Forbearance	—	4.6	286.8
Repayment	—	—	254.0

        We have determined the scheduled months in status shown in the table without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and "The Student Loan Pools—Sallie Mae's Student Loan Financing Business" in the prospectus.

GEOGRAPHIC DISTRIBUTION OF THE
TRUST STUDENT LOANS AS OF THE CUTOFF DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Alabama	165	$3,414,028	0.2%
Alaska	93	1,818,631	0.1
Arizona	816	16,046,414	0.8
Arkansas	71	1,264,441	0.1
California	4,154	96,466,169	4.9
Colorado	729	13,784,489	0.7
Connecticut	4,708	96,375,206	4.9
Delaware	590	11,322,112	0.6
District of Columbia	727	17,235,531	0.9
Florida	4,428	97,352,400	4.9
Georgia	2,067	41,656,216	2.1
Hawaii	123	2,431,640	0.1
Idaho	44	726,016	*
Illinois	916	20,617,876	1.0
Indiana	334	6,188,609	0.3
Iowa	74	1,571,661	0.1
Kansas	208	4,315,788	0.2
Kentucky	149	3,037,525	0.2
Louisiana	316	7,024,080	0.4
Maine	851	18,840,175	1.0
Maryland	5,126	102,424,600	5.2
Massachusetts	12,257	238,740,870	12.1
Michigan	445	10,673,761	0.5
Minnesota	305	6,676,199	0.3
Mississippi	110	2,274,031	0.1
Missouri	315	6,961,288	0.4
Montana	68	1,222,111	0.1
Nebraska	57	1,431,065	0.1
Nevada	266	5,422,012	0.3
New Hampshire	1,138	22,828,880	1.2
New Jersey	6,553	132,861,710	6.7
New Mexico	146	3,187,550	0.2
New York	24,739	504,274,439	25.5
North Carolina	2,978	55,343,130	2.8
North Dakota	15	313,828	*
Oklahoma	281	6,271,142	0.3
Oregon	390	8,796,542	0.4
Pennsylvania	10,102	175,321,925	8.9
Rhode Island	762	15,361,101	0.8
South Carolina	717	13,614,102	0.7
South Dakota	26	641,532	*

Tennessee	535	$10,917,258	0.6%
Texas	1,568	33,637,048	1.7
Utah	124	2,851,378	0.1
Vermont	298	5,625,468	0.3
Virginia	6,001	103,952,703	5.3
Washington	781	16,309,726	0.8
West Virginia	743	11,144,720	0.6
Wisconsin	176	3,674,296	0.2
Wyoming	25	582,182	*
Other	500	11,122,141	0.6

Total	99,110	$1,975,947,745	100.0%

*
Represents a percentage greater than 0% but less than 0.05%.

        We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer's records as of the cutoff date.

        Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

        In either case, subject to any applicable deferral periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

        Sallie Mae makes available to some borrowers of student loans it holds payment terms that may result in the lengthening of the remaining term of the student loans. For example, not all of the loans owned by Sallie Mae provide for level payments throughout the repayment term of the loans. Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. Sallie Mae also offers an income-sensitive repayment plan, under which repayments are based on the borrower's income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans. See "The Student Loan Pools—Sallie Mae's Student Loan Financing Business" in the prospectus.

        The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST
STUDENT LOANS BY REPAYMENT TERMS AS OF THE CUTOFF DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Payment	62,430	$1,183,135,607	59.9%
Other Repayment Options	36,680	792,812,138	40.1

Total	99,110	$1,975,947,745	100.0%

        The other repayment options shown in the table include, among others, graduated repayment, income sensitive and interest only period loans.

        The servicer, at the request of Sallie Mae and on behalf of the trust, may in the future offer repayment terms similar to those described above to borrowers of loans in the trust who are not entitled to these repayment terms as of the cutoff date. If repayment terms are offered to and accepted by borrowers, the weighted average life of the securities could be lengthened.

        The following table provides information about the trust student loans regarding date of disbursement.

DISTRIBUTION OF THE TRUST
STUDENT LOANS BY DATE OF DISBURSEMENT AS OF THE CUTOFF DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Pre-October 1, 1993	340	$10,602,448	0.5%
October 1, 1993 and thereafter	98,770	1,965,345,296	99.5

Total	99,110	$1,975,947,745	100.0%

        Student Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable guarantor, and reinsured against default by the Department of Education up to 100% of the guarantee payments. Student loans disbursed on or after October 1, 1993 are 98% guaranteed by the applicable guarantor, and reinsured against default by the Department up to a maximum of 98% of the guarantee payments. See "Appendix A—Federal Family Education Loan Program—Guarantee Agencies under the FFELP" in the prospectus.

Insurance of Student Loans; Guarantors of Student Loans

        General.     Each trust student loan is required to be guaranteed as to at least 98% of the principal and interest by one of the guarantee agencies described below and reinsured by the Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some trust student loans, interest subsidy payments by the Department.

        No insurance premium is charged to a borrower or a lender in connection with a consolidation loan. However, FFELP lenders must pay a monthly rebate fee to the Department at an annualized rate of 1.05% on principal of and interest on consolidation loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62% on consolidation loans for which consolidation loan applications were received between October 1, 1998 and January 31, 1999. The trust will pay this consolidation loan rebate prior to calculating Available Funds.

        Guarantee Agencies for the Trust Student Loans.     The eligible lender trustee has entered into a separate guarantee agreement with each of the guarantee agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

        Under the Higher Education Amendments of 1992, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the Department and the Department is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon the Department making the determination referred to above. We cannot assure you that the Department would ever make such a determination with respect to a guarantee agency or, if such a determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner. See "Appendix A—Federal Family Education Loan Program—Guarantee Agencies under the FFELP" in the prospectus.

        The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor:

DISTRIBUTION OF THE TRUST STUDENT LOANS BY
GUARANTEE AGENCY AS OF THE CUTOFF DATE

Name of Guarantee Agency	Number of Loans Guaranteed	Aggregate Outstanding Principal Balance of Loans Guaranteed	Percent of Pool by Outstanding Principal Balance Guaranteed
American Student Assistance Guarantor	4,223	$95,057,785	4.8%
California Student Aid Commission	987	25,451,550	1.3
Colorado Student Loan Program	171	3,370,558	0.2
Great Lakes Higher Education Corporation	1,678	50,787,369	2.6
Illinois Student Assistance Commission	954	24,199,932	1.2
Iowa College Student Aid Commission	79	1,614,429	0.1
Kentucky Higher Education Assistance Authority	120	2,228,176	0.1
Louisiana Student Financial Assistance Commission	121	2,079,888	0.1
Michigan Higher Education Assistance Authority	186	3,660,983	0.2
Montana Guaranteed Student Loan Program	18	297,506	*
New Jersey Higher Education Assistance Authority	3,774	64,942,560	3.3
New York State Higher Education Services Corporation	27,443	533,442,645	27.0
Northwest Education Loan Association	543	10,645,336	0.5
Oklahoma State Regents for Higher Education	909	17,570,353	0.9
Oregon State Scholarship Commission	190	4,241,032	0.2
Pennsylvania Higher Education Assistance Agency	20,547	347,650,919	17.6
Student Loan Guarantee Foundation of Arkansas, Inc.	55	930,563	*
Tennessee Student Assistance Corporation	445	8,476,219	0.4
Texas Guaranteed Student Loan Corporation	2,312	52,863,942	2.7
United Student Aid Funds, Inc.	34,355	726,435,998	36.8

	99,110	$1,975,947,745	100.0%

*
Represents a percentage greater than 0% but less than 0.05%.

        Some historical information about each of the guarantee agencies that guarantees trust student loans comprising at least 5% of the initial pool balance is provided below. For purposes of the following tables we refer to these guarantee agencies as "Significant Guarantors." The information shown for each Significant Guarantor relates to all student loans, including but not limited to trust student loans, guaranteed by that Significant Guarantor.

        We obtained the information in these tables from various sources, including from the Significant Guarantors themselves or, if not available from the Significant Guarantors, from Department of Education publications and data. The depositor, Sallie Mae and the underwriters have not audited or independently verified this information for accuracy or completeness.

        Guarantee Volume.     The following table describes the approximate aggregate principal amount of federally reinsured student loans, excluding consolidation loans, that first became guaranteed by each Significant Guarantor and by all guarantee agencies, including but not limited to those guaranteeing trust student loans, in each of the five federal fiscal years shown:

	Loans Guaranteed
	Federal Fiscal Year
Name of Guarantee Agency
	1997	1998	1999	2000	2001
California Student Aid Commission	$1,582,935,541	$1,963,449,844	$2,076,744,063	$2,371,413,063	$2,791,917,810
New York State Higher Education Services Corporation	1,531,888,290	1,567,779,770	1,619,945,670	1,948,823,823	1,925,524,251
Pennsylvania Higher Education Assistance Agency	1,828,224,546	1,787,179,279	1,785,560,391	N/A	N/A
United Student Aid Funds, Inc.	6,161,344,966	6,181,128,248	6,404,787,073	6,839,500,407	7,378,564,800
All Guarantee Agencies	$21,409,775,875	$22,300,960,997	$22,923,325,576	$25,656,043,912	$28,355,601,253

        Reserve Ratio.     Each Significant Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. For this purpose:

  •
  Cumulative cash reserves are cash reserves plus (a) sources of funds, including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings, minus (b) uses of funds, including claims paid to lenders, operating expenses, lender fees, the Department of Education's share of collections on claims paid, returned advances and reinsurance fees.

  •
  The original principal amount of outstanding loans consists of the original principal amount of loans guaranteed by the Significant Guarantor minus the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred to the Significant Guarantor from other guarantors.

        The following table shows the Significant Guarantors' reserve ratios and the national average reserve ratio for all guarantors for the five federal fiscal years shown for which information is available:

	Reserve Ratio as of Close of Federal Fiscal Year
Guarantors
	1997	1998	1999	2000	2001
California Student Aid Commission	2.6%	1.8%	1.4%	1.1%	1.0%
New York State Higher Education Services Corporation	1.2	1.1	1.3	1.1	1.0
Pennsylvania Higher Education Assistance Agency	1.4	1.3	1.2	1.3	1.1
United Student Aid Funds, Inc.	1.5	1.4	1.2	1.0	0.7
All Guarantee Agencies	1.5	1.5	1.6	1.0	0.8

        Recovery Rates.     A guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined for each year by dividing the cumulative amount recovered from borrowers by the guarantor by the cumulative aggregate amount of default claims paid by the guarantor. The table below shows the cumulative recovery rates for each of the Significant Guarantors for the five federal fiscal years shown:

	Recovery Rate Federal Fiscal Year
Guarantors
	1997	1998	1999	2000	2001
California Student Aid Commission	36.4%	42.0%	48.0%	56.9%	63.7%
New York State Higher Education Services Corporation	49.4	53.0	58.0	63.0	65.0
Pennsylvania Higher Education Assistance Agency	54.8	59.2	62.1	66.1	N/A
United Student Aid Funds, Inc.	40.9	44.3	43.8	55.1	66.1

        Claims Rate.     The following table shows the claims rates of each Significant Guarantor for each of the five federal fiscal years shown:

	Claims Rate Federal Fiscal Year
Guarantors
	1997	1998	1999	2000	2001
California Student Aid Commission	4.5%	3.1%	2.6%	2.8%	2.6%
New York State Higher Education Services Corporation	2.5	2.7	1.9	1.5	1.5
Pennsylvania Higher Education Assistance Agency	1.9	2.0	1.6	1.1	1.7
United Student Aid Funds, Inc.	4.7	4.0	2.6	2.0	2.5

        The Department of Education is required to make reinsurance payments to guarantors with respect to FFELP loans in default. This requirement is subject to specified reductions when the guarantor's claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of FFELP loans guaranteed by that guarantor that are in repayment on the last day of the prior fiscal year. See Appendix A to the prospectus.

        Each guarantee agency's guarantee obligations with respect to any trust student loan is conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. These conditions include, but are not limited to, the following:

  •
  the origination and servicing of the trust student loan being performed in accordance with the FFELP, the Higher Education Act, the guarantee agency's rules and other applicable requirements;

  •
  the timely payment to the guarantee agency of the guarantee fee payable on the trust student loan; and

  •
  the timely submission to the guarantee agency of all required pre-claim delinquency status notifications and of the claim on the trust student loan.

        Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guarantee agency to honor its guarantee agreement on the trust student loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.

        Prospective investors may consult the Department of Education Data Books for further information concerning the guarantors.

Cure Period for Trust Student Loans

        Sallie Mae, the depositor or the servicer, as applicable, will be obligated to purchase, or to substitute qualified substitute student loans for, any trust student loan in the event of a material breach of certain representations, warranties or covenants concerning the trust student loan, following a period during which the breach may be cured. For purposes of trust student loans the cure period will be 210 days. However, in the case of breaches that may be cured by the reinstatement of the guarantor's guarantee of the trust student loan, the cure period will be 360 days. In each case the cure period begins on the earlier of the date on which the breach is discovered and the date of the servicer's receipt of the guarantor reject transmittal form with respect to the trust student loan. The purchase or substitution will be made not later than the end of the 210-day cure period or not later than the 60th day following the end of the 360-day cure period, as applicable.

        Notwithstanding the foregoing, if as of the last business day of any month the aggregate principal amount of trust student loans for which claims have been filed with and rejected by a guarantor as a result of a breach by the depositor or the servicer or for which the servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of such a breach exceeds 1% of the pool balance, then the servicer or the depositor, as applicable, will be required to purchase, within 30 days of a written request by the eligible lender trustee or the indenture trustee, affected trust student loans in an aggregate principal amount so that after the purchases the aggregate principal amount of affected trust student loans is less than 1% of the pool balance. The trust student loans to be purchased by the servicer or the depositor pursuant to the preceding sentence will be based on the date of claim rejection, with the trust student loans with the earliest of these dates to be purchased first. See "Servicing and Administration—Servicer Covenants" and "Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor" and "—Purchase of Student Loans by the Depositor; Representations and Warranties of Sallie Mae" in the prospectus.

Consolidation of Federal Benefit Billings and Receipts and
Guarantor Claims with Other Trusts

        Due to a Department of Education policy limiting the granting of new lender identification numbers, the eligible lender trustee will be allowed under the trust agreement to permit other trusts established by the depositor to securitize student loans to use the Department lender identification number applicable to the trust. In that event, the billings submitted to the Department for interest subsidy and special allowance payments on loans in the trust would be consolidated with the billings for the payments for student loans in other trusts using the same lender identification number and payments on the billings would be made by the Department in lump sum form. These lump sum payments would then be allocated among the various trusts using the same lender identification number.

        In addition, the sharing of the lender identification number with other trusts may result in the receipt of claim payments from guarantee agencies in lump sum form. In that event, these payments would be allocated among the trusts in a manner similar to the allocation process for interest subsidy and special allowance payments.

        The Department of Education regards the eligible lender trustee as the party primarily responsible to the Department for any liabilities owed to the Department or guarantee agencies resulting from the eligible lender trustee's activities in the FFELP. As a result, if the Department or a guarantee agency were to determine that the eligible lender trustee owes a liability to the Department or a guarantee agency on any student loan included in a trust using the shared lender identification number, the Department or that guarantee agency would be likely to collect that liability by offset against amounts due the eligible lender trustee under the shared lender identification number, including amounts owed in connection with the trust.

        In addition, other trusts using the shared lender identification number may in a given quarter incur consolidation origination fees that exceed the interest subsidy and special allowance payments payable by the Department on the loans in the other trusts, resulting in the consolidated payment from the Department received by the eligible lender trustee under the lender identification number for that quarter equaling an amount that is less than the amount owed by the Department on the loans in the trust for that quarter.

        The servicing agreement for the trust and the servicing agreements for the other trusts established by the depositor that share the lender identification number to be used by the trust will require any trust to indemnify the other trusts against a shortfall or an offset by the Department or a guarantee agency arising from the student loans held by the eligible lender trustee on the trust's behalf.

DESCRIPTION OF THE NOTES

General

        The notes will be issued under an indenture substantially in the form filed as an exhibit to the registration statement of which this prospectus supplement is a part. The following summary describes some terms of the notes, the indenture, the trust agreement and the swap agreements. The prospectus describes other terms of the notes. See "Description of the Notes" and "Certain Information Regarding the Securities" in the prospectus. The summary does not cover every detail and is subject to the provisions of the notes, the indenture, the trust agreement and the swap agreements.

The Notes

  The Class A Notes.

        Distributions of Interest.     Interest will accrue on the principal balances of the class A notes at their respective interest rates. Interest will accrue during each applicable accrual period and will be payable to the class A noteholders on each applicable distribution date. Interest accrued as of any applicable distribution date but not paid on that distribution date will be due on the next applicable distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum specified above. Interest payments on the class A notes for any applicable distribution date will generally be funded from Available Funds (or in the case of the class A-5 notes and so long as the swap agreements are in effect, payments by the swap counterparties with respect to interest) and amounts on deposit in the reserve account and applicable future distribution accounts remaining after the distribution of the primary servicing fee, the administration fee and auction agent and broker-dealers fees for that distribution date. See "—Distributions" and "—Credit Enhancement." If these sources are insufficient to pay the Class A Noteholders' Interest Distribution Amount, or a portion thereof, as applicable, for that distribution date, the shortfall will be allocated pro rata to the class A noteholders, based upon the total amount of interest then due or to be allocated on each class of class A notes.

        The class A-1 interest rate for each accrual period will be equal to three-month LIBOR, except for the first accrual period, determined on the second business day before the beginning of that accrual period as described under "—Determination of LIBOR," plus      %. The class A-2 interest rate for each accrual period will be equal to three-month LIBOR, except for the first accrual period, determined on the second business day before the beginning of that accrual period, plus      %. The class A-3 interest rate for each accrual period will be equal to three-month LIBOR, except for the first accrual period, determined on the second business day before the beginning of that accrual period, plus      %. The class A-4 interest rate for each accrual period will be equal to three-month LIBOR, except for the first accrual period, determined on the second business day before the beginning of that

accrual period, plus      %. The class A-5 interest rate for each accrual period will be equal to three-month EURIBOR, except for the first accrual period, determined on the second business day before the beginning of that accrual period, plus      %. The interest rate for each class A auction rate note will be determined on each auction date as described under "—The Auction Rate Notes."

        For the floating rate notes, LIBOR or EURIBOR, as applicable, for the first accrual period will be determined by the following formula:

x + [ / × (y-x)]
where:
x = three-month LIBOR or three-month EURIBOR, as applicable, and
y = four-month LIBOR or four-month EURIBOR, as applicable,

in each case, on the days specified under "—Determination of LIBOR" and "—Determination of EURIBOR."

        For a discussion of the ramifications of the termination of the swap agreements, see "—Distributions—Distributions with respect to Class A-5 Notes."

        Distributions of Principal.     Principal payments will be made or allocated to the class A noteholders and the swap counterparties on each quarterly distribution date in an amount generally equal to the Principal Distribution Amount for that distribution date, until the principal balance of the class A notes is reduced to zero. Principal will be paid on the floating rate notes on each quarterly distribution date. Principal payable to the auction rate notes will be allocated to the auction rate notes on a quarterly distribution date and deposited in a future distribution account and then paid on the applicable auction rate distribution date. Principal payments on the class A notes and to the swap counterparties will generally be derived from Available Funds and in the case of the class A auction rate notes, the applicable future distribution accounts (or in the case of the class A-5 notes and so long as the swap agreements are in effect, payments by the swap counterparties with respect to principal) remaining after the distribution of the primary servicing fee, the administration fee, the auction agent and broker dealers fees, trust swap payments with respect to interest, certain swap termination payments, the Class A Noteholders' Interest Distribution Amount and the Class B Noteholders' Interest Distribution Amount. See "—Distributions," "—Credit Enhancement" and "—The Class B Notes—Subordination of the Class B Notes." If these sources are insufficient to pay or allocate the Class A Noteholders' Principal Distribution Amount for a quarterly distribution date, the shortfall will be added to the principal payable or allocable to the class A noteholders and to the swap counterparties with respect to principal on subsequent quarterly distribution dates. Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class A notes or to the swap counterparties except at maturity of the applicable class of notes or on the final distribution upon termination of the trust.

        Principal payments will be applied or allocated on each quarterly distribution date,

  •
  first pro rata to the principal balances of the class A-1 notes until retired,

  •
  second pro rata to the principal balances of the class A-2 notes until retired,

  •
  third pro rata to the principal balances of the class A-3 notes until retired,

  •
  fourth pro rata to the principal balances of the class A-4 notes until retired,

  •
  fifth pro rata to the swap counterparties until the class A-5 notes have been paid in full, and

  •
  sixth pro rata, in lots of $50,000, to the principal balances of the class A-6, class A-7, class A-8, class A-9, class A-10 and class A-11 notes until retired.

        However, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the class A notes and to the swap counterparties will be made pro rata, without preference or priority. In the case of the class A auction rate notes, principal payments will be made in lots of $50,000. The aggregate outstanding principal balance of each class of class A notes will be due and payable in full on its maturity date.

        The actual date on which the aggregate outstanding principal and accrued interest of a class of class A notes is paid may be earlier than its maturity date, based on a variety of factors.

        For a discussion of the ramifications of the termination of the swap agreements on principal payments, see "—Distributions—Distributions with respect to Class A-5 Notes."

  The Class B Notes.

        Distributions of Interest.     Interest will accrue on the principal balance of the Class B notes at the Class B interest rate. Interest will accrue during each applicable accrual period and will be payable to the class B noteholders on each applicable distribution date. Interest accrued as of any applicable distribution date but not paid on that distribution date will be due on the next applicable distribution date, together with an amount equal to interest on the unpaid amount at the class B interest rate. Interest payments on the class B notes for any applicable distribution date will generally be funded from Available Funds and amounts on deposit in the reserve account and applicable future distribution accounts remaining after the distribution of the primary servicing fee, the administration fee, auction agent and broker-dealers fees, the Class A Noteholders' Interest Distribution Amount, trust swap payments with respect to interest and certain swap termination payments for that distribution date. See "—Distributions," "—Credit

Enhancement—Reserve Account" and "—The Class B Notes—Subordination of the Class B Notes."

        The class B interest rate for each accrual period will be determined on each auction date as described under "—The Auction Rate Notes."

        Distributions of Principal.     Principal payments will be made in lots of $50,000 to class B noteholders to retire the class B notes on each auction rate distribution date after the class A notes are retired in an amount generally equal to the Class B Noteholders' Principal Distribution Amount for the immediately preceding quarterly distribution date. Principal payable to the class B notes will be allocated to the class B notes on a quarterly distribution date and deposited in a future distribution account and then paid on the applicable auction rate distribution date. Principal payments allocated on any quarterly distribution date will generally be funded from the portion of Available Funds and amounts on deposit in the reserve account and the future distribution accounts remaining after distribution of the primary servicing fee, the administration fee, auction agent and broker-dealers fees, and the Class B Noteholders' Interest Distribution Amount for that quarterly distribution date. Amounts on deposit in the reserve account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make principal payments on the balance on the class B notes except at their maturity and on the final distribution upon termination of the trust. See "—Distributions" and "—Credit Enhancement—Reserve Account."

        The outstanding principal balance of the Class B notes will be due and payable in full on the class B maturity date to the extent of available amounts. The actual date on which the final distribution on the Class B notes will be made may be earlier than the class B maturity date, however, based on a variety of factors.

        Subordination of the Class B Notes.     On any applicable distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and principal payments on the class B notes will be subordinated to the payment of both interest and principal on the class A notes. Consequently, on any applicable distribution date, Available Funds, amounts on deposit in the reserve account remaining after payment of the primary servicing fee and the administration fee will be applied to the payment of interest on the class A notes prior to any payment of interest on the class B notes, and no payments of the principal balance on the class B notes will be made until the class A notes have been retired.

        Notwithstanding the foregoing, if

        (a)  on any quarterly distribution date following distributions under clauses (a) through (k) under "—Distributions—Distributions from the Collection Account" to be made on that distribution date, the outstanding principal balance of the class A notes would be in excess of:

  •
  the outstanding principal balance of the trust student loans plus

  •
  any accrued but unpaid interest on the trust student loans as of the last day of the related collection period plus

  •
  the balance of the reserve account on the distribution date following those distributions minus

  •
  the Specified Reserve Account Balance for that distribution date, or

        (b)  an insolvency event involving the seller or an event of default under the indenture affecting the class A notes has occurred and is continuing, then, until the conditions described in (a) or (b) above no longer exist, the amounts on deposit in the collection account and the reserve account will be applied on that distribution date to the payment of the Class A Noteholders' Distribution Amount before any amounts are applied to the payment of the Class B Noteholders' Distribution Amount.

The Auction Rate Notes.

        The interest rate for the auction rate notes will be reset at the interest rate determined pursuant to the auction procedures described below. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest and, if applicable, principal on the auction rate notes will be payable on the first business day following the expiration of each accrual period for the auction rate notes.

        Determination of Note Interest Rates.     The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

        The interest rate on each class of auction rate notes will be determined periodically by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming accrual period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming accrual period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest. The Bank of New York will serve as auction agent for the auction rate notes and Salomon Smith Barney Inc., Credit Suisse First Boston Corporation and/or other entities that are engaged by the trust will serve as broker-dealers from time to time. The auction agent fees and broker-dealers fees per year will not exceed the product of 0.26% and the outstanding principal balance of the auction rate notes.

        In the auction, the following types of orders may be submitted:

  •
  "bid/hold orders"—specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming accrual period;

  •
  "sell orders"—an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

  •
  "potential bid orders"—specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

        If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

        The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate notes.

  (a)
  Assumptions:

1.	Denominations (Units)	= $50,000
2.	Interest period	= 28 days
3.	Principal amount outstanding	= $50 Million (1000 Units)
  (b)
  Summary of all orders received for the auction

Bid/Hold Orders	Sell Orders	Potential Bid Orders
20 Units at 2.90% 60 Units at 3.02% 120 Units at 3.05% 200 Units at 3.10% 200 Units at 3.12% 600 Units	100 Units Sell 100 Units Sell 200 Units Sell 400 Units	40 Units at 2.95% 60 Units at 3.00% 100 Units at 3.05% 100 Units at 3.10% 100 Units at 3.11% 100 Units at 3.14% 200 Units at 3.15% 700 Units

        The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units), less any units held by investors not submitting a bid (in this case 0 units).

  (c)
  Auction agent organizes orders in ascending order

Order Number	Number of Units	Cumulative Total (Units)	Percent	Order Number	Number of Units	Cumulative Total (Units)	Percent
1.	20(W)	20	2.90%	7.	200(W)	600	3.10%
2.	40(W)	60	2.95%	8.	100(W)	700	3.10%
3.	60(W)	120	3.00%	9.	100(W)	800	3.11%
4.	60(W)	180	3.02%	10.	200(W)	1000	3.12%
5.	100(W)	280	3.05%	11.	100(L)		3.14%
6.	120(W)	400	3.05%	12.	200(L)		3.15%

(W)  Winning Order    (L)  Losing Order

        Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next accrual period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Regardless of the results of the auction, the interest rate will not exceed the maximum auction rate specified under "Summary of Terms—Information About the Notes—Auction Rate Notes."

        The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming accrual period will equal the maximum auction rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the accrual rate for the upcoming accrual period will equal the all hold rate, which is the LIBOR rate for a period comparable to the auction period less 0.20%.

        If a payment default has occurred, the rate will be the non-payment rate, which will be one-month LIBOR plus 1.50%.

        Maximum Auction Rate And Interest Carry-Overs. If the auction rate for a class of auction rate notes is greater than the maximum auction rate, then the interest rate applicable to those auction rate notes will be the maximum auction rate.

        In such event, if the interest rate for a class of auction rate notes is set at the student loan rate, the excess of the lower of the auction rate and the maximum auction rate which would have been applied if the student loan rate were not a component of the maximum auction rate, over the student loan rate will be carried over for that series of auction rate notes. If there are insufficient bid orders to purchase all the auction rate notes of a class of auction rate notes offered for sale in an auction and the interest rate for that class of auction rate notes is set at the student loan rate, the excess of the maximum auction rate which would have been applied if the student loan rate was not a component of the maximum auction rate over the student loan rate will be carried over for that class of auction rate notes. The carry-over amount will bear interest calculated at the one-month LIBOR rate. The rating of the notes do not address the payment of carry-over amounts or interest accrued on carry-over amounts.

        The carry-over amount for any class of auction rate notes plus any interest accrued thereon will be allocated to the auction rate notes on a quarterly distribution date to the extent funds are available after the application of clauses (a) through (n) under "—Distributions—Distributions from Collection Account" on that quarterly distribution date. Any carry-over amount and interest accrued on the carry-over amount so allocated will be paid to the registered owner on the record date with respect to which the carry-over amount accrued on the immediately succeeding auction rate distribution date.

        Changes in Auction Period.     The broker-dealers may, from time to time, change the length of the auction period for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. The broker-dealers will initiate the auction period adjustment by giving written notice to the indenture trustee, the auction agent, each rating agency and the registered owners of the notes at least 10 days prior to auction date for the notes. Without the consent of the rating agencies, any adjusted auction period will be at least 7 days but not more than 366 days. An adjusted auction period may exceed 366 days only with notice from the rating agencies then rating the notes that the change will not effect the ratings of any notes. The auction period adjustment will take effect only if approved by the broker-dealers and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum auction rate.

        Changes in the Auction Date.     The broker-dealers may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the date of the week constituting an auction date for the auction rate notes. The broker-dealers will provide notice of its determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the indenture trustee, the auction agent, each rating agency and the registered owner.

        Changes in Nature of Interest Rate.     The broker-dealers may, from time to time, change the nature of the interest rate from fixed to a floating rate plus a margin for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may make the existing nature uneconomical. The broker-dealers will initiate the interest rate nature adjustment by giving written notice to the indenture trustee, the auction agent, each rating agency and the registered owners of the notes at least 10 days prior to auction date for the notes. Notice from each rating agency will be required to the effect that the change will not effect the ratings of any notes. The interest rate nature adjustment will take effect only if approved by the broker-dealers and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum rate.

Determination of LIBOR

        One-month, three-month or four-month LIBOR, for any accrual period, is the London interbank offered rate for deposits in U.S. Dollars having a maturity of one-month, three-months or four-months, as applicable, commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the applicable maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the applicable maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, one-month or three-month LIBOR in effect for the applicable accrual period will be one-month or three-month LIBOR in effect for the previous accrual period.

        For this purpose:

  •
  "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period.

  •
  "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

  •
  "Reference Banks" means four major banks in the London interbank market selected by the administrator.

        For purposes of calculating three-month and four-month LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. For the LIBOR-based notes, interest due for any accrual period will be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

        Information concerning the past and current one-month and three-month LIBOR and LIBOR for the first accrual period will be available on Sallie Mae's website at http://www.salliemae.com/investor/slm_trusts.html or by telephoning the administrator at (800) 321-7179 between the hours of 9 a.m. and 4 p.m. Eastern time on any business day and will also be available through Dow Jones Telerate Service or Bloomberg L.P. If the floating rate notes are listed on the Luxembourg Stock Exchange, Sallie Mae will also notify the exchange of the interest rate for each class of floating rate notes by the first day of the accrual period.

Determination of EURIBOR

        Three-month or four-month EURIBOR, for any accrual period, is the Euro interbank offered rate for deposits in Euros having a maturity of three-months or four-months, as applicable, commencing on the first day of the accrual period, which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR determination date. If an applicable rate does not appear on Telerate Page 248, the rate for that day will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity and in a principal amount of not less than €1,000,000, are offered at approximately 11:00 a.m., Brussels time, on that EURIBOR determination date, to prime banks in the Euro-zone interbank market by the Reference Banks. The administrator will request the principal Euro-zone office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR determination date, for loans in Euros to leading European banks having the applicable maturity and in a principal amount of not less than €1,000,000. If the banks selected as described above are not providing quotations, three-month EURIBOR in effect for the applicable accrual period will be three-month EURIBOR in effect for the previous accrual period.

        For this purpose:

  •
  "EURIBOR determination date" means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.

  •
  "Settlement Day" means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

  •
  "Telerate Page 248" means the display page so designated on the Dow Jones Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

  •
  "Reference Banks" means four major banks in the Euro-zone interbank market selected by the administrator.

        For the EURIBOR-based notes, interest due for any accrual period will be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

        Information concerning the past and current three-month EURIBOR and EURIBOR for the first accrual period will be available on Sallie Mae's website at http://www.salliemae.com/investor/slm_trusts.html or by telephoning the administrator at (800) 321-7179 between the hours of 9 a.m. and 4 p.m. Eastern time on any business day and will also be available through Dow Jones Telerate Service or Bloomberg L.P. If the floating rate notes are listed on the Luxembourg Stock Exchange, Sallie Mae will also notify the exchange of the interest rate for each class of floating rate notes by the first day of the accrual period.

Accounts

        The administrator will establish and maintain, in the name of the indenture trustee, the collection account, the reserve account, the future distribution accounts and the Euro account on behalf of the noteholders.

        Funds in the collection account, the reserve account, the future distribution accounts and the Euro account will be invested as provided in the indenture in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the rating of the notes. Subject to some conditions, eligible investments may include securities or other obligations issued by Sallie Mae, the depositor or their affiliates or trusts originated by the depositor or its affiliates. Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution date or the next monthly servicing fee payment date, to the extent of the primary servicing fee.

        The administrator shall direct the swap counterparties to pay all amounts denominated in Euros payable to the trust by the swap counterparties under the swap agreements into the Euro account.

Servicing Compensation

        The servicer will be entitled to receive the servicing fee in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as servicer for the trust. The primary servicing fee will be payable on each monthly servicing payment date and will be paid solely out of Available Funds and amounts on deposit in the reserve account on that date. The carryover servicing fee will be payable to the servicer on each quarterly distribution date out of Available Funds after payment on that quarterly distribution date of clauses (a) through (m) under "—Distributions—Distributions from Collection Account." The carryover servicing fee will be subject to increase agreed to by the administrator, the eligible lender trustee and the servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the servicer in providing the services to be provided under the servicing agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, or postal rates.

Distributions

        Deposits to Collection Account.     On or about the business day immediately prior to each quarterly distribution date, the servicer and the administrator will provide the indenture trustee with certain information as to the preceding collection period, including the amount of Available Funds received from the trust student loans and the aggregate purchase amount of the trust student loans to be purchased by Sallie Mae, the depositor or the servicer.

        Except as provided in the next paragraph, the servicer will deposit all payments on student loans and all proceeds of student loans collected by it during each collection period into the collection account within two business days of receipt. Except as provided in the next paragraph, the eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the student loans received by it for each collection period into the collection account within two business days of receipt.

        However, for so long as

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  the senior unsecured obligations of the administrator or any affiliate of the administrator that guarantees the obligations of the administrator under the administration agreement have been assigned a long-term rating of not less than "AA-" or equivalent rating or a short-term rating of not less than "A-1" or equivalent rating by each of the rating agencies or the remitting by the servicer and the eligible lender trustee of the amounts referred to above to the administrator will not result in a downgrading or withdrawal of any of the then current ratings of any of the securities by any of the rating agencies, and

  •
  no administrator default has occurred and is continuing,

the servicer and the eligible lender trustee will remit the amounts referred to above that would otherwise be deposited by it into the collection account to the administrator within two business days of receipt, and the administrator will remit those amounts to the collection account on or before the business day preceding each monthly servicing payment date, to the extent of the primary servicing fee payable on that date, and on or before the business day preceding each quarterly distribution date, to the extent of the remainder of such amounts, together with interest calculated from the first day of the month following receipt by the administrator through the last day of the related collection period at a rate no less than the federal funds rate for each day during that period less 0.20%. The administrator shall also deposit into the collection account on or before the business day preceding each distribution date that is not a quarterly distribution date, any amounts required to make distributions on such distribution date to the extent it has collected such amounts during the related collection period. See "Servicing and Administration—Payments on Student Loans" in the prospectus.

        Distributions from Collection Account.     On each monthly servicing payment date that is not a quarterly distribution date, the administrator will instruct the indenture trustee to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the collection account. On each quarterly distribution date, the administrator will instruct the indenture trustee to make the following deposits and distributions and, in the case of a quarterly distribution date that is not an auction rate distribution date, allocations to the future distribution accounts with respect to the auction rate notes, in the amounts and in the order of priority shown below, except as otherwise provided under "Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes" and "—The Notes—The Class A Notes—Distributions of Principal," to the extent of the Available Funds for that distribution date, amounts transferred from the reserve account with respect to that distribution date and, as applicable, amounts on deposit in the related future distribution accounts:

        (a)  to the servicer, the primary servicing fee due on that distribution date;

        (b)  to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

        (c)  pro rata, to the auction agent its auction fees and the broker-dealers their auction fees;

        (d)  pro rata, based on the aggregate principal balance of the notes and the amount of any swap termination payment and trust swap payments due and payable by the trust to the swap counterparty under this clause (d);

          (1)  to the class A noteholders (other than the class A-5 noteholders), the Class A Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders' Interest Distribution Amount;

          (2)  to the swap counterparties, the amount of any swap termination payment due to the swap counterparties due to a swap termination event resulting from a payment default by the trust or the insolvency of the trust; provided, that if any amounts allocable to the class A notes are not needed to pay the Class A Noteholders' Interest Distribution Amount as of such distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payment referred to above remaining unpaid; and

          (3)  to the swap counterparties, trust swap payments with respect to interest payable to the swap counterparties by the trust;

        (e)  to the class B noteholders, the Class B Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable as Class B Noteholders' Interest Distribution Amount;

        (f)    to the class A-1 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

        (g)  on each distribution date after the class A-1 notes have been paid in full, to the class A-2 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

        (h)  on each distribution date after the class A-2 notes have been paid in full, to the class A-3 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

        (i)    on each distribution date after the class A-3 notes have been paid in full, to the class A-4 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

        (j)    on each distribution date after the class A-4 notes have been paid in full, to the swap counterparties, the Class A Noteholders' Principal Distribution Amount until the class A-5 notes have been paid in full;

        (k)  on each distribution date after the class A-5 notes have been paid in full to the class A-6 notes, the class A-7 notes, the class A-8 notes, the class A-9 notes, the class A-10 notes and the class A-11 notes until paid in full, pro rata, by lots of $50,000, the Class A Noteholders' Principal Distribution Amount;

        (l)    on each distribution date after all of the class A notes have been paid in full, to the class B noteholders until paid in full, by lots of $50,000, the Class B Noteholders' Principal Distribution Amount;

        (m)  to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

        (n)  to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;

        (o)  to the class A auction rate noteholders, pro rata, any class A carry-over amounts;

        (p)  to the class B noteholders, any class B carry-over amounts;

        (q)  to the swap counterparties, the amount of any swap termination payments due to the swap counterparties by the trust and not payable in clause (d) above; and

        (r)    to the excess distribution certificateholder, any remaining amounts after application of the preceding clauses.

        On each auction rate distribution date, a portion of these funds: first, will be deposited into the servicer account and the administrator account, pro rata, based on the amount of the servicing fee and administration fee accrued since previously paid or set aside, second, will be paid, pro rata, to the auction agent and the broker-dealers in an amount equal to their auction fees for that auction rate distribution date, and third, will be paid, pro rata, to the auction rate notes with a distribution date on such date (in an amount equal to interest payable thereon) and a portion will be deposited into the swap counterparty account (in an amount equal to interest payments to the swap counterparties accrued since previously paid or set aside and certain swap termination payments) and the future distribution accounts (in an amount equal to interest accrued on the notes having a distribution date on that date not previously paid or set aside), in each case, pursuant to a formula designed to calculate those amounts since they have previously been paid or set aside.

        In addition, amounts on deposit in the future distribution accounts with respect to principal and carry-over amounts allocated to the auction rate notes with a distribution date on this auction rate distribution date will be paid to these auction rate notes.

        On each quarterly distribution date that is not an auction rate distribution date, a portion of these funds similarly calculated will be deposited into the future distribution accounts in lieu of making payments of accrued interest, principal and carry-over amounts to the auction rate notes that do not have a distribution date on such quarterly distribution date.

        Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date, on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the initial Pool Balance, the administrator will direct the indenture trustee to distribute as accelerated payments of principal on the notes all amounts that would otherwise be paid to the excess distribution certificateholder.

        For a discussion of the ramifications on distributions of the termination of the swap agreements, see "—Distributions with respect to Class A-5 Notes."

        Distributions with respect to Class A-5 Notes.     On each quarterly distribution date, a paying agent, acting at the direction of the administrator, will distribute all amounts on deposit in the Euro account to the class A-5 notes. If the swap agreements have terminated, amounts that would have otherwise been paid to the swap counterparties will be used to make payments to the class A-5 notes. If this occurs, the trust will exchange U.S. Dollars for Euros in order to make distributions to the class A-5 notes. If the then current exchange rate of U.S. Dollars for Euros is less favorable than under the swap agreements or if the then current spread of LIBOR for EURIBOR is less favorable than under the swap agreements, the trust will use more U.S. Dollars to pay the class A-5 notes than it would have paid to the swap counterparties.

Voting Rights and Remedies; Insolvency Events

        Noteholders will have the voting rights and remedies described in the prospectus. The notes will all vote and exercise remedies together as if they were a single class.

        If the depositor becomes insolvent, the trust student loans will not be liquidated and the trust will not terminate.

Credit Enhancement

        Reserve Account.     The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $            . The reserve account will be augmented on each quarterly distribution date, by deposit into it of the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment for that distribution date under clauses (a) through (l) under "—Distributions—Distributions from Collection Account."

        If the market value of securities and cash in the reserve account on any quarterly distribution date is sufficient to pay the remaining principal amount of and interest accrued on the notes and any carryover servicing fee, these assets will be so applied on that distribution date.

        If the amount on deposit in the reserve account on any quarterly distribution date after giving effect to all deposits or withdrawals from the reserve account on that distribution date is greater than the Specified Reserve Account Balance for that distribution date, the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account.

        Amounts held from time to time in the reserve account will continue to be held for the benefit of the trust. Funds will be withdrawn from cash in the reserve account on any quarterly distribution date or, in the case of the payment of any primary servicing fee, on any monthly servicing payment date, to the extent that the amount of Available Funds on that quarterly distribution date or monthly servicing payment date is insufficient to pay any of the items specified in clauses (a) through (e) under "—Distributions—Distributions from Collection Account." These funds also will be withdrawn at maturity of a class of notes or on the final distribution upon termination of the trust to the extent that the amount of Available Funds at that time is insufficient to pay any of the items specified in clauses (f) through (l) and, in the case of the final distribution upon termination of the trust, clauses (n) through (r) under "—Distributions—Distributions from Collection Account." These funds will be paid from the reserve account to the persons and in the order of priority specified for distributions out of the collection account in clauses (a) through (e), clauses (f) through (l) and clauses (n) through (r), as applicable.

        The reserve account is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the reserve account could be reduced to zero. Except on the final distribution upon termination of the trust, amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to cover any carryover servicing fees. Amounts on deposit in the reserve account will be available to pay principal on the notes and accrued interest at the maturity of the notes, and to pay the carryover servicing fee and carry-over amounts on the final distribution upon termination of the trust.

        Subordination of the Class B Notes.     On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and distributions of principal on the class B notes will be subordinated to the payment of both interest and principal on all of the class A notes. See "Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes."

Administration Fee

        As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount equal to $20,000 per collection period payable in arrears on each quarterly distribution date.

Swap Agreements

        On the closing date, the trust will enter into a swap agreement with one or more swap counterparties. Under the swap agreements, the trust and the swap counterparties will enter into swaps intended to exchange the trust's U.S. Dollar interest and principal payments on the class A-5 notes into Euros.

        The swap agreements will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement.

        On or before the business day immediately preceding each quarterly distribution date while the swap agreements are still in effect, each swap counterparty will pay to a paying agent, on behalf of the trust, an amount in Euros equal to that swap counterparty's applicable percentage share of the product of:

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  EURIBOR (determined as of the same time and in the same manner as for the class A-5 notes for the related accrual period) plus 0.    %;

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  the outstanding principal amount of the class A-5 notes during the related accrual period; and

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  a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

        In exchange for each swap counterparty's payments, the trust will pay to each swap counterparty, on each quarterly distribution date while the swap agreements are still in effect, pari passu with interest payments on the class A notes, an amount in U.S. Dollars equal to that swap counterparty's applicable percentage share of the product of:

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  LIBOR (determined as of the same time and in the same manner as for the class A-1 notes for the related accrual period) plus 0.    %;

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  the U.S. Dollar equivalent of the outstanding principal amount of the class A-5 notes (calculated at the same exchange rate as used in the swap agreements) during the related accrual period; and

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  a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360, as the case may be.

        If the trust does not or is unable to make the full floating rate payment due to the swap counterparties, the floating rate payment to be made by the swap counterparties on such date will be reduced by the same proportion as the reduction in the payment from the trust.

        In addition, on or before the business day immediately preceding each quarterly distribution date so long as the swap agreements are in effect, each swap counterparty will pay to a paying agent, on behalf of the trust, an amount in Euros equal to that swap counterparty's applicable percentage share of the payment of principal, if any, that would be paid by the trust to the holders of the class A-5 notes on the related quarterly distribution date if not for the existence of the swap agreements multiplied by the applicable exchange rate. The equivalent Euro payment amount will be calculated using an exchange rate of U.S.$1 = €        . On each quarterly distribution date, each swap counterparty will be paid from the collection account, and if necessary on the class A-5 maturity date, the reserve account, an amount equal to any payment of principal in U.S. Dollars by the trust that would have been paid to the holders of the class A-5 notes on the related quarterly distribution date if not for the existence of the swap agreements.

        The purchase price for the class A-5 notes will be paid by investors in Euros, but the consideration for the purchase by the trust of the Trust Student Loans will be in U.S. Dollars. On the closing date, the trust will pay to each swap counterparty its applicable percentage share of the net proceeds of the issuance of the class A-5 notes in Euros. In return the trust will be paid by each swap counterparty the U.S. Dollar equivalent of its applicable percentage share of that Euro payment amount.

        Standby Arrangement.     If any of the swap counterparties:

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  defaults in making a payment in respect of the related swap agreement, a paying agent, on behalf of the trust, will not receive the full amount of any payment of principal or interest required to be made in respect of the class A-5 notes and is required, under the administration agreement, to immediately notify (among others), the related standby swap counterparty. Following receipt of that notice, the related standby swap counterparty must pay any relevant amount that such swap counterparty is required to pay under the applicable swap agreement on the relevant quarterly distribution date; or

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  defaults in meeting its obligations following a downgrade of such swap counterparty, the trust or the eligible lender trustee on its behalf must notify the related standby swap counterparty of the occurrence of any default by such swap counterparty. The related standby swap counterparty must make good the default within prescribed periods.

        Upon default of any of the swap counterparties, the rights and obligations of the defaulting swap counterparty will automatically transfer to the related standby swap counterparty.

        Conditions Precedent.     The obligation of the trust to pay amounts due under any swap agreement will be subject to the conditions that (1) no event of default under the swap agreement by the related swap counterparty and (2) no event that with the giving of notice or lapse of time or both would become an event of default under the swap agreement by the related swap counterparty, has occurred and is continuing.

        Each swap counterparty's obligation to pay amounts it owes will not be subject to any condition precedent, other than where an early termination under the related swap agreement has occurred or been designated and the trust is the sole "Affected Party" (as defined in the 1992 ISDA Master Agreement).

        Default Under the Swap Agreement.     Events of default under each swap agreement, or swap defaults, are limited to:

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  the failure of the trust or the swap counterparty to pay any amount when due under the related swap agreement after giving effect to the applicable grace period; provided, that with respect to the trust, the trust has available, after all prior obligations of the trust, sufficient funds to make the payment,

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  the occurrence of events of insolvency or bankruptcy of the trust or the swap counterparty,

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  an acceleration of the principal of the notes following an event of default under the indenture, and

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  the following other standard events of default under the 1992 ISDA Master Agreement: "Credit Support Default" (not applicable to the trust), "Cross-Default" (not applicable to the trust) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(iii), 5(a)(vi) and 5(a)(viii), respectively, of the 1992 ISDA Master Agreement.

        Termination Events.     Termination events under the swap agreements include the following standard events under the 1992 ISDA Master Agreement (none of which applies to the trust): "Illegality," which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the swap agreement; "Tax Event," which generally relates to either party to the swap agreement receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes; "Tax Event Upon Merger," "Credit Event Upon Merger," and the additional termination event described below.

        Additional Termination Event.     Each swap agreement will include an additional termination event relating to withdrawal or downgrade of the swap counterparty's credit rating. This additional termination event will occur if:

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  the counterparty, financial program or long-term senior debt rating, as the case may be, of the swap counterparty is withdrawn or downgraded below (a) "A" by S&P or any successor rating agency or (b) "A2" by Moody's or any successor rating agency; and

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  the swap counterparty has not, within 30 days of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.

        For purposes of this additional termination event:

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  A collateral arrangement means any of:

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  An executed collateral agreement between the parties naming a third party collateral agent providing for the collateralization of the swap counterparty's obligations under the swap agreement as measured by the net present value of the swap counterparty's marked-to-market obligations. The collateral, collateral levels, collateral agent, if any, and other terms of the collateral agreement must be satisfactory to the swap counterparty and the trust in their reasonable judgment and to the rating agency whose rating was lowered or withdrawn.

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  A letter of credit, guaranty or surety bond or insurance policy covering the swap counterparty's obligations under the swap agreement from a bank, guarantor or insurer having a debt rating, or a financial program or counterparty rating or claims paying rating, of at least (a) "A" by S&P and (b) "A2" by Moody's.

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  A replacement transaction means a transaction with a replacement counterparty who assumes the swap counterparty's postion under the swap agreement on substantially the same terms or with such other amendments to the terms of the swap agreement as may be approved by the parties and each of the rating agencies.

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  A rating affirmation means a written acknowledgment from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the notes will not be lowered.

        Early Termination of the Swap Agreements.     Upon the occurrence of any swap default under a swap agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of the swap default or termination event. The trust may not designate an early termination date without the consent of the administrator.

        Upon any early termination of a swap agreement, either the trust or the related swap counterparty, as the case may be, may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the swap transaction under such swap agreement computed in accordance with the procedures in that swap agreement. In the event that the trust is required to make a termination payment following a swap default resulting from a payment default by the trust or an insolvency event with respect to the trust, the payment will be payable pari passu with the Class A Noteholders' Interest Distribution Amount. However, in the event that a termination payment is owed to a swap counterparty following any other swap default of the trust, a swap default resulting from a default of a swap counterparty or a termination event, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes on that quarterly distribution date and to the replenishment of the reserve account to the Specified Reserve Account Balance.

        Swap Counterparties.     The swap counterparties will be Credit Suisse First Boston International and one or more other entities with senior unsecured debt or counterparty ratings of at least AA- by S&P and a senior debt rating of at least Aa3 by Moody's. There may be a standby swap counterparty for Credit Suisse First Boston International which will be DLJ International Capital or another entity satisfying the criteria under "—Transfer by the Standby Swap Counterparties" below, unless this entity elects to transfer its rights and obligations as standby swap counterparty as described in "—Transfer by the Standby Swap Counterparties" below. The obligations of this entity as standby swap counterparty will be guaranteed by Credit Suisse First Boston (USA), Inc.

        Credit Suisse First Boston International.     Credit Suisse First Boston International or CSFBi was incorporated in England and Wales under the Companies Act 1985, on May 9, 1990 under the name Credit Suisse Financial Products with registered no. 2500199 and was re-registered as unlimited on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSFBi is an authorized institution under the Banking Act 1987 and is regulated by The Financial Services Authority. With effect from March 27, 2000, CSFBi was renamed Credit Suisse First Boston International. This change was a renaming only.

        CSFBi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSFBi in the event of its liquidation.

        CSFBi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange and credit. The primary objective of CSFBi is to provide comprehensive treasury and risk management derivative product services worldwide. CSFBi has established a significant presence in global derivative markets through offering a full range of basic derivative products and continues to develop new products in response to the needs of its customers and changes in underlying markets.

        CSFBi's ordinary voting shares are owned, as to 56%, by Credit Suisse First Boston, as to 24%, by Credit Suisse First Boston (International) Holding AG, a wholly owned subsidiary of Credit Suisse First Boston, and, as to 20%, by Credit Suisse Group. CSFBi's participating non-voting shares (other than an issue of "Class A" participating non-voting shares) and its perpetual non-cumulative "Class A" preference shares are held, as to 4.9%, by Credit Suisse First Boston, as to 75.1%, by Credit Suisse First Boston (UK) Investments, a wholly owned subsidiary of Credit Suisse First Boston, and, as to 20%, by Credit Suisse Group. In addition, Credit Suisse First Boston and Credit Suisse First Boston (UK) Investments each holds half of an issue of "Class A" participating non-voting shares and Credit Suisse First Boston (UK) Investments holds 80% and Credit Suisse Group holds 20% of an issue of perpetual non-cumulative "Class-A" preference shares of CSFBi.

        CSFBi has been assigned a senior unsecured debt rating of AA- (on creditwatch negative for possible downgrade) by S&P, a senior debt rating of Aa3 (negative outlook) by Moody's and a long-term rating of AA- (negative outlook) by Fitch.

        DLJ International Capital and Credit Suisse First Boston (USA), Inc.     DLJ Emerging Markets LDC was incorporated on February 14, 1995 under the provisions of the Companies Law of the Cayman Islands as a limited duration company to operate for 30 years from the date of incorporation. Effective on May 1, 1999, DLJ Emerging Markets LDC changed its name to DLJ International Capital, and its form of organization from a limited duration company to an exempted Cayman Islands company. The registered office of DLJ International Capital is c/o Close Brothers (Cayman) Limited, 103 South Church Street, 4th Floor, P.O. Box 1034GT, Grand Cayman, Cayman Islands. The authorized share capital of the Company is U.S.$50,000 divided into 50,000 ordinary shares of U.S.$1.00 each, of which 10,000 have been issued and are fully paid. DLJ International Capital is 80% owned by Credit Suisse First Boston (USA), Inc. and 20% owned by DLJ Capital Corporation, a Delaware corporation which is a wholly owned subsidiary of Credit Suisse First Boston (USA), Inc. DLJ International Capital has no subsidiaries. The obligations of DLJ International Capital in respect of its currency swap are guaranteed by Credit Suisse First Boston (USA), Inc.

        Credit Suisse First Boston (USA), Inc. or CSFB USA is a leading global integrated investment bank serving institutional, corporate, government and individual clients. CSFB USA provides it clients with a broad range of products and services, which include securities underwriting, sales and trading, investment banking, financial advisory services, private equity investments, investment research, full service brokerage services, correspondent financial services, outsourcing solutions and derivative and risk management products.

        CSFB USA is the product of a recent business combination. On November 3, 2000, Credit Suisse Group acquired Donaldson, Lufkin & Jenrette, Inc., or DLJ. Credit Suisse Group is a global financial services company, providing a comprehensive range of insurance, banking and investment banking products in Switzerland and abroad. Credit Suisse First Boston Corporation, Credit Suisse Group's principal U.S. registered broker-dealer subsidiary, became a subsidiary of DLJ, and DLJ changed its name to Credit Suisse First Boston (USA), Inc. CSFB USA is now part of the Credit Suisse First Boston or CSFB business unit of Credit Suisse First Boston, a Swiss bank wholly-owned by Credit Suisse Group. CSFB is a leading global investment banking firm, providing financial advisory and capital-raising services, sales and trading, and financial products for users and suppliers of capital around the world.

        CSFB USA's credit ratings of its long-term debt and commercial paper since October 2, 2002 are as follows:

	Long-Term Debt	Commercial Paper		Outlook
Fitch	AA-	F-1	+	Negative Outlook
Moody's	Aa3	P-1		Negative Outlook
S&P	AA-	A-1	+	Creditwatch Negative

        For other financial information, including financial statements, please refer to the periodic reports that CSFB USA currently files with the Securities and Exchange Commission pursuant to the Exchange Act. These reports include the Annual Report of CSFB USA for the year ended December 31, 2001 on Form 10-K, which was filed with the Securities and Exchange Commission on March 29, 2002, the Quarterly Report on Form 10-Q of CSFB USA for the quarter ended March 31, 2002, which was filed with the Securities and Exchange Commission on May 15, 2002 and the Quarterly Report on Form 10-Q of CSFB USA for the six months ended June 30, 2002, which was filed with the Securities and Exchange Commission on August 14, 2002.

        CSFB USA will provide without charge to each person to whom this prospectus is delivered, on the request of any such person, a copy of these reports as well as any other periodic reports of CSFB USA filed with the Securities and Exchange Commission. Written requests should be directed to: Credit Suisse First Boston (USA), Inc., One Madison Avenue, New York, New York 10010, Attention: Legal Department.

        The information in the preceding eleven paragraphs has been provided by Credit Suisse First Boston International, DLJ International Capital and Credit Suisse First Boston (USA), Inc., as applicable and is not guaranteed as to accuracy or completeness or to be construed as representations by the depositor or the underwriters. Except for the foregoing paragraphs, none of Credit Suisse First Boston International, DLJ International Capital or Credit Suisse First Boston (USA), Inc. have been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the prospectus.

        Transfer by the Standby Swap Counterparties.     DLJ International Capital may at any time transfer its rights and obligations as the standby swap counterparty under the Credit Suisse First Boston International swap agreement, without the prior consent of any other party, to any affiliate of Credit Suisse First Boston Corporation, provided that:

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  the new standby swap counterparty is obligated to file periodic reports with the Securities and Exchange Commission pursuant to the Exchange Act or has the benefit of a guarantee from Credit Suisse First Boston (USA), Inc.;

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  the new standby swap counterparty provides a legal opinion to the trust that such swap agreement, as transferred, is valid, binding and enforceable, subject to equitable doctrines and creditor's rights generally; and

  •
  the rating agencies confirm that the transfer will not cause a reduction or withdrawal of the ratings of the class A-5 notes.

        After that transfer, DLJ International Capital will have no further obligations under such swap agreement.

U.S. FEDERAL INCOME TAX CONSEQUENCES

Class A-5 Notes

        The following discussion summarizes certain United States federal income tax consequences to a U.S. holder, whose functional currency is the U.S. Dollar, of the ownership and disposition of the class A-5 notes.

        Foreign currency gains and losses are generally subject to special timing and characterization rules. The class A-5 notes are denominated in Euros and bear interest based on EURIBOR and therefore are generally subject to such rules. Such rules, however, will not apply to a U.S. holder of a class A-5 note who enters into a "qualified hedging transaction." A qualified hedging transaction is an integrated economic transaction consisting of a "qualifying debt instrument," as defined in section 1.988-1(a)(2)(i) of the Treasury Regulations, and a "section 1.988-5(a) hedge," as defined in section 1.988-5(a)(4) of the Treasury Regulations. Generally, a qualified hedging transaction, if properly identified as an integrated economic transaction by either the U.S. holder of a class A-5 note or the Internal Revenue Service, is treated as a single transaction for United States federal income tax purposes, the effect of which is to treat a holder as owning a U.S. Dollar denominated synthetic debt instrument. See "U.S. Federal Income Tax Consequences—Tax Consequences to Holders of Securities" in the Prospectus. For purposes of the discussion that follows, it is assumed that qualified hedging transactions will not be entered into with respect to the class A-5 notes.

        A U.S. holder of a class A-5 note who uses the cash method of accounting will be required to include in income the U.S. Dollar value of the Euro denominated interest payment (determined on the date the payment is received by using the spot rate for that date) regardless of whether the payment is in fact converted to U.S. Dollars at that time. The U.S. Dollar value of the foreign currency will be the U.S. holder's tax basis in the foreign currency.

        A U.S. holder of a class A-5 note who uses the accrual method will be required to include in income the U.S. Dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a class A-5 note during an accrual period. The U.S. Dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The U.S. holder of a class A-5 note will recognize ordinary income or loss with respect to accrued interest income on the date the payment in respect of such income (including a payment attributable to accrued but unpaid interest upon the sale, exchange or retirement of a class A-5 note) is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. Dollar value of the Euro denominated payment received (determined on the date the payment is received by using the spot rate for that date) in respect of the accrual period and the U.S. Dollar value of interest income that has accrued during such accrual period using the average rate of exchange for the period (as discussed above).

        A U.S. holder of a class A-5 note who uses the accrual method may elect to translate interest income into U.S. Dollars at the spot rate on the last day of the interest accrual period (or, in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period or taxable year, the spot rate on the date of receipt. A U.S. holder of a class A-5 note that makes such an election must apply it consistently to all debt instruments held by the U.S. holder of a class A-5 note at the beginning of the first taxable year to which the election applies or thereafter acquired by such U.S. holder of a class A-5 note and cannot change the election without the consent of the Internal Revenue Service.

        A U.S. holder's tax basis in a class A-5 note will be the U.S. Dollar value of the Euro denominated amount paid for such class A-5 note determined on the date of its purchase. A U.S. holder of a class A-5 note who purchases a class A-5 note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. holder's tax basis in the foreign currency and the U.S. Dollar fair market value of the class A-5 note on the date of purchase.

        Gain or loss realized upon the sale, exchange or retirement of a class A-5 note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss and will not be treated as interest income or expense. With respect to an individual U.S. holder, any such loss could constitute a miscellaneous itemized deduction subject to the 2% floor on such deductions. In the case of a U.S. holder of a class A-5 note who uses the cash method of accounting, gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. Dollar value of the Euro denominated principal amount of the class A-5 note determined on the date such payment is received or the note is disposed of by using the spot rate for the date of receipt or disposition, and (ii) the U.S. Dollar value of the Euro denominated principal amount of the class A-5 note determined on the date the U.S. holder of a class A-5 note acquired the class A-5 note by using the spot rate for the date of acquisition. In the case of an accrual method taxpayer, gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. Dollar value of the Euro denominated principal amount of the class A-5 note and any payment with respect to accrued interest, determined on the date such payment is received or the note is disposed of by using the spot rate for the date of receipt or disposition, and (ii) the U.S. Dollar value of the Euro denominated principal amount of the class A-5 note, determined on the date the U.S. holder of a class A-5 note acquired the class A-5 note by using the spot rate for the date of acquisition, and the U.S. Dollar value of the accrued interest received, determined by translating such interest at the average exchange rate for the accrual period (unless the U.S. holder has elected to use the spot rate convention). Thus, gain or loss may be recognized by reason of foreign currency rate fluctuations occurring between the accrual and payment dates for the interest. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. holder of a class A-5 note on the sale, exchange or retirement of the class A-5 note. The source of the foreign currency gain or loss will be determined by reference to the residence of the U.S. holder of a class A-5 note or the "qualified business unit" of the U.S. holder of a class A-5 note on whose books the class A-5 note is properly reflected. Any gain or loss realized by such a holder in excess of the foreign currency gain or loss will generally be capital gain or loss.

        Original issue discount, if any, on a class A-5 note will be determined for any accrual period in Euros and then translated into U.S. Dollars in the same manner as interest income accrued by a U.S. holder on the accrual basis. Likewise, upon receipt of payment attributable to original issue discount (whether in connection with a payment of interest or the sale, exchange or retirement of a class A-5 note), a U.S. holder of a class A-5 note will recognize exchange gain or loss to the extent of the difference between such U.S. holder's basis in the accrued original issue discount (determined in the same manner as for accrued interest) and the U.S. Dollar value of such payment (determined by translating any Euro amount received at the spot rate on the date of payment). Generally, any such exchange gain or loss will be ordinary income or loss and will not be treated as interest income or expense. With respect to an individual U.S. holder, any such loss could constitute a miscellaneous itemized deduction subject to the 2% floor on such deductions. Bond premium of a class A-5 note is treated in the same manner as original issue discount. Accordingly, except for a U.S. holder who does not elect to amortize the bond premium under section 171 of the Code, the amount of premium will be determined for any accrual period in Euros and then translated into U.S. Dollars.

        Market discount on a class A-5 note is also determined in Euros. In the case of a U.S. holder of a class A-5 note who does not elect current inclusion, accrued market discount is translated into U.S. Dollars at the spot rate on the date of disposition. No part of such accrued market discount is treated as exchange gain or loss. In the case of a U.S. holder of a class A-5 note who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. Dollar value of the market discount that has accrued during such year, determined by translating such market discount in the same manner as interest income accrued by a U.S. holder on the accrual basis. Similarly, such an electing U.S. holder will recognize exchange gain or loss with respect to accrued market discount under the same rules as apply to accrued interest on a class A-5 note received by a U.S. holder on the accrual basis.

Auction Rate Notes

        The following discussion summarizes certain United States federal income tax consequences to a U.S. holder pertaining to the auction procedure for setting the interest rate and other terms of the auction rate notes (i.e., the class A-6 through A-11 notes and the class B notes).

        Although not free from doubt, the reset of the interest rate and other terms of the auction rate notes through the auction procedure will not constitute a modification of the notes or a retirement and re-issuance of the notes under applicable Treasury Regulations. Accordingly, a U.S. holder of an auction rate note will not realize gain or loss upon an auction reset. In addition, solely for purposes of determining original issue discount thereon, the auction rate notes will be treated as maturing on each auction date for an amount equal to their fair market value on that date (which generally will be equal to the principal amount thereof by virtue of an auction procedure), and reissued on the same date for the same value. As a consequence, the auction rate notes generally will not be treated as bearing original issue discount solely because interest rates are set under the auction procedure, although original issue discount could arise by virtue of the terms of the auction rate notes arrived at in the reset procedure (e.g., if the maximum rate became applicable to the auction rate notes).

        If, contrary to the foregoing analysis, the auction procedures were determined to give rise to a new indebtedness for federal income tax purposes, the auction rate notes could be treated as debt instruments that mature on each auction date. Alternatively, the auction rate notes could be treated as bearing contingent interest under applicable Treasury Regulations. Under such regulations, the amount treated as taxable interest to a U.S. holder of an auction rate note in each accrual period would be a hypothetical amount based upon our current borrowing costs for comparable, noncontingent debt instruments and a U.S. holder of an auction rate note might be required to include interest in income in excess of actual cash payments received for certain taxable periods. In addition, if the auction rate notes were treated as contingent payment obligations, any gain upon their sale or exchange would be treated as ordinary income, any loss would be ordinary loss to the extent of the U.S. holder's prior ordinary income inclusions with respect to the auction rate notes, and the balance would generally be treated as capital loss.

ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974 and Section 4975 of the Internal Revenue Code of 1986 impose certain restrictions on:

          (a)  employee benefit plans as defined in Section 3(3) of ERISA,

          (b)  plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,

          (c)  any entities whose underlying assets include plan assets by reason of a plan's investment in these entities, and

          (d)  persons who have certain specified relationships to these Plans—these persons are called "Parties in Interest" under ERISA and "Disqualified Persons" under the Code.

        We refer to entities described in (a), (b) and (c) as "Plans."

        Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account and the insurance company might be treated as a Party in Interest as to a Plan by virtue of that investment. ERISA also imposes various duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and its Parties in Interest or Disqualified Persons.

        The depositor, the servicer, the eligible lender trustee, the indenture trustee, the administrator or the swap counterparties may be the sponsor of or investment advisor for one or more Plans. Because these parties may receive certain benefits from the sale of the notes, the purchase of the notes using Plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the notes may not be purchased using the assets of any Plan if the depositor, the servicer, the eligible lender trustee, the indenture trustee, the administrator or the swap counterparties has investment authority over those assets.

        Accordingly, before making an investment in the notes, a Plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using the assets of a Plan that is subject to the prohibited transaction rules of Title I of ERISA or Section 4975 of the Code will be deemed to have represented that, an exemption from the prohibited transaction rules applies, so that the use of the Plan's assets to purchase the notes will not constitute a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code, which could be subject to a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed under Section 4975 of the Code.

        In addition, under a regulation issued by the Department of Labor called the "Plan Asset Regulation", if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of that entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the notes are treated as debt for purposes of the Plan Asset Regulation, the student loans and the other assets of the trust should not be deemed to be assets of an investing Plan. If, however, the notes were treated as "equity" for purposes of the Plan Asset Regulation, a Plan purchasing the notes could be treated as holding the student loans and the other assets of the trust. Although there can be no assurances in this regard, it appears that the notes, which are denominated as debt, should be treated as debt and not as "equity interests" for purposes of the Plan Asset Regulation.

        Before making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations,

  •
  whether the fiduciary has the authority to make the investment;

  •
  whether the investment constitutes a direct or indirect transaction with a Party in Interest;

  •
  the diversification by type of asset of the Plan's portfolio;

  •
  the Plan's funding objectives;

  •
  the tax effects of the investment; and

  •
  whether under the general fiduciary standards of investment procedure and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

REPORTS TO SECURITYHOLDERS

        Quarterly and annual reports concerning the Trust will be delivered to noteholders. See "Reports to Securityholders" in the prospectus.

        Except in very limited circumstances, you will not receive these reports directly from the trust. Instead, you will receive them through Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes. See "Certain Information Regarding the Securities—Book-Entry Registration" in the prospectus.

UNDERWRITING

        The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York on or about                      , 2002 against payment in immediately available funds and also Clearstream Banking, société anonyme, and the Euroclear System.

        Subject to the terms and conditions in the underwriting agreement, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class A-5 Notes	Class A-6 Notes
Credit Suisse First Boston Corporation	$	$	$	$	€	$
Credit Suisse First Boston (Europe) Limited
Salomon Smith Barney, Inc.
Deutsche Bank Securities Inc.
Lehman Brothers Inc.
Bayerische Hypo-und Vereinsbank Aktingesellschaft

Total	$	$	$	$	€	$

Underwriter	Class A-7 Notes	Class A-8 Notes	Class A-9 Notes	Class A-10 Notes	Class A-11 Notes	Class B Notes
Credit Suisse First Boston Corporation	$	$	$	$	$	$
Credit Suisse First Boston (Europe) Limited
Salomon Smith Barney, Inc.
Deutsche Bank Securities Inc.
Lehman Brothers Inc.
Bayerische Hypo-und Vereinsbank Aktingesellschaft

Total	$	$	$	$	$	$

        The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may be changed.

	Initial Public Offering Price	Underwriting Discount	Proceeds to The Depositor	Concession	Reallowance
Per Class A-1 Note	%	%	%	%	%
Per Class A-2 Note	%	%	%	%	%
Per Class A-3 Note	%	%	%	%	%
Per Class A-4 Note	%	%	%	%	%
Per Class A-5 Note	%	%	%	%	%
Per Class A-6 Note	%	%	%	%	%
Per Class A-7 Note	%	%	%	%	%
Per Class A-8 Note	%	%	%	%	%
Per Class A-9 Note	%	%	%	%	%
Per Class A-10 Note	%	%	%	%	%
Per Class A-11 Note	%	%	%	%	%
Per Class B Note	%	%	%	%	%
Total	$	$	$

        The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date. The proceeds shown are before deducting estimated expenses of $            payable by the depositor.

        The depositor and Sallie Mae have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        The notes are new issues of securities with no established trading market. The seller has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with Sallie Mae, the depositor and their affiliates.

        The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

        During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

        The lead underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

        In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

        In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

        Each underwriter has represented and agreed that (a) it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

        The depositor has not authorized any offer of notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Registrar of Companies and Businesses in Singapore and the securities will be offered in Singapore under an exemption invoked under Section 106C of the Companies Act, Chapter 50, of Singapore (the "Singapore Companies Act"). Accordingly, the underwriters offering securities have acknowledged and agreed that they have not offered or sold and will not offer or sell the securities nor will they circulate or distribute this prospectus supplement, the accompanying prospectus or any other offering document or material relating to the securities, either directly or indirectly, to the public or any member of the public in Singapore other than to an institutional investor or other person specified in Section 106C of the Singapore Companies Act; to a sophisticated investor, and in accordance with the conditions specified in Section 106D of the Singapore Companies Act; or otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Singapore Companies Act.

        Each underwriter has agreed that it will comply with the German Securities Sales Prospectus Act, as amended, and any other laws applicable in Germany governing the issue, and the restrictions applying to the offer and distribution of Euro-Securities. In particular, each underwriter has agreed not to publicly promote (Keine Öffentliche Werbung) the distribution of the notes within the Federal Republic of Germany. Each underwriter has represented and agreed that in connection with the initial offering of notes denominated in Euros in Germany, it will offer and sell notes (i) only for an aggregate purchase price per purchaser of at least €80,000 (or the foreign currency equivalent) or such other amount as may be stipulated from time to time by applicable German law, or (ii) in accordance with the provisions of the German Securities Prospectus Act of June 21, 2002, as amended, or any other laws applicable in Germany governing the issue, offering, and sale of securities.

        Each underwriter has represented and agreed, in connection with the notes' initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any notes in the Republic of France, whether or not such notes are Paris listed Notes and has not distributed and will not distribute or cause to be distributed in France this prospectus supplement or any other offering material relating to the notes, except to (i) qualified investors (investisseurs qualifiés), or (ii) a restricted group of investors (cercle restreint d'investisseurs), all as defined in Articles L.411-1 and L.411-2 of the Code Monetaine et Financier in Decree No. 98-880 dated October 1998 and in Regulation No. 98-09 of the Commission des Operations de Bourse.

        Each underwriter has represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in The Netherlands any notes with a denomination of less than €50,000 (or its foreign currency equivalent) other than to persons who trade or invest in securities in the conduct of a profession or business (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises which as an ancillary activity regulatory invest in securities) unless one of the other exemptions or exceptions to the prohibition contained in Article 3 of the Dutch Securities Transactions Supervision Act 1995 is applicable and the conditions attached to such exemption or exception are met.

        Each underwriter has agreed that the notes may not be offered, sold or delivered and that no other offering material relating to the notes may be distributed or made available to the public in the Republic of Italy, except to persons whose ordinary services involve them in acquiring, holding, managing or disposing of investments for the purposes of their business, or otherwise in circumstances which do not constitute an offer to the public in Italy within the meaning attributed to such phrase by Commissione Nazionale Societa e Borsa or CONSOB.

        The offer, sale or delivery of the notes in Italy or the distribution of copies of any offering document relating to the notes may only be performed if (i) it is carried out by or through one of the following authorized intermediaries: (a) investment companies and banks authorized to place and distribute securities in Italy pursuant to Legislative Decree No. 58 of 24 February 1998 and CONSOB Regulation No. 11522 of 1 July 1998, and (b) foreign banks or financial institutions (the controlling shareholder of which is owned by one or more banks located in the same EU member state) authorized to place and distribute securities in Italy pursuant to, respectively, Articles 16 and 18 of the Legislative Decree No. 385 of 1 September 1993 or the Consolidated Banking Act, in each case acting in compliance with the relevant provisions of the Legislative Decree No. 415 of 23 July 1996 and related regulations and any other applicable laws and regulations, (ii) it is in compliance with the requirements of CONSOB Resolution No. 10943 of 30 September 1997, (iii) it is preceded and followed by the communications to CONSOB as required by applicable Italian laws and regulations, (iv) it is in compliance with Article 129 of the Consolidated Banking Act and with the relevant instructions of the Bank of Italy, pursuant to which trading or placement of foreign securities is subject to prior notification to the Bank of Italy depending on the amount of the issue and the characteristics of the notes to be issued, (v) it will be conducted in accordance with any relevant limitations which the Bank of Italy or CONSOB may impose upon the offer or sale of the notes, or (vi) Italian residents submit unsolicited offers to the underwriters to purchase the notes.

LISTING INFORMATION

        We will apply for a listing of the floating rate notes on the Luxembourg Stock Exchange. We cannot assure you that this application will be granted. You should consult with Kredietbank Luxembourg, the Luxembourg listing agent for the floating rate notes, at 43, boulevard Royal, Luxembourg, L-2955, phone number (352) 4797-3933, to determine whether or not the floating rate notes are listed on the Luxembourg Stock Exchange. In connection with the listing application, the Certificate of Incorporation and By-Laws of the depositor, as well as legal notice relating to the issuance of the floating rate notes together with copies of the indenture, the trust agreement, the form of the floating rate notes, the administration agreement and other basic documents, will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies of those documents may be obtained upon request. Once the floating rate notes have been listed, trading may be effected on the Luxembourg Stock Exchange.

        The floating rate notes, the indenture, the administration agreement and the swap agreements are governed by the laws of the State of New York. The trust agreement is governed by the laws of the State of Delaware.

        In the event that the floating rate notes are listed on the Luxembourg Stock Exchange and floating rate definitive notes are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg paying and transfer agent, a Luxembourg paying and transfer agent will be appointed.

        As of the date of this prospectus supplement, none of the trust, the eligible lender trustee nor the indenture trustee is involved in any litigation or arbitration proceeding relating to the issuance of the floating rate notes. The depositor is not aware of any proceedings relating to the issuance of the floating rate notes, whether pending or threatened.

        At the request of the Luxembourg Stock Exchange, the depositor confirms that it has taken reasonable care to ensure that this prospectus supplement and the attached prospectus are true and accurate in all material respects and that there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained in this prospectus supplement or the prospectus, when taken as a whole.

        The depositor confirms that there has been no material adverse change in the assets of the trust since September 9, 2002, which is the cutoff date and the date of the information with respect to the assets of the trust set forth in this prospectus supplement.

RATINGS OF THE SECURITIES

        It is a condition to the issuance and sale of the class A notes that they be rated in the highest investment rating category by at least two of Fitch, Moody's and S&P. It is a condition to the issuance and sale of the class B notes that they be rated in one of the three highest investment rating categories by at least two of those rating agencies. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

LEGAL MATTERS

        Marianne M. Keler, Esq., General Counsel of Sallie Mae, as counsel to Sallie Mae, the servicer and the depositor, and McKee Nelson LLP, as special counsel to Sallie Mae, the servicer and the depositor, will give opinions on specified legal matters for the trust, the depositor, the servicer and the administrator. Shearman & Sterling, Washington, D.C. will give an opinion on specified federal income tax matters for the trust. Richards, Layton & Finger, P.A., as Delaware tax counsel for the trust, will give an opinion on specified Delaware state income tax matters for the trust. Cadwalader, Wickersham & Taft and Shearman & Sterling also will give opinions on specified legal matters for the underwriters.

GLOSSARY
FOR PROSPECTUS SUPPLEMENT

"Available Funds" means, as to a distribution date or any related monthly servicing payment date, the sum of the following amounts for the related collection period or, in the case of a monthly servicing payment date or auction rate distribution date, the applicable portion of these amounts:

  •
  all collections received by the servicer on the trust student loans, including any guarantee payments received on the trust student loans, but net of:

  (a)
  any collections in respect of principal on the trust student loans applied by the trust to repurchase guaranteed loans from the guarantors under the guarantee agreements, and

  (b)
  amounts required by the Higher Education Act to be paid to the Department of Education or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable trust student loan, on the trust student loans for that collection period including consolidation loan rebate fees;

  •
  any interest subsidy payments and special allowance payments received by the servicer or the eligible lender trustee during that collection period for the trust student loans;

  •
  all proceeds of the liquidation of defaulted trust student loans which were liquidated during that collection period in accordance with the servicer's customary servicing procedures, net of expenses incurred by the servicer related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated student loans, and all recoveries on liquidated student loans which were written off in prior collection periods or during that collection period;

  •
  the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the depositor or purchased by the servicer or for trust student loans sold to another eligible lender pursuant to the servicing agreement;

  •
  the aggregate purchase amounts received during that collection period for those trust student loans purchased by Sallie Mae;

  •
  the aggregate amounts, if any, received from Sallie Mae, the depositor or the servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost interest subsidy payments and special allowance payments, on the trust student loans pursuant to the sale agreement or the servicing agreement;

  •
  amounts received by the trust pursuant to the servicing agreement during that collection period as to yield or principal adjustments; and

  •
  investment earnings for that distribution date and any interest remitted by the administrator to the collection account prior to such distribution date or monthly servicing payment date;

provided that if on any distribution date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the reserve account, to pay any of the items specified in clauses (a) through (e) under "Description of the Notes—Distributions—Distributions from Collection Account" (but excluding clause (e), and including clauses (f) through (k), in the event that a condition exists as described in either (a) or (b) under "Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes)," then Available Funds for that distribution date will include, in addition to the Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay such items, and the Available Funds for the succeeding distribution date will be adjusted accordingly.

"Class A Note Interest Shortfall" means, for any distribution date, the excess of:

  (a)
  the Class A Noteholders' Interest Distribution Amount on the preceding distribution date, over

  (b)
  the amount of interest actually distributed to the class A noteholders on that preceding distribution date, plus interest on the amount of that excess, to the extent permitted by law, at the weighted average interest rate on all of the class A notes from that preceding distribution date to the current distribution date.

"Class A Note Principal Shortfall" means, as of the close of any quarterly distribution date, the excess of:

  (a)
  the Class A Noteholders' Principal Distribution Amount on that quarterly distribution date, over

  (b)
  the amount of principal actually distributed to the class A noteholders on that quarterly distribution date.

"Class A Noteholders' Distribution Amount" means, for any distribution date, the sum of the Class A Noteholders' Interest Distribution Amount and the Class A Noteholders' Principal Distribution Amount for that distribution date.

"Class A Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:

  (a)
  the amount of interest accrued at the class A note interest rates for the related accrual period on the aggregate outstanding principal balances of all classes of class A notes on the immediately preceding distribution date after giving effect to all principal distributions to class A noteholders on that preceding distribution date or, in the case of the first distribution date, on the closing date, and

  (b)
  the Class A Note Interest Shortfall for that distribution date.

"Class A Noteholders' Principal Distribution Amount" means, for any quarterly distribution date, the Principal Distribution Amount for that quarterly distribution date plus the Class A Note Principal Shortfall as of the close of the preceding quarterly distribution date; provided that the Class A Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the class A notes. In addition:

  (a)
  on the class A-1 maturity date, the principal required to be distributed to class A-1 noteholders will include the amount required to reduce the outstanding principal balance of the class A-1 notes to zero;

  (b)
  on the class A-2 maturity date, the principal required to be distributed to the class A-2 noteholders will include the amount required to reduce the outstanding principal balance of the class A-2 notes to zero;

  (c)
  on the class A-3 maturity date, the principal required to be distributed to the class A-3 noteholders will include the amount required to reduce the outstanding principal balance of the class A-3 notes to zero;

  (d)
  on the class A-4 maturity date, the principal required to be distributed to the class A-4 noteholders will include the amount required to reduce the outstanding principal balance of the class A-4 notes to zero;

  (e)
  on the class A-5 maturity date, the principal required to be distributed to the class A-5 noteholders will include the amount required to reduce the outstanding principal balance of the class A-5 notes to zero;

  (f)
  on the class A-6 maturity date, the principal required to be distributed to the class A-6 noteholders will include the amount required to reduce the outstanding principal balance of the class A-6 notes to zero;

  (g)
  on the class A-7 maturity date, the principal required to be distributed to the class A-7 noteholders will include the amount required to reduce the outstanding principal balance of the class A-7 notes to zero;

  (h)
  on the class A-8 maturity date, the principal required to be distributed to the class A-8 noteholders will include the amount required to reduce the outstanding principal balance of the class A-8 notes to zero;

  (i)
  on the class A-9 maturity date, the principal required to be distributed to the class A-9 noteholders will include the amount required to reduce the outstanding principal balance of the class A-9 notes to zero;

  (j)
  on the class A-10 maturity date, the principal required to be distributed to the class A-10 noteholders will include the amount required to reduce the outstanding principal balance of the class A-10 notes to zero; and

  (k)
  on the class A-11 maturity date, the principal required to be distributed to the class A-11 noteholders will include the amount required to reduce the outstanding principal balance of the class A-11 notes to zero.

"Class B Note Interest Shortfall" means, for any distribution date, the excess of:

  (a)
  the Class B Noteholders' Interest Distribution Amount on the preceding quarterly distribution date, over

  (b)
  the amount of interest actually distributed to the class B noteholders on that preceding distribution date, plus interest on the amount of that excess, to the extent permitted by law, at the class B note interest rate from that preceding distribution date to the current distribution date.

"Class B Note Principal Shortfall" means, as of the close of any quarterly distribution date, the excess of:

  (a)
  the Class B Noteholders' Principal Distribution Amount on that quarterly distribution date, over

  (b)
  the amount of principal actually distributed to the class B noteholders on that quarterly distribution date.

"Class B Noteholders' Distribution Amount" means, for any distribution date, the sum of the Class B Noteholders' Interest Distribution Amount and the Class B Noteholders' Principal Distribution Amount for that distribution date.

"Class B Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:

  (a)
  the amount of interest accrued at the class B note rate for the related accrual period on the outstanding principal balance of the class B notes on the immediately preceding distribution date, after giving effect to all principal distributions to class B noteholders on that preceding distribution date, and

  (b)
  the Class B Note Interest Shortfall for that distribution date.

"Class B Noteholders' Principal Distribution Amount" means, for any quarterly distribution date, the excess of:

  (1)
  the sum of:

  (a)
  the Principal Distribution Amount for that quarterly distribution date,

  (b)
  the Class A Note Principal Shortfall as of the close of the preceding quarterly distribution date, and

    (c)
    the Class B Note Principal Shortfall as of the close of the preceding quarterly distribution date, over

  (2)
  the Class A Noteholders' Principal Distribution Amount for that distribution date;

provided that the Class B Noteholders' Principal Distribution Amount will not exceed the principal balance of the class B Notes.

In addition, on the class B maturity date, the principal required to be distributed to the class B noteholders will include the amount required to reduce the outstanding principal balance of the class B notes to zero.

"Pool Balance" for any date means the aggregate principal balance of the trust student loans on that date, including accrued interest that is expected to be capitalized, as reduced by:

  •
  all payments received by the trust through that date from borrowers, the guarantee agencies and the Department of Education;

  •
  all amounts received by the trust through that date from purchases of the trust student loans by Sallie Mae, the depositor or the servicer;

  •
  all liquidation proceeds and Realized Losses on the trust student loans liquidated through that date;

  •
  the amount of any adjustments to balances of the trust student loans that the servicer makes under the servicing agreement through that date; and

  •
  the amount by which guarantor reimbursements of principal on defaulted trust student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

"Principal Distribution Amount" means:

  (a)
  as to the initial quarterly distribution date, the amount by which the aggregate outstanding principal amount of the notes exceeds the Adjusted Pool Balance for that quarterly distribution date, and

  (b)
  as to each subsequent quarterly distribution date, the amount by which the Adjusted Pool Balance for the preceding quarterly distribution date exceeds the Adjusted Pool Balance for that quarterly distribution date.

For this purpose, "Adjusted Pool Balance" means, for any distribution date,

  (a)
  if the Pool Balance as of the last day of the related collection period is greater than    % of the initial Pool Balance, the sum of that Pool Balance and the Specified Reserve Account Balance for that distribution date, or

  (b)
  if the Pool Balance as of the last day of the related collection period is less than or equal to    % of the initial Pool Balance, that Pool Balance.

"Realized Loss" means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated student loan over liquidation proceeds for a student loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

"Specified Reserve Account Balance" for any quarterly distribution date means the greater of:

  (a)
  % of the Pool Balance as of the close of business on the last day of the related collection period; and

  (b)
  $              ;

provided that in no event will that balance exceed the sum of the outstanding principal amount of the notes.

PRINCIPAL OFFICES

DEPOSITOR
SLM FUNDING CORPORATION
Suite B
304 S. Minnesota Street
Carson City, Nevada 89703

ADMINISTRATOR
STUDENT LOAN MARKETING ASSOCIATION
11600 Sallie Mae Drive
Reston, Virginia 20193

SLM STUDENT LOAN TRUST 2002-7

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION as Eligible Lender Trustee Christiana Center/OPS4 500 Stanton Christiana Road Newark, Delaware 19713	THE BANK OF NEW YORK as Indenture Trustee One Wall Street New York, New York 10266

PAYING AGENTS
THE BANK OF NEW YORK
One Wall Street
New York, New York 10266

THE BANK OF NEW YORK
One Canada Square
London E14 5AL

LUXEMBOURG PAYING AGENT
THE BANK OF NEW YORK (LUXEMBOURG) SA
Aerogolf Centre
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg

LEGAL ADVISORS TO THE DEPOSITOR, THE TRUST AND THE ADMINISTRATOR

MCKEE NELSON LLP
5 Times Square
New York, New York 10036

SHEARMAN & STERLING
801 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2604

RICHARDS, LAYTON & FINGER, P.A.
920 King Street
Wilmington, Delaware 19801

LEGAL ADVISORS TO UNDERWRITERS

CADWALADER, WICKERSHAM & TAFT
1201 F Street, N.W.
Suite 1100
Washington, D.C. 20004

SHEARMAN & STERLING
801 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2604

PROSPECTUS

The SLM Student Loan Trusts
Student Loan-Backed Notes
Student Loan-Backed Certificates

SLM Funding Corporation
Depositor
Sallie Mae Servicing L.P.
Servicer

You should consider carefully the risk factors described in this prospectus beginning on page 20 and in the prospectus supplement that accompanies this prospectus.

Each issue of securities represents obligations of, or interests in, the applicable trust only. They do not represent interests in or obligations of SLM Corporation, the Student Loan Marketing Association, the depositor, the servicer or any of their affiliates. SLM Corporation changed its name, effective May 17, 2002. It was formerly named USA Education, Inc.

The securities are not guaranteed or insured by the United States of America or any governmental agency.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The Depositor

SLM Funding Corporation is a wholly owned subsidiary of the Student Loan Marketing Association.

The Securities

The depositor intends to form trusts to issue student loan-backed securities. These securities may be in the form of notes or certificates. Each issue will have its own series designation. We will sell the securities from time to time in amounts, at prices and on terms determined at the time of offering and sale.

Each series may include:

  •
  one or more classes of certificates that represent ownership interests in the assets of the trust for that issue; and
  •
  one or more classes of notes secured by the assets of that trust.

A class of certificates or notes may:

  •
  be senior or subordinate to other classes; and
  •
  receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

Each class of certificates or notes has the right to receive payments of principal and interest at the rates, on the dates and in the manner described in the applicable supplement to this prospectus.

Trust Assets

The assets of each trust will include:

  •
  education loans to students or parents of students; and
  •
  other moneys, investments and property.

A supplement to this prospectus will describe the specific amounts, prices and terms of the notes and certificates of each series. The supplement will also give details of the specific student loans, credit enhancement, and other assets of the trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

November 4, 2002

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

        We provide information to you about the securities in two separate documents that progressively provide more detail:

  •
  this prospectus, which provides general information, some of which may not apply to your series of securities; and

  •
  the related prospectus supplement that describes the specific terms of your series of securities, including:

  •
  the timing of interest and principal payments;

  •
  financial and other information about the student loans and the other assets owned by the trust;

  •
  information about credit enhancement;

  •
  the ratings; and

  •
  the method of selling the securities.

        You should rely only on the information contained or incorporated in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or other jurisdiction where the offer is prohibited.

        We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

Prospectus Summary
•	Principal Parties
•	The Notes
•	The Certificates
•	Assets of the Trust
•	Collection Account
•	Pre-Funding Account
•	Reserve Account
•	Credit and Cash Flow or other Enhancement or Derivative Arrangements
•	Purchase Agreements
•	Sale Agreements
•	Servicing Agreements
•	Servicing Fee
•	Administration Agreement
•	Administration Fee
•	Representations and Warranties of the Depositor
•	Representations and Warranties of Sallie Mae and the Other Sellers Under the Purchase Agreements
•	Covenants of the Servicer
•	Optional Purchase
•	Auction of Trust Assets
•	Tax Considerations
•	ERISA Considerations
•	Capital Treatment of the Senior Notes
•	Ratings
Risk Factors
•	Because The Securities May Not Provide Regular or Predictable Payments, You May Not Receive The Return on Investment That You Expected
•	If a Secondary Market For Your Securities Does Not Develop, The Value of Your Securities May Diminish
•	The Trust Will Have Limited Assets From Which To Make Payments On The Securities, Which May Result In Losses
•	You May Incur Losses Or Delays In Payments On Your Securities If Borrowers Default On The Student Loans
•	If A Guarantor Of The Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Securities
•	The Department Of Education's Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal and Interest on Your Securities
•	You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control
•	You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Securities
•	A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Student Loans Which May Result In Delays In Payment Or Losses On Your Securities
•	The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation May Result In Losses On Your Securities
•	The Noteholders' Right To Waive Defaults May Adversely Affect Certificateholders
•	Subordination Of The Certificates Or Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays In Payment On Those Securities

•	The Securities May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk
•	The Principal Of The Student Loans May Amortize Faster Because Of Incentive Programs
•	Payment Offsets By Guarantors Or The Department Of Education Could Prevent The Trust From Paying You The Full Amount Of The Principal And Interest Due On Your Securities
•	A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Securities
•	The Bankruptcy Of The Depositor, Sallie Mae or any Other Seller Could Delay or Reduce Payments On Your Securities
•	The Indenture Trustee May Have Difficulty Liquidating Student Loans After An Event Of Default
•	The Federal Direct Student Loan Program Could Result In Reduced Revenues For The Servicer And The Guarantors
•	Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor Or Sallie Mae and the Other Sellers And, Accordingly, Adversely Affect Your Securities

•	The Use Of Master Promissory Notes May Compromise The Indenture Trustee's Security Interest In The Student Loans
•	Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Securities
Formation of the Trusts
•	The Trusts
•	Eligible Lender Trustee
Use of Proceeds
Sallie Mae, the Other Sellers, the Depositor and the Servicer
•	Sallie Mae
•	The Other Sellers
•	The Depositor
•	The Servicer
The Student Loan Pools
•	Sallie Mae's Student Loan Financing Business
Loan Purchases
Servicing
Consolidation/Repayment Programs
Incentive Programs
•	Delinquencies, Defaults, Claims and Net Losses
•	Payment of Notes
•	Depositor Liability
•	Termination
Transfer and Servicing Agreements
•	General
•	Purchase of Student Loans by the Depositor; Representations and Warranties of Sallie Mae and the Other Sellers
•	Sale of Student Loans to the Trust; Representations and Warranties of the Depositor
•	Custodian of Promissory Notes
•	Additional Fundings

•	Amendments to Transfer and Servicing Agreements
Servicing and Administration
•	General
•	Accounts
•	Servicing Procedures
•	Payments on Student Loans
•	Servicer Covenants
•	Servicing Compensation
•	Net Deposits
•	Evidence as to Compliance
•	Certain Matters Regarding the Servicer
•	Servicer Default
•	Rights Upon Servicer Default
•	Waiver of Past Defaults
•	Administration Agreement
•	Administrator Default
•	Rights Upon Administrator Default
•	Statements to Indenture Trustee and Trust
•	Evidence as to Compliance
Trading Information
•	Pool Factors
Description of the Notes
•	General
•	Principal and Interest on the Notes
•	The Indenture
General
Modification of Indenture
Events of Default; Rights Upon Event of Default
Certain Covenants
Indenture Trustee's Annual Report
Satisfaction and Discharge of Indenture
The Indenture Trustee
Description of the Certificates

•	General
•	Distributions on the Certificate Balance
Certain Information Regarding the Securities
•	Fixed Rate Securities
•	Floating Rate Securities
•	Distributions
•	Credit and Cash Flow or other Enhancement or Derivative Arrangements
General
Reserve Account
•	Insolvency Events
•	Book-Entry Registration
•	Definitive Securities
•	List of Securityholders
•	Reports to Securityholders
Certain Legal Aspects of the Student Loans
•	Transfer of Student Loans
•	Consumer Protection Laws
•	Loan Origination and Servicing Procedures Applicable to Student Loans
•	Student Loans Generally Not Subject to Discharge in Bankruptcy
U.S. Federal Income Tax Consequences
•	Tax Characterization of the Trust
•	Tax Consequences to Holders of Securities
Treatment of the Securities as Indebtedness
Stated Interest
Original Issue Discount
Market Discount
Amortizable Bond Premium
Election to Treat all Interest as OID
Sale or Other Disposition

Waivers and Amendments
Tax Consequences to Foreign Investors
Information Reporting and Backup Withholding
State Tax Consequences
ERISA Considerations
• The Notes
• The Certificates
Available Information

Reports To Securityholders
Incorporation Of Certain Documents By Reference
The Plan Of Distribution
Legal Matters
Appendix A: Federal Family Education Loan Program
Appendix B: Global Clearance, Settlement and Tax Documentation Procedures

PROSPECTUS SUMMARY

        This summary highlights selected information concerning the securities. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information appearing elsewhere in this document and in the prospectus supplement for your particular securities.

Principal Parties
•	Issuer	A Delaware statutory trust to be formed for each series of securities under a trust agreement between the depositor and an eligible lender trustee.
•	Depositor
The depositor is SLM Funding Corporation, a wholly-owned, special purpose subsidiary of the Student Loan Marketing Association, also known as Sallie Mae. Because we are not an institution eligible to hold legal title to student loans, an interim eligible lender trustee specified in the prospectus supplement for your securities will hold legal title to the student loans on our behalf. References to the "depositor" also include the interim trustee where the context involves the holding or transferring of legal title to the student loans.
•	Eligible Lender Trustee
For each series of securities, the related prospectus supplement will specify the eligible lender trustee for the related trust. See "Formation of the Trusts—Eligible Lender Trustee" in this prospectus.
•	Servicer
The servicer is Sallie Mae Servicing L.P., a wholly owned subsidiary of SLM Corporation, the parent of Sallie Mae, or another third-party servicer specified in the prospectus supplement for your securities. Sallie Mae Servicing L.P. manages and operates Sallie Mae's loan servicing functions for Sallie Mae, its affiliates and various unrelated parties. SLM Corporation changed its name effective May 17, 2002. It was formerly named USA Education, Inc. Under the circumstances described in this prospectus, the servicer may transfer its obligations to other entities. The servicer may also contract with various other servicers or sub-servicers. The related prospectus supplement will describe any sub-servicers. See "Servicing and Administration—Certain Matters Regarding the Servicer" in this prospectus.

•	Indenture Trustee
For each series of securities, the related prospectus supplement will specify the indenture trustee for the notes. See "Description of the Notes—The Indenture—The Indenture Trustee" in this prospectus.
•	Administrator
Sallie Mae will act as administrator of each trust. Under the circumstances described in this prospectus, Sallie Mae may transfer its obligations as administrator. See "Servicing and Administration—Administration Agreement."
The Notes
Each series of securities will include one or more classes of student loan-backed notes. The notes will be issued under an indenture between the trust and the related indenture trustee. We may offer each class of notes publicly or privately, as specified in the related prospectus supplement.

The notes will be available for purchase in multiples of $1,000 or as otherwise provided in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the Securities—Book-Entry Registration" and "—Definitive Securities."
Each class of notes will have a stated principal amount and will bear interest at a specified rate. Classes of notes may also have different interest rates. The interest rate may be:
		•	fixed,
		•	variable,
		•	adjustable,
		•	auction-determined, or
		•	any combination of these rates.
The related prospectus supplement will specify:
		•	the principal amount of each class of notes; and
		•	the interest rate for each class of notes or the method for determining the interest rate.
See "Description of the Notes—Principal and Interest on the Notes."

If a series includes two or more classes of notes:
	•	the timing and priority of payments, seniority, interest rates or amount of payments of principal or interest may differ for each class; or
	•	payments of principal or interest on a class may or may not be made, depending on whether specified events occur.
The related prospectus supplement will provide this information.

The Certificates
Each series of securities may also include one or more classes of certificates. The certificates will be issued under the trust agreement for that series. We may offer each class of certificates publicly or privately, as specified in the related prospectus supplement.

Certificates will be available for purchase in a minimum denomination of $100,000 and additional increments of $1,000. They will be available initially in book-entry form only. Investors who hold the certificates in book-entry form will be able to receive definitive certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the Securities—Book-Entry Registration" and "—Definitive Securities."
Each class of certificates will have a stated certificate balance. The certificates will yield a return on that balance at a specified certificate rate. The rate of return may be:
	•	fixed,
	•	variable,
	•	adjustable,
	•	auction-determined, or
	•	any combination of these rates.
The related prospectus supplement will specify:
	•	the certificate balance for each class of certificates; and
	•	the rate of return for each class of certificates or the method for determining the rate of return.

If a series includes two or more classes of certificates:
• the timing and priority of distributions, seniority, allocations of losses, certificate rates or distributions on the certificate balance may differ for each class; and
• distributions on a class may or may not be made, depending on whether specified events occur.
The related prospectus supplement will provide this information.
See "Description of the Certificates—Distributions on the Certificate Balance."

Distributions on the certificates may be subordinated in priority of payment to payments of principal and interest on the notes. If this is the case, the related prospectus supplement will provide this information.
Assets of the Trust	The assets of each trust will include a pool of student loans. They may be:
• education loans to students or parents of students made under the Federal Family Education Loan Program; or
• if so specified in the prospectus supplement, other education loans not made under the Federal Family Education Loan Program.

Unless we say otherwise in this prospectus or in a prospectus supplement, "student loans" refer to loans made under the Federal Family Education Loan Program. Student loans owned by a specific trust are called "trust student loans".
The assets of the trust will include rights to receive payments made on these student loans and any proceeds related to them.

We will purchase the student loans from Sallie Mae or another seller under a purchase agreement. If the seller is an entity other than Sallie Mae or an eligible lender acting on behalf of Sallie Mae, the prospectus supplement for your securities will describe the seller of the student loans. The student loans will be selected based on criteria listed in that purchase agreement. We will sell the student loans to the trust under a sale agreement. The related prospectus supplement will specify the aggregate principal balance of the loans sold. The property of each trust also will include amounts on deposit in specific trust accounts, including a collection account, any reserve account, any pre-funding account and any other account identified in the applicable prospectus supplement and the right to receive payments under any swap agreements entered into by the trust. See "Formation of the Trusts—The Trusts."

Each student loan sold to a trust will be 98% guaranteed—or 100% for student loans disbursed before October 1, 1993—as to the payment of principal and interest by a state guaranty agency or a private non-profit guarantor. These guarantees are contingent upon compliance with specific origination and servicing procedures as prescribed by various federal and guarantor regulations. Each guarantor is reinsured by the Department of Education for between 75% and 100% of claims paid by that guarantor for a given federal fiscal year. The reinsured amount depends on a guarantor's claims experience and the year in which the loans subject to the claims were disbursed. The percentage of the claims paid by a guarantor that are reinsured could change in the future by legislation. See "Appendix A—Federal Family Education Loan Program—Guarantee Agencies under the FFELP."

A trust may also have among its assets various agreements with counterparties providing for interest rate swaps, caps and similar financial contracts. These agreements will be described in the related prospectus supplement.

Collection Account
For each trust, the administrator will establish and maintain accounts to hold all payments made on the trust student loans. We refer to these accounts as the collection account. The collection account will be in the name of the indenture trustee on behalf of the holders of the notes and the certificates. The prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.
Pre-Funding Account
A prospectus supplement may indicate that a portion of the net proceeds of the sale of the securities may be kept in a pre-funding account for a period of time and used to purchase additional student loans. If a pre-funding account is established, it will be in the name of the indenture trustee and will be an asset of the trust. The prospectus supplement will describe the permitted uses of any funds in the pre-funding account and the conditions to their application.
Reserve Account
The administrator will establish an account for each series called the reserve account. This account will be in the name of the indenture trustee and will be an asset of the trust. On the closing date, we will make a deposit into the reserve account, as specified in the prospectus supplement. The initial deposit into the reserve account may also be supplemented from time to time by additional deposits. The prospectus supplement will describe the amount of these additional deposits.

The prospectus supplement for each trust will describe how amounts in the reserve account will be available to cover shortfalls in payments due on the securities. It will also describe how amounts on deposit in the reserve account in excess of the required reserve account balance will be distributed.
Credit and Cash Flow or other Enhancement or Derivative Arrangements	Credit or cash flow enhancement for any series of securities may include one or more of the following:
• subordination of one or more classes of securities;
• a reserve account or a cash collateral account;
• overcollateralization;

	•	letters of credit, credit or liquidity facilities;
	•	surety bonds;
	•	guaranteed investment contracts;
	•	interest rate, currency or other swaps, exchange agreements, interest rate protection agreements, repurchase obligations, put or call options and other yield protection agreements;
	•	agreements providing for third party payments; or
	•	other support, deposit or derivative arrangements.

If any credit or cash flow enhancement applies to a trust or any of the securities issued by that trust, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application. A credit or cash flow enhancement may have limitations and exclusions from coverage. If applicable, the related prospectus supplement will describe these limitations or exclusions. See "Certain Information Regarding the Securities—Credit and Cash Flow or other Enhancement or Derivative Arrangements" in this prospectus.
Purchase Agreements
For each trust, the depositor will acquire the related student loans under a purchase agreement. We will assign our rights under the purchase agreement to the eligible lender trustee on behalf of the trust. The trust will further assign these rights to the indenture trustee as collateral for the notes. See "Transfer and Servicing Agreements" in this prospectus.
Sale Agreements
The depositor will sell the trust student loans to the trust under a sale agreement. The eligible lender trustee will hold legal title to the trust student loans. The trust will assign its rights under the sale agreement to the indenture trustee as collateral for the notes. See "Transfer and Servicing Agreements" in this prospectus.

Servicing Agreements
The servicer will enter into a servicing agreement or servicing agreements covering the student loans held by each trust. Under the servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of, and making collections on the trust student loans. In addition, it will file with the Department of Education and the guarantors all appropriate claims to collect interest subsidy payments, special allowance payments and guarantee payments owed on the trust student loans. See "Servicing and Administration" in this prospectus.
Servicing Fee
The servicer will receive a servicing fee specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement. These amounts will be payable monthly.

The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before the related securities unless any portion of the servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement.
See "Servicing and Administration—Servicing Compensation" in this prospectus.
Administration Agreement
Sallie Mae, in its capacity as administrator, entered into a master administration agreement with the depositor in May 1997. Sallie Mae and the depositor also will enter into a supplement to the master administration agreement with each trust, the eligible lender trustee, the servicer and the indenture trustee. Under these agreements, Sallie Mae will undertake specific administrative duties for each trust. See "Servicing and Administration—Administration Agreement" in this prospectus.
Administration Fee
The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before the related securities, as specified in the related prospectus supplement. See "Servicing and Administration—Administration Agreement" in this prospectus.

Representations and Warranties of the Depositor
Under the sale agreement for each trust, the depositor, as the seller of the loans to the trust, will make specific representations and warranties to the trust concerning the student loans. We will have an obligation to repurchase any trust student loan if the trust is materially and adversely affected by a breach of our representations or warranties, unless we can cure the breach within the period specified in the applicable prospectus supplement. Alternatively, we may substitute qualified substitute student loans rather than repurchasing the affected loans. Qualified substitute student loans are student loans that comply, on the date of substitution, with all of the representations and warranties made by us in the sale agreement. Qualified substitute student loans must also be substantially similar on an aggregate basis to the loans they are being substituted for with regard to the following characteristics:
	•	principal balance;
	•	status—in-school, grace, deferment, forbearance or repayment;
	•	program type—Unsubsidized Stafford, Subsidized Stafford, PLUS, SLS, Consolidation or nonFederal Family Education Loan Program loans;
	•	school type;
	•	total return; and
	•	remaining term to maturity.
Any required repurchase or substitution will occur on the date the next collection period ends after the applicable cure period has expired.
In addition, we have an obligation to reimburse the trust for:
	•	any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced, and
	•	any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of our representations and warranties.

See "Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor."
Representations and Warranties of Sallie Mae and the Other Sellers under the Purchase Agreements
In each purchase agreement, Sallie Mae or any other seller of the student loans will make representations and warranties to the depositor concerning the student loans covered by that purchase agreement. These representations and warranties will be similar to the representations and warranties made by the depositor under the related sale agreement. Sallie Mae and the other sellers will have repurchase, substitution and reimbursement obligations under the purchase agreement that match those of the depositor under the sale agreement.
See "Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of Sallie Mae and the Other Sellers."
Covenants of the Servicer
The servicer will agree to service the trust student loans in compliance with the servicing agreement and the Higher Education Act, if applicable. It will have an obligation to purchase from a trust, or substitute qualified substitute student loans for, any trust student loan if the trust is materially and adversely affected by a breach of any covenant of the servicer concerning that student loan. Any breach that relates to compliance with the Higher Education Act or the requirements of a guarantor, but that does not affect that guarantor's obligation to guarantee payment of a trust student loan, will not be considered to have a material adverse effect.

If the servicer does not cure a breach within the period specified in the applicable prospectus supplement, the purchase or substitution will be made on the next collection period end date after the applicable cure period has expired, or as described in the related prospectus supplement.
In addition, the servicer has an obligation to reimburse the trust for:
• any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced, and

• any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of the servicer's covenants.
See "Servicing and Administration—Servicer Covenants."
Optional Purchase
The depositor or another entity specified in the prospectus supplement may, at its option, purchase, or arrange for the purchase of, all remaining student loans owned by a trust on any distribution date when their pool balance is 10% or less of the initial pool balance. The exercise of this purchase option will result in the early retirement of the securities issued by that trust. See "The Student Loan Pools—Termination" in this prospectus.
Auction of Trust Assets
The indenture trustee will offer for sale all remaining trust student loans at the end of the collection period when their pool balance reduces to 10% or less of the initial pool balance. An auction will occur only if the entity with the optional purchase right has first waived its optional purchase right. The auction of the remaining trust student loans will result in the early retirement of the securities issued by that trust. See "The Student Loan Pools—Termination" in this prospectus and "Summary of Terms—Auction of Trust Assets" in the related prospectus supplement.
Tax Considerations
On the closing date for a series, Shearman & Sterling or a law firm identified in the applicable prospectus supplement, as federal tax counsel to the applicable trust, will deliver an opinion that, for U.S. federal income tax purposes:
• the notes of that series will be characterized as debt; and
• the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.
In addition, a law firm identified in the applicable prospectus supplement as Delaware tax counsel will deliver an opinion that:
• the same characterizations would apply for Delaware state income tax purposes as for U.S. federal income tax purposes; and

• holders of the securities that are not otherwise subject to Delaware taxation on income will not become subject to Delaware state tax as a result of their ownership of the securities.

By acquiring a note, you will agree to treat that note as indebtedness. By acquiring a certificate, you will agree to treat the related trust either as a partnership in which you are a partner for federal income tax purposes, or as otherwise described in the related prospectus supplement.
See "U.S. Federal Income Tax Consequences" and "State Tax Consequences."
ERISA Considerations
A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, should carefully review with its legal advisors whether the plan's purchase or holding of any class of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code. See "ERISA Considerations" in this prospectus and in the related prospectus supplement.
Capital Treatment of the Senior Notes
The Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision have advised us in letters addressed to the depositor that senior notes backed by Federal Family Education Loan Program loans are eligible for 20% risk-based capital treatment. These regulators further advised us generally that if any trust student loan was disbursed on or after October 1, 1993, consistent with the Higher Education Act's two percent lender risk sharing provisions, only 98% of each senior note would be eligible for the 20% risk category. Most of the student loans sold by the depositor will be disbursed on or after October 1, 1993 and, accordingly, only 98% of each senior note is eligible for the 20% risk category. The letters from the banking regulators did not address the subordinate notes' or certificates' eligibility for the 20% risk category.

In addition, we have received letters from the banking regulators for France, Germany, Italy, Japan, Luxembourg, the Netherlands and the United Kingdom, in each case advising us that the senior notes may be eligible for 20% risk-based capital treatment. We also received a letter from the banking regulator for Switzerland advising us that the senior notes may be eligible for 25% risk-based capital treatment. The Netherlands banking regulator further advised us that it considers the Federal Family Education Loan Program loans to be a homogenous pool of assets and, accordingly, will make no distinction between trust student loans disbursed before and after October 1, 1993. With the exception of the French, German, Japanese and Swiss banking regulators, whose advice does not address the matter, the European bank authorities have advised us that they will treat trust student loans disbursed on or after October 1, 1993 in a manner consistent with the advice we received from the United States banking regulators.
Ratings	All of the securities will be rated in one of the four highest rating categories. The related prospectus supplement will specify the ratings for the securities.

RISK FACTORS

        You should carefully consider the following risk factors in deciding whether to purchase any securities. You should also consider the additional risk factors described in each prospectus supplement. All of these risk factors could affect your investment in or return on the securities.

Because The Securities May Not Provide Regular or Predictable Payments, You May Not Receive The Return on Investment That You Expected	The securities may not provide a regular or predictable schedule of payments or payment on any specific date. Accordingly, you may not receive the return on investment that you expected.
If a Secondary Market For Your Securities Does Not Develop, The Value of Your Securities May Diminish
The securities will be a new issue without an established trading market. We do not intend to list the securities on any national exchange. As a result, we cannot assure you that a secondary market for the securities will develop. If a secondary market does not develop, the spread between the bid price and the asked price for your securities may widen, thereby reducing the net proceeds to you from the sale of your securities.
The Trust Will Have Limited Assets From Which To Make Payments On The Securities, Which May Result In Losses
The trust will not have, nor will it be permitted to have, significant assets or sources of funds other than the trust student loans, the guarantee agreements, and, if so provided in the related prospectus supplement, a reserve account and other credit or cash flow enhancements.

Consequently, you must rely upon payments on the trust student loans from the borrowers and guarantors, and, if available, amounts on deposit in the reserve account and any other credit or cash flow enhancement to repay your securities. If these sources of funds are insufficient to repay your securities, you may experience a loss on your investment.
You May Incur Losses Or Delays In Payments On Your Securities If Borrowers Default On The Student Loans
The majority of the student loans owned by the trust will be only 98% guaranteed. If a borrower defaults on a student loan that is only 98% guaranteed, the related trust will experience a loss of approximately 2% of the outstanding principal and accrued interest on that student loan. If defaults occur on the trust student loans and the credit enhancement described in the related prospectus supplement is insufficient, you may suffer a delay in payment or losses on your securities.

If A Guarantor Of The Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Securities
All of the student loans will be unsecured. As a result, the primary security for payment of a student loan is the guarantee provided by the applicable guarantor. Student loans acquired by each trust will be subject to guarantee agreements with a number of individual guarantors. A deterioration in the financial status of a guarantor and its ability to honor guarantee claims could result in a failure of that guarantor to make its guarantee payments to the eligible lender trustee in a timely manner. A guarantor's financial condition could be adversely affected by a number of factors including:
	•	the amount of claims made against that guarantor as a result of borrower defaults;
•
the amount of claims reimbursed to that guarantor from the Department of Education, which range from 75% to 100% of the 98% guaranteed portion of the loan depending on the date the loan was made and the performance of the guarantor; and
•
changes in legislation that may reduce expenditures from the Department of Education that support federal guarantors or that may require guarantors to pay more of their reserves to the Department of Education.
If the financial condition of a guarantor deteriorates, it may fail to make guarantee payments in a timely manner. In that event, you may suffer delays in payment or losses on your securities.
The Department Of Education's Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal And Interest On Your Securities
If a guarantor is unable to meet its guarantee obligations, the trust may submit claims directly to the Department of Education for payment. The Department of Education's obligation to pay guarantee claims directly is dependent upon it determining that the guarantor is unable to meet its obligations. If the Department of Education delays in making this determination, you may suffer a delay in the payment of principal and interest on your securities. In addition, if the Department of Education determines that the guarantor is able to meet its obligations, the Department of Education will not make guarantee payments to the trust. The Department of Education may or may not make the necessary determination or, if it does, it may or may not make this determination or the ultimate payment of the guarantee claims in a timely manner. This could result in delays or losses on your investment.

You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control
A borrower may prepay a student loan in whole or in part, at any time. The likelihood of prepayments is higher as a result of various loan consolidation programs. In addition, a trust may receive unscheduled payments due to defaults and to purchases by the servicer or the depositor. The rate of prepayments on the student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financings and the general economy. Because a pool will include thousands of student loans, it is impossible to predict the amount and timing of payments that will be received and paid to securityholders in any period. Consequently, the length of time that your securities are outstanding and accruing interest may be shorter than you expect.

On the other hand, the student loans may be extended as a result of grace periods, deferment periods and, under some circumstances, forbearance periods. This may lengthen the remaining term of the student loans and delay principal payments to you. The amount available for distribution to you will be reduced if borrowers fail to pay timely the principal and interest due on the trust student loans. Consequently, the length of time that your securities are outstanding and accruing interest may be longer than you expect.

The optional purchase right and, if applicable, the possibility that any pre-funded amount may not be fully used to purchase additional student loans create additional uncertainty regarding the timing of payments to securityholders.
The effect of these factors is impossible to predict. To the extent they create reinvestment risk, you will bear that risk.
You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Securities
Asset-backed securities usually produce increased principal payments to investors when market interest rates fall below the interest rates on the collateral—student loans in this case—and decreased principal payments when market interest rates rise above the interest rates on the collateral. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing lower yields than the yield on the securities. Similarly, you are likely to receive less money to reinvest when other investments generally are producing higher yields than the yield on the securities.

A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Student Loans, Which May Result In Delays In Payment Or Losses On Your Securities
The Higher Education Act requires lenders making and servicing student loans and the guarantors guaranteeing those loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made, disbursed and serviced.

Failure to follow these procedures may result in:

  • the Department of Education's refusal to make reinsurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the trust student loans; or

  • the guarantors' inability or refusal to make guarantee payments on the trust student loans.

Loss of any program payments could adversely affect the amount of available funds and the trust's ability to pay principal and interest on your securities.
The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation May Result In Losses On Your Securities
Under some circumstances, the trust has the right to require the depositor or the servicer to purchase or substitute for a trust student loan. This right arises generally if a breach of the representations, warranties or covenants of the depositor or the servicer, as applicable, has a material adverse effect on the trust, if the breach is not cured within the applicable cure period. We cannot guarantee you, however, that we or the servicer will have the financial resources to make a purchase or substitution. In this case, you, rather than us or the servicer, will bear any resulting loss.
The Noteholders' Right To Waive Defaults May Adversely Affect Certificateholders
The noteholders have the ability, with specified exceptions, to waive defaults by the servicer or the administrator, including defaults that could materially and adversely affect the certificateholders.
Subordination Of The Certificates Or Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays In Payment On Those Securities
Payments on the certificates may be subordinated to payments due on the notes of that series. In addition, some classes of notes may be subordinate to other classes. Consequently, holders of the certificates and the holders of some classes of notes may bear a greater risk of losses or delays in payment. The prospectus supplement will describe the nature and the extent of any subordination.

The Securities May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk
The securities may be repaid before you expect them to be if:

  • the indenture trustee successfully conducts an auction sale or

  • we exercise our option to purchase all the trust student loans.

Either event would result in the early retirement of the securities outstanding on that date. If this happens, your yield on the securities may be affected. You will bear the risk that you cannot reinvest the money you receive in comparable securities at as high a yield.
The Principal Of The Student Loans May Amortize Faster Because Of Incentive Programs
Sallie Mae and the other sellers currently offer various incentive programs to borrowers. The servicer may also make these incentive programs available to borrowers with trust student loans. Any incentive program that effectively reduces borrower payments or principal balances on trust student loans and is not required by the Higher Education Act will be applicable to the trust student loans only if the servicer receives payment from Sallie Mae and the other sellers in an amount sufficient to offset the effective yield reductions. If these benefits are made available to borrowers with trust student loans, the principal of the affected trust student loans may amortize faster than anticipated.
Payment Offsets By Guarantors Or The Department Of Education Could Prevent The Trust From Paying You The Full Amount Of The Principal And Interest Due On Your Securities
The eligible lender trustee may use the same Department of Education lender identification number for student loans in a trust as it uses for other student loans it holds on behalf of other trusts established by the depositor. If so, the billings submitted to the Department of Education and the claims submitted to the guarantors will be consolidated with the billings and claims for payments for trust student loans under other trusts using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantors will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the eligible lender trustee among the various trusts that reference the same lender identification number.

If the Department of Education or a guarantor determines that the eligible lender trustee owes it a liability on any trust student loan, including loans it holds on behalf of the trust for your securities or other trusts, the Department or the applicable guarantor may seek to collect that liability by offsetting it against payments due to the eligible lender trustee under the terms of the trust. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus the trust's ability to pay you principal and interest on the securities.

The servicing agreement for your securities and other servicing agreements of the depositor will contain provisions for cross-indemnification concerning those payments and offsets. Even with cross-indemnification provisions, however, the amount of funds available to the trust from indemnification would not necessarily be adequate to compensate the trust and investors in the securities for any previous reduction in the available funds.

A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Securities
If a servicer default occurs, the indenture trustee or the noteholders in a given series of securities may remove the servicer without the consent of the eligible lender trustee or any of the certificateholders of that series. Only the indenture trustee or the noteholders, and not the eligible lender trustee or the certificateholders, have the ability to remove the servicer if a servicer default occurs. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:
• the cost of the transfer of servicing to the successor,
• the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement, or
• the servicing fees charged by the successor.
In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer, including defaults that could materially and adversely affect the certificateholders.

The Bankruptcy Of The Depositor, Sallie Mae or any Other Seller Could Delay or Reduce Payments On Your Securities
We have taken steps to assure that the voluntary or involuntary application for relief by Sallie Mae and the other sellers under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of the seller with those of Sallie Mae and the other sellers. However, we cannot guarantee that our activities will not result in a court concluding that our assets and liabilities should be consolidated with those of Sallie Mae or any other seller in a proceeding under any insolvency law. If a court were to reach this conclusion or a filing were made under any insolvency law by or against us, or if an attempt were made to litigate this issue, then delays in distributions on the securities or reductions in these amounts could result.

Sallie Mae, the other sellers and the depositor intend that each transfer of student loans to the depositor will constitute a true sale. If a transfer constitutes a true sale, the student loans and their proceeds would not be property of Sallie Mae or the other sellers should it become the subject of any insolvency law.

If Sallie Mae or any other seller were to become subject to an insolvency law, and a creditor, a trustee-in-bankruptcy or the seller itself were to take the position that the sale of student loans should instead be treated as a pledge of the student loans to secure a borrowing of that seller, delays in payments on the securities could occur. In addition, if the court ruled in favor of this position, reductions in the amounts of these payments could result.

If the transfer of student loans by Sallie Mae or any other seller to us is treated as a pledge instead of a sale, a tax or government lien on the property of Sallie Mae or the applicable seller arising before the transfer of those student loans to us may have priority over that trust's interest in the student loans.
The Indenture Trustee May Have Difficulty Liquidating Student Loans After An Event Of Default
Generally if an event of default occurs under an indenture, the indenture trustee may sell the trust student loans, without the consent of the certificateholders. However, the indenture trustee may not be able to find a purchaser for the trust student loans in a timely manner or the market value of those loans may not be high enough to make securityholders whole, especially certificateholders.

The Federal Direct Student Loan Program Could Result In Reduced Revenues For The Servicer And The Guarantors
The federal direct student loan program, established under the Higher Education Act, may result in reductions in the volume of loans made under the Federal Family Education Loan Program. If so, the administrator and the servicer may experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of the servicer to satisfy its obligations to service the trust student loans. This increased competition from the federal direct student loan program could also reduce revenues of the guarantors that would otherwise be available to pay claims on defaulted student loans. The level of demand currently existing in the secondary market for loans made under the Federal Family Education Loan Program could be reduced, resulting in fewer potential buyers of the student loans and lower prices available in the secondary market for those loans. The Department of Education also has implemented a direct consolidation loan program, which may reduce the volume of loans outstanding under the Federal Family Education Loan Program and result in prepayments of student loans held by the trust.
Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor Or Sallie Mae and the Other Sellers And, Accordingly, Adversely Affect Your Securities
The Higher Education Act or other relevant federal or state laws, rules and regulations may be amended or modified in the future in a manner that could adversely affect the federal student loan programs as well as the student loans made under these programs and the financial condition of the guarantors. Among other things, the level of guarantee payments may be adjusted from time to time. Future changes could affect the ability of Sallie Mae, the other sellers, the depositor or the servicer to satisfy their obligations to purchase or substitute student loans. Future changes could also have a material adverse effect on the revenues received by the guarantors that are available to pay claims on defaulted student loans in a timely manner. We cannot predict whether any changes will be adopted or, if adopted, what impact those changes would have on any trust or the securities that it issues.
The Use Of Master Promissory Notes May Compromise The Indenture Trustee's Security Interest In The Student Loans
Beginning on July 1, 1999, a master promissory note may evidence any student loan made to a borrower under the Federal Family Education Loan Program. If a master promissory note is used, a borrower executes only one promissory note with each lender. Subsequent student loans from that lender are evidenced by a confirmation sent to the student. Therefore, if a lender originates multiple student loans to the same student, all the student loans are evidenced by a single promissory note.

Under the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other student loan made under that same master promissory note. Each student loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in these student loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement. Prior to the master promissory note, each student loan made under the Federal Family Education Loan Program was evidenced by a separate note. Assignment of the original note was required to effect a transfer and possession of a copy did not perfect a security interest in the loan.

It is possible that student loans transferred to the trust may be originated under a master promissory note. If the servicer were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee's lien, that third party may also claim an interest in the student loan. It is possible that the third party's interest could be prior to or on a parity with the interest of the indenture trustee.
Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Securities
The prospectus supplement for your securities will specify the required ratings for the securities. A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. A rating agency may revise or withdraw its rating at any time if it believes circumstances have changed. A subsequent downward change in rating is likely to decrease the price a subsequent purchaser will be willing to pay for your securities.

FORMATION OF THE TRUSTS

The Trusts

        The depositor will establish a separate trust for each series of securities. Each trust will be formed under a trust agreement. It will perform only the following activities:

  •
  acquire, hold, sell and manage trust student loans, the other trust assets and related proceeds;

  •
  issue the securities;

  •
  make payments on the securities; and

  •
  engage in other incidental or related activities.

        Each trust will have only nominal initial capital. On behalf of each trust, the eligible lender trustee will use the proceeds from the sale of the related securities to purchase the trust student loans.

        Following the purchase of the trust student loans, the assets of the trust will include:

  •
  the trust student loans themselves, legal title to which the eligible lender trustee will hold;

  •
  all funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor and Department of Education payments;

  •
  all moneys and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust accounts or any other form of credit enhancement;

  •
  rights under the related transfer and servicing agreements, including the right to require Sallie Mae and the other sellers, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under some conditions;

  •
  rights under the guarantee agreements with guarantors; and

  •
  any other property described in the prospectus supplement.

        The certificates will represent beneficial ownership of the assets of the trust and the notes will represent indebtedness of the trust secured by its assets. To facilitate servicing and to minimize administrative burden and expense, the servicer, directly or through subservicers, will retain possession of the promissory notes and other documents related to the student loans as custodian for the trust and the eligible lender trustee.

Eligible Lender Trustee

        The eligible lender trustee for a trust will be the bank or trust company specified in the related prospectus supplement. It will acquire legal title to all trust student loans on behalf of that trust and will enter into a guarantee agreement with each of the guarantors of those loans. The eligible lender trustee must qualify as an eligible lender under the Higher Education Act and the guarantee agreements.

        The liability of the eligible lender trustee in connection with the issuance and sale of any securities will consist solely of its express obligations in the trust agreement and sale agreement. An eligible lender trustee may resign at any time. If it does, the administrator must appoint a successor. The administrator may also remove an eligible lender trustee if the eligible lender trustee becomes insolvent or ceases to be eligible to continue as trustee. In that event, the administrator must appoint a successor. The resignation or removal of an eligible lender trustee and appointment of a successor will become effective only when a successor accepts its appointment.

        The prospectus supplement will specify the principal office of each trust and eligible lender trustee.

USE OF PROCEEDS

        On the closing date specified in the applicable prospectus supplement, the eligible lender trustee, on behalf of the trust, will purchase student loans from us and make an initial deposit into the reserve account and the pre-funding account, if any, with the net proceeds of sale of the securities. The eligible lender trustee may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. We will use the money we receive for general corporate purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

SALLIE MAE, THE OTHER SELLERS,
THE DEPOSITOR AND THE SERVICER

Sallie Mae

        Congress chartered the Student Loan Marketing Association, or Sallie Mae, in 1972 as a government-sponsored enterprise or GSE. It is a for-profit, stockholder-owned corporation that provides a national secondary market for federally sponsored student loans and serves as a source of credit to participants in the post-secondary education-lending sector. It also engages in other credit, service and investment operations related to higher education finance. Sallie Mae will provide management and administrative services to the trusts as administrator.

        Sallie Mae's structure and the scope of its business activities appear in Section 439, Part B, Title IV of the Higher Education Act. These provisions of the Higher Education Act, including Sallie Mae's charter, are subject to legislative change from time to time. See "The Student Loan Pools—Sallie Mae's Student Loan Financing Business" in this prospectus.

        On September 30, 1996, the Student Loan Marketing Association Reorganization Act of 1996, known as the Privatization Act, became effective. The Privatization Act authorized the creation of a state-chartered holding company. Under the Privatization Act, this holding company can pursue new business opportunities beyond the limited scope of Sallie Mae's restrictive federal charter.

        This reorganization occurred on August 7, 1997. In the reorganization, SLM Holding Corporation, now known as SLM Corporation, became Sallie Mae's parent and Sallie Mae transferred various assets, including Sallie Mae Servicing, to SLM Holding Corporation. As required by the Privatization Act, all Sallie Mae employees were transferred to SLM Holding Corporation or another of its subsidiaries that is not a GSE.

        The securities are likely to be outstanding past the projected termination date of Sallie Mae's federal charter and its GSE status, currently expected to occur in 2006. Before the termination of Sallie Mae's federal charter, we expect to transfer Sallie Mae's obligations under the purchase agreements, including its obligation to repurchase non-qualifying loans from the depositor, and its obligations under the administration agreement, to an affiliate of Sallie Mae. See "Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of Sallie Mae and the Other Sellers" and "Servicing and Administration—Administration Agreement" in this prospectus.

The Other Sellers

        If your securities will be secured by student loans being sold to the depositor by someone other than Sallie Mae, the prospectus supplement for your securities will provide you details about that other seller.

The Depositor

        SLM Funding Corporation is a wholly owned subsidiary of Sallie Mae. It was incorporated in Delaware on July 25, 1995. It has only limited purposes, which include purchasing student loans from Sallie Mae, transferring the student loans to the trusts and other incidental and related activities. Its principal executive offices are at Suite B, 304 S. Minnesota Street, Carson City, Nevada 89703. Its telephone number is (775) 884-4179.

        The depositor has taken steps intended to prevent any application for relief by Sallie Mae under any insolvency law from resulting in consolidation of our assets and liabilities with those of Sallie Mae. These steps include its creation as a separate, limited-purpose subsidiary with its own corporate identity. Our certificate of incorporation contains limitations including:

  •
  restrictions on the nature of its business; and

  •
  a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

        Among other things, we will maintain our separate corporate identity by:

  •
  maintaining records and books of accounts separate from those of Sallie Mae;

  •
  refraining from commingling its assets with the assets of Sallie Mae; and

  •
  refraining from holding itself out as having agreed to pay, or being liable for, the debts of Sallie Mae.

        We have structured the transactions described in this prospectus to assure that the transfer of the student loans by Sallie Mae or any other seller to us constitutes a "true sale" of the student loans. If the transfer constitutes a "true sale," the student loans and related proceeds would not be property of the applicable seller should it become subject to any insolvency law.

        Upon each issuance of securities, the depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the applicable seller to us would be characterized as a "true sale" and the student loans and related proceeds would not be property of the applicable seller under the insolvency laws.

        The depositor will also represent and warrant that each sale of student loans by us to the trust is a valid sale of those loans. In addition, the depositor, the eligible lender trustee and the trust will treat the conveyance of the student loans as a sale. The depositor and Sallie Mae and each other seller will take all actions that are required so the eligible lender trustee will be treated as the legal owner of the student loans.

The Servicer

        Sallie Mae Servicing L.P. will service the trust student loans on behalf of each trust. The servicer's partnership interests are 100% owned by wholly owned subsidiaries of SLM Corporation. The servicer manages and operates Sallie Mae's loan servicing functions. It was incorporated in Delaware on November 1, 1995 and converted to limited partnership status under Delaware law on March 31, 2001. Its principal executive offices are at 11600 Sallie Mae Drive, Reston, Virginia 20193. Its telephone number is (703) 810-3000.

        The servicer's loan servicing centers service the vast majority of student loans owned by Sallie Mae. The centers are located in Florida, Indiana, Nevada, Pennsylvania and Texas. The servicer may delegate or subcontract its duties as servicer, but no delegation or subcontract will relieve the servicer of liability under the servicing agreement.

        The prospectus supplement for a series may contain additional information concerning the administrator, the depositor or the servicer.

THE STUDENT LOAN POOLS

        The depositor will purchase the trust student loans from Sallie Mae or each other seller described in the prospectus supplement for your securities out of the portfolio of student loans held by that seller. The trust student loans must meet several criteria, including:

  •
  Each loan is guaranteed as to principal and interest by a guarantor and is reinsured by the Department of Education under the Federal Family Education Loan Program, known by its acronym, FFELP.

  •
  Each loan was originated in the United States, its territories or its possessions in accordance with a FFELP program.

  •
  Each loan contains terms required by the program and the applicable guarantee agreements.

  •
  Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

  •
  Each loan satisfies any other criteria described in the related prospectus supplement.

        The prospectus supplement for each series will provide information about the student loans in the related trust that will include:

  •
  the composition of the pool,

  •
  the distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity,

  •
  the borrowers' states of residence, and

  •
  the percentages of the student loans guaranteed by the applicable guarantors.

Sallie Mae's Student Loan Financing Business

        Sallie Mae purchases student loans insured under federally sponsored programs and makes secured loans, also known as warehousing advances, to providers of education credit. "Appendix A—Federal Family Education Loan Program" to this prospectus describes these federally sponsored programs.

        Loan Purchases.     Sallie Mae purchases Stafford Loans, SLS Loans and PLUS Loans originated under the FFELP, all of which are insured by guarantors and reinsured by the Department of Education. It also originates consolidation loans and makes loans as a lender of last resort.

        Sallie Mae also purchases loans that are not originated under the FFELP, such as Health Education Assistance Program loans, which the United States Department of Health and Human Services insures directly, and loans which are privately insured by entities other than the guarantors and not reinsured by the federal government.

        Sallie Mae purchases insured loans from various sources including:

  •
  commercial banks, thrift institutions and credit unions,

  •
  pension funds and insurance companies,

  •
  educational institutions, and

  •
  various state and private nonprofit loan originating and secondary market agencies.

        These purchases occur at various times including:

  •
  shortly after loan origination;

  •
  while the borrowers are still in school;

  •
  just before their conversion to repayment after borrowers graduate or otherwise leave school; or

  •
  while the loans are in repayment.

        In addition to buying loans on a spot basis, Sallie Mae enters into commitment contracts to purchase loans over a specified period of time. Many lenders using the secondary market for student loans hold loans while borrowers are in school and sell loans shortly before their conversion to repayment status, when servicing costs and risks increase significantly. Sallie Mae offers these lenders commitment contracts under which they have the right or the obligation to sell Sallie Mae a specified amount of loans over a specified term, usually two to three years.

        In conjunction with commitment contracts, Sallie Mae frequently provides the selling institution with operational support in the form of either:

  •
  its automated loan administration system called PortSS® for the lender to use prior to loan sale; or

  •
  its loan origination and interim servicing system called ExportSS®.

        Both PortSS and ExportSS provide Sallie Mae and the lender with the assurance that the loans will be administered by the servicer's computerized servicing systems.

        Servicing.     Prior to Sallie Mae's loan purchase, the servicer or a third party servicing agent surveys appropriate loan documents for compliance with Department of Education and guarantor requirements. Once acquired, loans are serviced through the servicer or third-party servicers, in each case under contractual agreements with Sallie Mae.

        The Department of Education and the various guarantors prescribe rules and regulations which govern the servicing of federally insured loans. These rules and regulations include specific procedures for contacting delinquent borrowers, locating borrowers who can no longer be contacted at their documented address or telephone number, and filing claims for reimbursement on loans in default. Payments under a guarantor's guarantee agreement require strict adherence to these stated due diligence and collection procedures.

        Regulations require that collection efforts commence within ten days of any delinquency and continue for the period of delinquency until the loan is deemed to be in default status. During the delinquency period, the holder of the loan must diligently attempt to contact the borrower, in writing and by telephone, at specified intervals. Most FFELP loans are considered to be in default when they become 270 days delinquent.

        A guarantor may reject any claim for payment under a guarantee agreement if the specified due diligence and collection procedures required by that guarantee agreement have not been strictly followed and documented or if the claim is not timely filed. Minor errors in due diligence may result in the imposition of interest penalties, rather than a complete loss of the guarantee. In instances in which a claim for payment under a guarantee agreement is denied due to servicing or claim-filing errors, the guaranteed status of the affected student loans may be reinstated by following specified procedures, called "curing the defect".

Interest penalties are commonly incurred on loans that are cured. The servicer's recent experience has been that the significant majority of all rejected claims are cured within two years, either internally or through collection agencies.

        The servicer's internal procedures support compliance with existing Department of Education and guarantor regulations and reporting requirements, and provide high quality service to borrowers. It utilizes a computerized loan servicing system called CLASS. This program monitors all student loans serviced by its loan servicing centers. The CLASS system identifies loans which require due diligence or other servicing procedures and disseminates the necessary loan information to initiate the servicing or collection process. The CLASS system enables the servicer to service a high volume of loans in a manner consistent with industry requirements. Sallie Mae also requires its third-party servicers to maintain operating procedures which comply with applicable Department of Education and guarantor regulations and reporting requirements, and periodically reviews certain operations for compliance.

        Consolidation/Repayment Programs.     Consolidation and repayment programs made available by Sallie Mae to student loan borrowers will continue to be made available to borrowers with trust student loans. Sallie Mae currently participates in the consolidation loan program. Therefore, the transfer and servicing agreements permit Sallie Mae to purchase student loans from the trust to effect consolidations at the request of borrowers. See "Appendix A—Federal Family Education Loan Program—Consolidation Loan Program."

        In addition, Sallie Mae offers some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under Sallie Mae's graduated repayment program, some student loans provide for an "interest only" period. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level payments over the remaining term.

        In other cases, Sallie Mae offers borrowers a "graduated phased in" amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.

        Sallie Mae also offers an income-sensitive repayment plan under which repayments are based on the borrower's income. Under this plan, ultimate repayment may be delayed up to five years.

        Incentive Programs.     Sallie Mae has offered, and intends to continue to offer, incentive programs to student loan borrowers. Some of the programs that may apply to student loans owned by the trusts are:

  •
  Great RewardsSM. Under the Great RewardsSM program, which is available for all student loans that were disbursed prior to June 30, 2002 and enter repayment after

    July 1993, if a borrower makes 48 consecutive scheduled payments in a timely fashion, the effective interest rate is reduced permanently by 2% per annum.

  •
  Great ReturnsSM. Under the Great ReturnsSM program, borrowers whose loans were disbursed prior to June 30, 2002 and who make 24 consecutive scheduled payments in a timely fashion get a reduction in principal equal to any amount over $250 that was paid as part of the borrower's origination fee to the extent that the fee does not exceed 3% of the principal amount of the loan.

  •
  Direct Repay plan. Under the Direct Repay plan, borrowers who make student loan payments electronically through automatic monthly deductions from a savings, checking or NOW account receive a 0.25% effective interest rate reduction as long as they continue in the Direct Repay plan.

  •
  Cash Back plan. Under the Cash Back plan, borrowers whose loans were disbursed between July 1, 2002 and June 30, 2003 with a Sallie Mae lender partner and who enroll in Manage Your LoansSM, Sallie Mae's on-line account manager, who agree to receive their account information by e-mail and who make their first 33 scheduled payments on time, receive a 3.3% check or credit based upon their original loan amount.

        We cannot predict how many borrowers will participate in these programs.

        The incentive programs currently or in the future made available by Sallie Mae to borrowers may also be made available by the servicer to borrowers with trust student loans. Any incentive program that effectively reduces borrower payments or principal balances and is not required by the Higher Education Act will be applicable to the trust student loans only if the servicer receives payments from Sallie Mae in an amount sufficient to offset the effective yield reductions.

Delinquencies, Defaults, Claims and Net Losses

        Information about delinquencies, defaults, guarantee claims and net losses on student loans is available in the Department of Education's Loan Programs Data Books, called DOE Data Books. The delinquency, default, claim and net loss experience on any pool of trust student loans may not be comparable to this information.

Payment of Notes

        Upon the payment in full of all outstanding notes of a given series, the eligible lender trustee will succeed to all the rights of the indenture trustee, and the certificateholders will succeed to all the rights of the noteholders under the related sale agreement.

Depositor Liability

        Under each trust agreement, the depositor will agree to act as the general partner of the related trust. It will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities, other than for amounts payable by the trust on the related notes or certificates, arising out of the trust agreement as though the arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which we were a general partner.

Termination

        For each trust, the obligations of the servicer, the depositor, the administrator, the eligible lender trustee and the indenture trustee under the transfer and servicing agreements will terminate upon:

  •
  the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan, and

  •
  the payment to the securityholders of all amounts required to be paid to them.

        The depositor or another entity specified in the related prospectus supplement, at its option, may repurchase or arrange for the purchase of all remaining trust student loans as of the end of any collection period if the outstanding pool balance is 10% or less of the initial pool balance, as defined in the related prospectus supplement. The purchase price will equal the aggregate purchase amounts for the loans as of the end of that collection period. It will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes and certificates. Upon termination of the trust, any remaining assets of that trust, after giving effect to final distributions to the securityholders, will be transferred to the reserve account and paid to the seller.

        The indenture trustee will try to auction any trust student loans remaining in the trust at the end of the collection period preceding the trust auction date specified in the related prospectus supplement. Sallie Mae, and each other seller, their affiliates and unrelated third parties may make bids to purchase these trust student loans on the trust auction date; however, Sallie Mae, each other seller or their affiliates may offer bids only if the pool balance at that date is 10% or less of the initial pool balance.

TRANSFER AND SERVICING AGREEMENTS

General

        The following is a summary of the important terms of the sale agreements under which the trusts will purchase student loans from the depositor, and the purchase agreements under which the depositor will acquire the student loans from Sallie Mae and each other seller. We have filed forms of the sale agreement and purchase agreement as exhibits to the registration statement of which this prospectus is a part. The summary does not cover every detail of these agreements, and it is subject to all of the provisions of the sale agreements and the purchase agreements. We refer to the purchase agreements, the sale agreements, the servicing agreements and the administration agreements collectively as the "transfer and servicing agreements."

Purchase of Student Loans by the Depositor; Representations and Warranties of Sallie Mae and the Other Sellers

        On the closing date, Sallie Mae and each other seller will sell to the depositor, without recourse, its entire interest in the student loans and all collections received on and after the cutoff date specified in the prospectus supplement. An exhibit to the purchase agreement will list each student loan.

        In each purchase agreement, Sallie Mae and each other seller will make representations and warranties concerning the student loans. These include, among other things, that:

  •
  each student loan is free and clear of all security interests and other encumbrances and no offsets, defenses or counterclaims have been asserted or threatened,

  •
  the information provided about the student loans is true and correct as of the cutoff date,

  •
  each student loan complies in all material respects with applicable federal and state laws and applicable restrictions imposed by the FFELP or under any guarantee agreement; and

  •
  each student loan is guaranteed by the applicable guarantor.

        Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the depositor, Sallie Mae or the applicable other seller will repurchase the affected student loan unless the breach is cured within the applicable cure period specified in the related prospectus supplement. The purchase amount will be equal to the amount required to prepay in full that student loan including all accrued interest. Alternatively, rather than repurchasing the trust student loan, the affected seller may, in its discretion, substitute qualified substitute student loans for that loan. In addition, the affected seller will have an obligation to reimburse the seller:

  •
  for any shortfall between:

  •
  the purchase amount of the qualified substitute student loans and

    •
    the purchase amount of the trust student loans being replaced; and

    •
    for any accrued interest amounts not guaranteed by, or that are required to be refunded to, a guarantor and any interest subsidy payments or special allowance payments lost as a result of the breach.

        The repurchase or substitution and reimbursement obligations of Sallie Mae and each other seller constitute the sole remedy available to the depositor for any uncured breach. The seller's repurchase or substitution and reimbursement obligations are contractual obligations that the seller or trust may enforce against the seller, but the breach of these obligations will not constitute an event of default under the indenture.

Sale of Student Loans to the Trust; Representations and Warranties of the Depositor

        On the closing date, the depositor will sell to the eligible lender trustee, on behalf of that trust, without recourse, its entire interest in the student loans acquired by the depositor from the sellers. Each student loan will be listed in an exhibit to the sale agreement. The eligible lender trustee concurrently with that sale will issue the certificates and notes. The trust will apply net proceeds from the sale of the notes and certificates to purchase the student loans from the depositor.

        In each sale agreement, the depositor will make representations and warranties concerning the student loans to the related trust for the benefit of security holders, including representatives and warranties that are substantially the same as those made by the sellers to the depositor.

        Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, the depositor will have repurchase or substitution and reimbursement obligations that are substantially the same as those of the sellers.

        The repurchase or substitution and reimbursement obligations of the depositor will constitute the sole remedy available to the securityholders for any uncured breach. The depositor's repurchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce against us, but the breach of these obligations will not constitute an event of default under the indenture.

Custodian of Promissory Notes

        To assure uniform quality in servicing and to reduce administrative costs, the servicer will act as custodian of the promissory notes, in physical or electronic form, through its own facilities or through other sub-custodians, representing the student loans and any other related documents. The depositor's and the servicer's records will reflect the sale by the seller of the student loans to the depositor and their subsequent sale by the depositor to the trust.

Additional Fundings

        The related prospectus supplement will indicate whether a pre-funding account will exist for a particular trust. The prospectus supplement will also indicate:

  •
  the amount in the pre-funding account on the closing date,

  •
  the length of the funding period, and

  •
  the uses to which the funds in the pre-funding account can be applied and the conditions to the application of those funds.

        If the pre-funding amount has not been fully applied to purchase additional student loans by the end of the funding period, the securityholders will receive any remaining amounts.

Amendments to Transfer and Servicing Agreements

        The parties to the transfer and servicing agreements may amend them without the consent of securityholders if, in the opinion of counsel satisfactory to the indenture trustee and eligible lender trustee, the amendment will not materially and adversely affect the interests of the noteholders or certificateholders. The parties also may amend the transfer and servicing agreements with the consent of a majority in interest of noteholders and certificateholders. However, such an amendment may not reduce the percentage of the notes or certificates required to consent to an amendment, without the consent of the holders of all the outstanding notes and certificates.

SERVICING AND ADMINISTRATION

General

        The following is a summary of the important terms of the servicing agreements under which the servicer will service the trust student loans and the administration agreement under which the administrator will undertake administrative duties for a trust and its trust student loans. We have filed forms of the servicing agreement and the administration agreement as exhibits to the registration statement of which this prospectus is a part. This summary does not cover every detail of these agreements and it is subject to all provisions of the servicing agreements and the administration agreements.

Accounts

        For each trust, the administrator will establish a collection account with the indenture trustee into which all payments on the related trust student loans will be deposited. The related prospectus supplement will describe any other accounts established for a trust, including any pre-funding account and any reserve account.

        For any series of securities, the indenture trustee will invest funds in the collection account, pre-funding account, reserve account and any other accounts identified as accounts of the trust in eligible investments as provided in the indenture. The administrator will instruct the indenture trustee concerning investment decisions.

        In general, eligible investments will be those which would not result in the downgrading or withdrawal of any rating of any of the securities. They will mature on the dates specified in the related prospectus supplement. A portion of these eligible investments may mature after the next distribution date if so provided in the related prospectus supplement.

        Each trust account will be either:

  •
  a segregated account with an FDIC-insured depository institution which has either (A) a long-term unsecured debt rating acceptable to the applicable rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies; or

  •
  a segregated trust account with the corporate trust department of a depository institution having corporate trust powers, so long as any of the securities of that depository institution have an investment grade credit rating from each applicable rating agency.

Servicing Procedures

        Under each servicing agreement, the servicer will agree to service all the trust student loans. The servicer is required to perform all services and duties customary to the servicing of student loans, including all collection practices. It must use the same standard of care as it uses to service student loans owned by Sallie Mae and in compliance with the Higher Education Act, the guarantee agreements and all other applicable federal and state laws.

        The duties of the servicer include the following:

  •
  collecting and depositing into the collection account all payments on the trust student loans, including claiming and obtaining any program payments;

  •
  responding to inquiries from borrowers;

  •
  attempting to collect delinquent payments; and

  •
  sending out statements and payment coupons to borrowers.

        In addition, the servicer will keep ongoing records on the loans and its collection activities, and it will furnish periodic statements to the indenture trustee, the eligible lender trustee and the securityholders, in accordance with the servicer's customary practices and as specifically required in the servicing agreement.

Payments on Student Loans

        The servicer will deposit all payments on trust student loans and proceeds that it collects during each collection period specified in the related prospectus supplement into the related collection account within two business days of its receipt.

        However, for so long as:

  •
  either (a) the senior unsecured obligations of the administrator or of any affiliate that guarantees the obligations of the administrator have a long-term rating of not less than "AA-" or equivalent or a short-term rating of not less than "A-1" or equivalent by each of the rating agencies or (b) remittances to the administrator will not result in a downgrading or withdrawal of any of the then current ratings of any of the securities,

  •
  no administrator default has occurred and is continuing, and

  •
  each other condition to making deposits less frequently than daily as described in the related prospectus supplement is satisfied,

the servicer will remit these amounts to the administrator within two business days of receipt. The administrator will deposit these amounts in the collection account by the business day preceding each monthly servicing payment date to the extent of the servicing fee then due and on each distribution date.

        A business day is any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to remain closed.

        The administrator may invest collections, pending deposit into the collection account, at its own risk and for its own benefit, and it will not segregate these funds. The administrator may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances. The depositor and the servicer will pay the aggregate purchase amount of student loans repurchased by us or purchased by the servicer to the administrator, and the administrator will deposit these amounts into the collection account on or before the business day preceding each distribution date.

Servicer Covenants

        For each trust, the servicer will agree that:

  •
  it will satisfy all of its obligations relating to the trust student loans, maintain in effect all qualifications required in order to service the loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interest of the trust;

  •
  it will not permit any rescission or cancellation of a trust student loan except as ordered by a court or other government authority or as consented to by the eligible lender trustee and the indenture trustee, except that it may write off any delinquent loan if the remaining balance of the borrower's account is less than $50;

  •
  it will do nothing to impair the rights of the certificateholders and noteholders in the trust student loans; and

  •
  it will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards and requirements for servicing of the loans.

        Upon the discovery of a breach of any covenant that has a materially adverse effect on the interest of the related trust, the servicer will purchase that trust student loan unless the breach is cured within the applicable cure period specified on the related prospectus supplement. However, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor's obligation to guarantee payment of a trust student loan will not be considered to have a material adverse effect. The purchase price will equal the unpaid principal amount of that trust student loan plus any accrued interest calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act—currently either 98% or 100%—plus any interest subsidy payments or special allowance payments not paid by, or required to be refunded to, the Department of Education for that trust student loan as a result of a breach of any covenant of the servicer. The related trust's interest in that purchased trust student loan will be assigned to the servicer or its designee. Alternatively, rather than purchase the trust student loan, the servicer may, in its sole discretion, substitute qualified substitute student loans.

        In addition, the servicer will be obligated to reimburse the related trust:

  •
  for the shortfall, if any, between

  •
  the purchase amount of any qualified substitute student loans

      and

    •
    the purchase amount of the trust student loans being replaced; and

    •
    for any accrued interest amounts not guaranteed by or that are required to be refunded to a guarantor and any interest subsidy payments or special allowance payments lost as a result of a breach.

        The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the trust for any uncured breach. The servicer's purchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce, but the breach of these obligations will not constitute an event of default under the indenture.

Servicing Compensation

        For each trust, the servicer will receive a servicing fee for each period in an amount specified in the related prospectus supplement. The servicer will also receive any other administrative fees, expenses and similar charges specified in the related prospectus supplement. The servicing fee may consist of:

  •
  a specified annual percentage of the pool balance;

  •
  a unit amount based on the number of accounts and other activity or event related fees;

  •
  any combination of these; or

  •
  any other formulation described in the related prospectus supplement.

        The servicing fee may also include specified amounts payable to the servicer for tasks it performs. The servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over the securities, to the extent specified in the applicable prospectus supplement.

        The servicing fee compensates the servicer for performing the functions of a third party servicer of student loans, including:

  •
  collecting and posting all payments,

  •
  responding to inquiries of borrowers on the trust student loans,

  •
  investigating delinquencies,

  •
  pursuing, filing and collecting any program payments,

  •
  accounting for collections,

  •
  furnishing monthly and annual statements to the trustees, and

  •
  paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in administering the student loans.

Net Deposits

        As an administrative convenience, unless the servicer must remit collections daily to the collection account, the administrator will deposit collections for any collection period net of servicing and administration fees for the same period. The administrator may make a single, net transfer to the collection account on the business day preceding each distribution date. The administrator, however, will account to the indenture trustee, the eligible lender trustee, the noteholders and the certificateholders as if all deposits, distributions and transfers were made individually.

Evidence as to Compliance

        The administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the servicer's compliance with the terms of that administration agreement and the related servicing agreement, including all statutory provisions incorporated into those agreements. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

        The administration agreement will require the servicer to deliver to the trust and indenture trustee, concurrently with the compliance report, a certificate signed by an officer of the servicer stating that, to his knowledge, the servicer has fulfilled its obligations under that administration agreement and the related servicing agreement. If there has been a material default, the officer's certificate for that period will describe the default. The servicer has agreed to give the indenture trustee and eligible lender trustee notice of servicer defaults under the servicing agreement.

        You may obtain copies of these reports and certificates by a request in writing to the eligible lender trustee.

Certain Matters Regarding the Servicer

        The servicing agreements will provide that the servicer is an independent contractor and that, except for the services to be performed under the servicing agreement, the servicer does not hold itself out as an agent of the trusts.

        Each servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer unless its performance of these duties is no longer legally permissible. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's duties. The servicer, however, may resign as a result of any sale or transfer of substantially all of its student loan servicing operations relating to the trust student loans if:

  •
  the successor to the servicer's operations assumes in writing all of the obligations of the servicer,

  •
  the sale or transfer and the assumption comply with the requirements of the servicing agreement, and

  •
  the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes and certificates.

        Each servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or to securityholders for taking or not taking any action under the servicing agreement, or for errors in judgment. However, the servicer will not be protected against:

  •
  its obligation to purchase trust student loans from a trust as required in the related servicing agreement or to pay to the trust the amount of any program payment which a guarantor or the Department of Education refuses to pay, or requires the trust to refund, as a result of the servicer's actions, or

  •
  any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties or because of reckless disregard of its obligations and duties.

        In addition, each servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action where it is not named as a party.

        Under the circumstances specified in each servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer must assume the obligations of the servicer.

Servicer Default

        A servicer default under each servicing agreement will consist of:

  •
  any failure by the servicer to deposit in the trust accounts any required payment that continues for five business days after the servicer receives written notice from the indenture trustee or the eligible lender trustee;

  •
  any failure by the servicer to observe or perform in any material respect any other term, covenant or agreement in the servicing agreement that materially and adversely affects the rights of noteholders or certificateholders and continues for 60 days after written notice of the failure is given (1) to the servicer by the indenture trustee, eligible lender trustee or administrator or (2) to the servicer, the indenture trustee and eligible lender trustee by holders of 50% or more of the notes (or the senior notes, if applicable) or certificates (or subordinate notes, if applicable);

  •
  the occurrence of an insolvency event involving the servicer; and

  •
  any failure by the servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

        An insolvency event is an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or other actions by a person indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

        A servicer default does not include any failure of the servicer to service a student loan in accordance with the Higher Education Act so long as the servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected trust student loans and to pay to the applicable trust the amount of any program payments lost as a result of the servicer's actions.

Rights Upon Servicer Default

        As long as a servicer default remains unremedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or senior notes, if applicable) may terminate all the rights and obligations of the servicer. Only the indenture trustee or the noteholders (or the senior noteholders, if applicable) and not the eligible lender trustee or the certificateholders (or the subordinate noteholders, if applicable) will have the ability to remove the servicer if a default occurs while the notes (or senior notes, if applicable) are outstanding. Following a termination, a successor servicer appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the servicer under that servicing agreement, unless the compensation arrangements will not result in a downgrading or withdrawal of the then ratings of the notes and certificates. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the trustee may have the power to prevent the indenture trustee or the noteholders from effecting the transfer.

Waiver of Past Defaults

        For each trust, the holders of a majority of the outstanding notes (or senior notes, if applicable) or a majority of the outstanding certificates (or subordinate notes, if applicable) in the case of any servicer default which does not adversely affect the indenture trustee or the noteholders (or the senior noteholders, if applicable) may, on behalf of all noteholders and certificateholders, waive any default by the servicer, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the noteholders (or the senior noteholders, if applicable) have the ability, except as noted, to waive defaults by the servicer which could materially and adversely affect the certificateholders (or the subordinate noteholders, if applicable). No waiver will impair the noteholders' or certificateholders' rights as to subsequent defaults.

Administration Agreement

        Sallie Mae, as administrator, has entered into a master administration agreement. It also will enter into an administration agreement supplement with each trust, the depositor, the servicer, the eligible lender trustee and the indenture trustee. Under the administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and sale agreement. These services include:

  •
  directing the indenture trustee to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date;

  •
  preparing, based on periodic data received from the servicer, and providing quarterly and annual distribution statements to the eligible lender trustee and the indenture trustee and any related federal income tax reporting information; and

  •
  providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the sale agreement.

As compensation, the administrator will receive an administration fee specified in the related prospectus supplement. Except as described in the next paragraph, Sallie Mae may not resign as administrator unless its performance is no longer legally permissible. No resignation will become effective until a successor administrator has assumed Sallie Mae's duties under the administration agreement.

        Each administration agreement will provide that Sallie Mae may assign its obligations and duties as administrator to an affiliate if the rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes and the certificates.

Administrator Default

        An administrator default under the administration agreement will consist of:

  •
  any failure by the administrator to deliver to the indenture trustee for deposit any required payment by the business day preceding any monthly servicing payment date or distribution date, if the failure continues for five business days after notice or discovery;

  •
  any failure by the administrator to direct the indenture trustee to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, if the failure continues for five business days after notice or discovery;

  •
  any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in an administration agreement or a related agreement that materially and adversely affects the rights of noteholders or certificateholders and continues for 60 days after written notice of the failure is given:

  (1)
  to the administrator by the indenture trustee or the eligible lender trustee, or

  (2)
  to the administrator, the indenture trustee and the eligible lender trustee by holders of 50% or more of the notes (or senior notes, if applicable) or certificates (or subordinate notes if applicable); and

  •
  the occurrence of an insolvency event involving the administrator.

Rights Upon Administrator Default

        As long as any administrator default remains unremedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or senior notes, if applicable) may terminate all the rights and obligations of the administrator. Only the indenture trustee or the noteholders (or the senior noteholders, if applicable) and not the eligible lender trustee or the certificateholders (or the subordinate noteholders, if applicable) may remove the administrator if an administrator default occurs while the notes, (or senior notes, if applicable) are outstanding. Following the termination of the administrator, a successor administrator appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement. The successor administrator will be entitled to similar compensation arrangements or any other compensation as set forth in the related prospectus supplement. If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting the transfer. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans. The indenture trustee may make arrangements for compensation to be paid, which cannot be greater than the compensation to the administrator unless the compensation arrangements will not result in a downgrading of the notes and the certificates.

Statements to Indenture Trustee and Trust

        Before each distribution date, the administrator will prepare and provide a statement to the indenture trustee and eligible lender trustee as of the end of the preceding collection period. The statement will include:

  •
  the amount of principal distributions for each class;

  •
  the amount of interest distributions for each class and the applicable interest rates;

  •
  the pool balance at the end of the preceding collection period;

  •
  the outstanding principal amount and the note pool factor for each class of the notes and the certificate balance and the certificate pool factor for each class of the certificates for that distribution date;

  •
  the servicing and the administration fees for that collection period;

  •
  the interest rates, if available, for the next period for each class;

  •
  the amount of any aggregate realized losses for that collection period;

  •
  the amount of any note interest shortfall, note principal shortfall, certificate return shortfall and certificate balance shortfall, if applicable, for each class, and any changes in these amounts from the preceding statement;

  •
  the amount of any carryover servicing fee for that collection period;

  •
  the amount of any note interest carryover and certificate return carryover, if applicable, for each class of securities, and any changes in these amounts from the preceding statement;

  •
  the aggregate purchase amounts for any trust student loans repurchased by the depositor, the servicer or Sallie Mae or any other seller from the trust in that collection period;

  •
  the balance of trust student loans that are delinquent in each delinquency period as of the end of that collection period; and

  •
  the balance of any reserve account, after giving effect to changes in the balance on that distribution date.

Evidence as to Compliance

        The administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the administrator's compliance with the terms of the administration agreement, including all statutory provisions incorporated in the agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

        The administration agreement will require the administrator to deliver to the trust and indenture trustee, concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to his knowledge, the administrator has fulfilled its obligations under that administration agreement. If there has been a material default the officer's certificate will describe the default. The administrator has agreed to give the indenture trustee and eligible lender trustee notice of administrator defaults under the administration agreement.

        You may obtain copies of these reports and certificates by a request in writing to the eligible lender trustee.

TRADING INFORMATION

        The weighted average lives of the notes and the certificates of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of student loans by consolidation loans, or as a result of:

  •
  borrower default, death, disability or bankruptcy;

  •
  the closing of the borrower's school;

  •
  the school's false certification of borrower eligibility;

  •
  liquidation of the student loan or collection of the related guarantee payments; and

  •
  purchase of a student loan by the depositor or the servicer.

All of the student loans are prepayable at any time without penalty.

        A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either actually or effectively floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

        On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferral and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the securities. The rate of default also may affect the ability of the guarantors to make guarantee payments.

        Some of the terms of payment that Sallie Mae offers to borrowers may extend principal payments on the securities. Sallie Mae offers some borrowers loan payment terms which provide for an interest only period, when no principal payments are required, or graduated phased in amortization of the principal, in which case a greater portion of the principal amortization of the loan occurs in the later stages of the loan than if amortization were on a level payment basis. Sallie Mae also offers an income-sensitive repayment plan, under which repayments are based on the borrower's income. Under the plan, ultimate repayment may be delayed up to five years. If trust student loans have these payment terms, principal payments on the related securities could be affected. If provided in the related prospectus supplement, a trust may elect to offer consolidation loans to borrowers with trust student loans and other student loans. The making of consolidation loans by a trust could increase the average lives of the notes and certificates and reduce the effective yield on student loans included in the trust.

        The servicing agreements will provide that the servicer may offer, at the request of Sallie Mae, incentive payment programs or repayment programs currently or in the future made available by Sallie Mae. If these benefits are made available to borrowers of trust student loans, the effect may be faster amortization of principal of the affected trust student loans. See "The Student Loan Pools—Sallie Mae's Student Loan Financing Business—Incentive Programs."

        In light of the above considerations, we cannot guarantee that principal payments will be made on the securities on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

Pool Factors

        The pool factor for each class of securities will be a seven-digit decimal computed by the administrator before each distribution date. Each pool factor will indicate the remaining outstanding balance of the related class, after giving effect to distributions to be made on that distribution date, as a fraction of the initial outstanding balance of that class. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the applicable class. Your portion of the aggregate outstanding balance of a class of securities will be the product of:

  •
  the original denomination of your note or certificate; and

  •
  the applicable pool factor.

Securityholders will receive reports on or about each distribution date concerning various matters, including the payments the trust has received on the related trust student loans, the pool balance, the applicable pool factor and various other items of information. See "Certain Information Regarding the Securities—Reports to Securityholders" in this prospectus.

DESCRIPTION OF THE NOTES

General

        Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

        Each class of notes will initially be represented by one or more notes, registered in the name of the nominee of The Depository Trust Company. The notes will be available for purchase in multiples of $1,000 in book-entry form only or as otherwise provided in the related prospectus supplement. We have been informed by DTC that DTC's nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus, an investor in notes in book-entry form will not be entitled to receive a physical certificate representing a note. All references in this prospectus and in the related prospectus supplement to actions by holders of notes in book-entry form refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to holders of notes in book-entry form refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the notes.

Principal and Interest on the Notes

        The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made prior to payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, auction-determined rate or any combination of these rates. The related prospectus supplement will specify the rate for each class of notes or the method for determining the note rate. See also "Certain Information Regarding the Securities—Fixed Rate Securities" and "—Floating Rate Securities". One or more classes of notes of a series may be redeemable under the circumstances specified in the related prospectus supplement, including as a result of the depositor's exercising its option to purchase the related trust student loans.

        Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its pro rata share of the aggregate amount available for interest on the notes. See "Certain Information Regarding the Securities—Distributions" and "—Credit and Cash Flow or other Enhancement or Derivative Arrangements."

        In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class. Payments of principal and interest of any class of notes will be on a pro rata basis among all the noteholders of that class.

The Indenture

        General.     The notes will be issued under and secured by an indenture entered into by the trust, the eligible lender trustee and the indenture trustee.

        Modification of Indenture.     With the consent of the holders of a majority of the outstanding notes of the related series, the indenture trustee and the eligible lender trustee may execute a supplemental indenture to add, change or eliminate any provisions of the indenture or to modify the rights of the noteholders.

        However, without the consent of the holder of each affected note, no supplemental indenture will:

  •
  change the due date of any installment of principal of or interest on any note or reduce its principal amount, interest rate or redemption price;
  •
  change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust student loans to payment of principal or interest on the notes;
  •
  change the place of payment or the payment currency for any note,
  •
  impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;
  •
  reduce the percentage of outstanding notes whose holders must consent to any supplemental indenture;
  •
  modify the provisions of the indenture regarding the voting of notes held by the trust, the depositor or an affiliate;
  •
  reduce the percentage of outstanding notes whose holders must consent to a sale or liquidation of the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued interest on the notes;
  •
  modify the provisions of the indenture which specify the applicable percentages of principal amount of notes necessary to take specified actions except to increase these percentages or to specify additional provisions;
  •
  modify any of the provisions of the indenture to affect the calculation of interest or principal due on any note on any distribution date or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

  •
  permit the creation of any lien ranking prior or equal to the lien of the indenture on any of the collateral for that series or, except as otherwise permitted or contemplated in that indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by that lien.

        The trust and the indenture trustee may also enter into supplemental indentures, without the consent of noteholders, for the purpose of adding, changing or eliminating any provisions of the indenture or of modifying the rights of noteholders, so long as such action will not, in the opinion of counsel satisfactory to the indenture trustee, adversely affect in any material respect the interest of any noteholder.

        Events of Default; Rights Upon Event of Default.     An "event of default" under the indenture will consist of the following:

  •
  a default for five business days or more in the payment of any interest on any note after it is due;
  •
  a default in the payment of the principal of any note at maturity;
  •
  a default in the performance of any covenant or agreement of the trust in the indenture, or a material breach of any representation or warranty made by the trust in the related indenture or in any certificate, if the default or breach has a material adverse effect on the holders of the notes and is not cured within 30 days after notice by the indenture trustee or by holders of at least 25% in principal amount of the outstanding notes (or senior notes, if applicable); or
  •
  the occurrence of an insolvency event involving the trust.

        The amount of principal required to be distributed to holders of the notes on any distribution date will generally be limited to amounts available after payment of interest and all other prior obligations of the trust. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of any event of default until the final scheduled distribution date for that class of notes.

        If an event of default occurs and is continuing, the indenture trustee or holders of a majority of the outstanding notes (or senior notes, if applicable) may declare the principal of those notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding notes (or senior notes, if applicable).

        If the notes have been declared to be due and payable following an event of default, the related indenture trustee may, in its discretion,

  •
  exercise remedies as a secured party against the trust student loans and other properties of the trust that are subject to the lien of the indenture,
  •
  sell those properties; or
  •
  elect to have the eligible lender trustee maintain ownership of the trust student loans and continue to apply collections on them as if there had been no declaration of acceleration.

        However, the indenture trustee may not sell the trust student loans and other properties following an event of default, other than a default in the payment of any principal at maturity or a default for five days or more in the payment of any interest, unless:

  •
  the holders of all the outstanding notes (or senior notes, if applicable) consent to the sale,
  •
  the proceeds of the sale are sufficient to pay in full the principal and accrued interest on the outstanding notes (or senior notes, if applicable) at the date of the sale, or
  •
  the indenture trustee determines that the collections would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes (or senior notes, if applicable) had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding notes (or senior notes, if applicable).

        Such a sale also requires the consent of the holders of a majority of the outstanding certificates (or subordinate notes, if applicable) unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on the certificates (or subordinate notes, if applicable).

        Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with their request. Subject to the provisions for indemnification and limitations contained in the related indenture, the holders of a majority of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and may, in certain cases, waive any default, except a default in the payment of principal or interest or a default under a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of outstanding notes.

        No holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:

  •
  the holder previously has given to the indenture trustee written notice of a continuing event of default,
  •
  the holders of not less than 25% of the outstanding notes (or senior notes, if applicable) have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee,
  •
  the holder or holders have offered the indenture trustee reasonable indemnity,
  •
  the indenture trustee has for 60 days after receipt of notice failed to institute the proceeding, and

  •
  no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding notes (or senior notes, if applicable).

        In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

        The indenture trustee, Sallie Mae, each other seller, the depositor, the administrator, the servicer, the eligible lender trustee in its individual capacity, the certificate holders and their owners, beneficiaries, agents, officers, directors, employees, successors and assigns will not be liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

        Certain Covenants.     Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

  •
  the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,
  •
  the surviving entity expressly assumes the trust's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,
  •
  no default will occur and be continuing immediately after the merger or consolidation,
  •
  the trust has been advised that the ratings of the notes and the certificates would not be reduced or withdrawn as a result of the merger or consolidation, and
  •
  the trust has received opinions of federal and Delaware tax counsel that the consolidation or merger would have no material adverse federal or Delaware state tax consequences to the trust or to any holder of the notes or certificates.

        Each trust will not:

  •
  except as expressly permitted by the indenture, the transfer and servicing agreements or other related documents, sell, transfer, exchange or otherwise dispose of any of the assets of that trust,
  •
  claim any credit on or make any deduction from the principal and interest payable on notes of the series, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust,
  •
  except as contemplated by the indenture and the related documents, dissolve or liquidate in whole or in part,
  •
  permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations under the indenture, except as expressly permitted by the indenture, or

  •
  permit any lien, charge or other encumbrance to be created on the assets of the trust, except as expressly permitted by the indenture and the related documents.

        No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "Formation of the Trust—The Trust." In addition, no trust will incur, assume or guarantee any indebtedness other than indebtedness evidenced by the notes of a related series and the applicable indenture, except as permitted by the indenture and the related documents.

        Indenture Trustee's Annual Report.     Each indenture trustee will be required to mail all noteholders a brief annual report relating to, among other things, any changes in its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

        Satisfaction and Discharge of Indenture.     An indenture will be satisfied and discharged when the indenture trustee has received for cancellation all of the notes or, with certain limitations, when the indenture trustee receives funds sufficient for the payment in full of all of the notes.

        The Indenture Trustee.     The prospectus supplement will specify the indenture trustee for each series. The indenture trustee may resign at any time, in which event the eligible lender trustee must appoint a successor. The eligible lender trustee may also remove any indenture trustee that ceases to be eligible to continue as a trustee under the indenture or if the indenture trustee becomes insolvent. In those circumstances, the eligible lender trustee must appoint a successor trustee. Any resignation or removal of the indenture trustee for any series will become effective only when the successor has accepted its appointment.

DESCRIPTION OF THE CERTIFICATES

General

        For each trust, one or more classes of certificates may be issued under the terms of a trust agreement. We have filed the form of the trust agreement as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the certificates and the trust agreement. It does not cover every term of the certificates or the trust agreement and it is subject to all of the provisions of the certificates and the trust agreement.

        The certificates will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000. DTC's nominee, Cede & Co., is expected to be the holder of record of the certificates that are in book-entry form. Unless definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no investor will be entitled to receive a physical certificate. All references in this prospectus and in the related prospectus supplement to actions by holders of certificates in book-entry form refer to actions taken by DTC upon instructions from the participants and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to holders of certificates in book-entry form refer to distributions, notices, reports and statements to DTC or its nominee. Certificates of a given series owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that their certificates will be deemed not to be outstanding for the purpose of disapproving the termination of the related trust upon the occurrence of an insolvency event involving us.

Distributions on the Certificate Balance

        The prospectus supplement will describe the timing and priority of distributions, seniority, allocations of losses, certificate rate and amount of or method of determining distributions on the balance of the certificates. Distributions of return on the certificates will be made on each distribution date and will be made before distributions of the certificate balance. Each class of certificates may have a different certificate rate, which may be fixed, variable, adjustable, auction-determined, or any combination of the foregoing.

        The related prospectus supplement will specify the certificate rate for each class of certificates or the method for determining the certificate rate. Distributions on the certificates of a given series may be subordinate to payments on the notes of that series as more fully described in the related prospectus supplement. Distributions in reduction of the certificate balance of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

        The related prospectus supplement will specify the timing, sequential order, priority of payment or amount of distributions on the certificate balance for each class.

CERTAIN INFORMATION REGARDING THE SECURITIES

        Each class of securities may be fixed rate securities that bear interest at a fixed annual rate or floating rate securities that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

Fixed Rate Securities

        Each class of fixed rate securities will bear interest or return at the annual rate specified in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes—Principal and Interest on the Notes" and "Description of the Certificates" in this prospectus.

Floating Rate Securities

        Each class of floating rate securities will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for a floating rate security. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate, a negotiable certificate of deposit rate or some other rate.

        Floating rate securities also may have either or both of the following:

  •
  a maximum limitation, or ceiling, on its interest rate, and

  •
  a minimum limitation, or floor, on its interest rate.

        In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate securities will in no event be higher than any maximum rate permitted by law.

        Each trust that issues a class of floating rate securities will appoint, and enter into agreements with, a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the administrator, the eligible lender trustee or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1%, or .0000001, with five one-millionths of a percentage point being rounded upward.

Distributions

        Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and interest on each class of securities.

Credit and Cash Flow or other Enhancement or Derivative Arrangements

        General.     The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement may take the form of:

  •
  subordination of one or more classes of securities,

  •
  reserve accounts,

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  capitalized interest accounts,

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  overcollateralization,

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  letters of credit, credit or liquidity facilities,

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  cash collateral accounts,

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  financial insurance,

  •
  commitment agreements,

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  surety bonds,

  •
  guaranteed investment contracts,

  •
  swaps, including interest rate and currency swaps and cap agreements,

  •
  exchange agreements,

  •
  interest rate protection agreements,

  •
  repurchase obligations,

  •
  put or call options,

  •
  yield protection agreements,

  •
  other agreements providing for third party payments,

  •
  any combination of the foregoing, or

  •
  other support, cash deposit, derivative or other arrangements described in the related prospectus supplement.

        The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the securityholders of the full amount of distributions when due and to decrease the likelihood that the securityholders will experience losses.

        Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

        Reserve Account.     If so provided in the related prospectus supplement, the administrator will establish a reserve account for each series of securities. The indenture trustee will maintain the reserve account. It will be funded by an initial deposit by the trust. As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased after the closing date. The increase will be funded by deposits into the reserve account of the amount of any collections on the related trust student loans remaining on each distribution date after the payment of all other required payments. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the reserve account.

Insolvency Events

        Unless the related prospectus supplement provides otherwise, we become insolvent, the trust student loans will be liquidated and each trust will be terminated 90 days after the insolvency event, or as described in the related prospectus supplement. Promptly after the occurrence of an insolvency event, notice must be given to the security holders. Any failure to give any required notice, however, will not prevent or delay termination of that trust. Upon termination of the trust, the eligible lender trustee will direct the indenture trustee promptly to sell the assets of the trust other than the trust accounts in a commercially reasonable manner and on commercially reasonable terms.

        The proceeds from any liquidation of the trust student loans will be treated as collections on the loans and will be deposited in the collection account for that trust. If the proceeds and other available assets are not sufficient to pay the securities of that series in full, some or all of the noteholders and the certificateholders will incur a loss.

        Each trust agreement will provide that the eligible lender trustee may commence a voluntary bankruptcy proceeding relating to that trust only with the unanimous prior approval of all certificateholders, excluding the depositor, of the related series. In order to commence a voluntary bankruptcy, all certificateholders, excluding us, must deliver to the eligible lender trustee a certificate certifying that they reasonably believe the related trust is insolvent.

Book-Entry Registration

        Investors in securities in book-entry form may, directly or indirectly, hold their securities through DTC in the United States or, if so provided in the related prospectus supplement, through Clearstream Banking, société anonyme, formerly known as Cedelbank, société anonyme, or the Euroclear System in Europe.

        Cede & Co., as nominee for DTC, will hold one or more global notes and certificates. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories, which in turn will hold these positions in the depositories'

names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected at DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

        Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with DTC participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits for any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the securities, and for information on tax documentation procedures relating to the securities, see Appendix B in this prospectus.

        DTC is a limited purpose trust company organized under the laws of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Securityholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through participants and indirect participants. Securityholders will receive all distributions of principal and interest from the indenture trustee or the eligible lender trustee, through participants and indirect participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to DTC's nominee. DTC will forward those payments to its participants, which will forward them to indirect participants or securityholders. Securityholders will not be recognized by the applicable trustee as noteholders or certificateholders under the indenture or trust agreement, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

        Under the rules, regulations and procedures creating DTC and affecting its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit principal and interest payments on the securities. Participants and indirect participants with which securityholders have accounts with respect to the securities are likewise required to make book-entry transfers and receive and transmit payments of principal and interest on the securities on behalf of their customers. Accordingly, although securityholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

        Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited since securityholders will not possess physical certificates for their securities.

        DTC has advised us that it will take any action that a securityholder is permitted to take under the indenture or trust agreement, only at the direction of one or more Participants to whose DTC accounts the securities are credited. DTC may take conflicting actions on undivided interests to the extent that those actions are taken on behalf of participants whose holdings include undivided interests.

        Except as required by law, neither the administrator nor the applicable trustee for any trust will have any liability for the records relating to payments or the payments themselves, made on account of beneficial ownership interests of the securities held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        Clearstream is organized under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants. Thus, the need for physical movement of certificates is eliminated. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

        The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank, S.A./N.V.

        All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "U.S. Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through DTC.

        Although DTC, Clearstream and Euroclear have agreed to these procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures. The procedures may therefore be discontinued at any time.

Definitive Securities

        The notes and the certificates of a given series will be issued in fully registered, certificated form to noteholders or certificateholders or their nominees, rather than to DTC or its nominee, only if:

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  the administrator advises the applicable trustee in writing that DTC is not willing or able to discharge its responsibilities as depository for the securities and the administrator is unable to locate a successor;

  •
  the administrator, at its option, elects to terminate the book-entry system through DTC; or

  •
  after the occurrence of an event of default, a servicer default or an administrator default, investors holding a majority of the outstanding principal amount of the notes or the certificates, advise the trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor is no longer in the best interest of the holders of these securities.

        Upon the occurrence of any event described in the bullets above, the applicable trustee will be required to notify all applicable securityholders, through DTC participants, of the availability of definitive securities. When DTC surrenders the definitive securities, the applicable trustee will reissue to the securityholders the corresponding securities as definitive securities upon receipt of instructions for re-registration. From then on, payments of principal and interest on the definitive securities will be made by the applicable trustee, in accordance with the procedures set forth in the related indenture or trust agreement, directly to the holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified in the related prospectus supplement. Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee.

        However, the final payment on any definitive security will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final distribution.

        Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.

List of Securityholders

        Holders of the notes of a series evidencing at least 25% of the outstanding notes may, by written request to the indenture trustee, obtain a list of all noteholders for communicating with other noteholders regarding their rights under the indenture or under the notes. The indenture trustee may elect not to give the noteholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting noteholders, to all noteholders of that series.

        Three or more certificateholders of any series or one or more holders of certificates of that series evidencing at least 25% of the certificate balance of those certificates may, by written request to the eligible lender trustee, obtain access to the list of all certificateholders for the purpose of communicating with other certificateholders regarding their rights under the trust agreement or under the certificates.

Reports to Securityholders

        On each distribution date, the administrator will provide to securityholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust described under "Servicing and Administration—Statements to the Indenture Trustee and the Trust" in this prospectus. Those statements will be filed with the SEC during the period required by Rule 15d-1 under the Securities Exchange Act. The statements provided to securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

        Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will mail to each person, who at any time during that calendar year was a securityholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return. See "U.S. Federal Income Tax Consequences" in this prospectus.

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

        Sallie Mae and each other seller intends that the transfer of the student loans by it to the depositor will constitute a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the eligible lender trustee on behalf of each trust will also constitute a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by Sallie Mae or another seller to the depositor, or the transfer of those loans by us to the eligible lender trustee, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected under the provisions of the Higher Education Act, by either taking possession of the promissory note or a copy of the master promissory note evidencing the loan or by filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts. Accordingly,

  •
  A financing statement or statements covering the student loans naming Sallie Mae, as debtor, will be filed under the UCC to protect the interest of the seller in the event that the transfer by Sallie Mae and each other seller is deemed to be an assignment of collateral as security; and

  •
  A financing statement or statements covering the trust student loans naming the depositor, as debtor, will also be filed under the UCC to protect the interest of the eligible lender trustee in the event that the transfer by the depositor is deemed to be an assignment of collateral as security.

        If the transfer of the student loans is deemed to be an assignment as security for the benefit of the depositor or a trust, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the related eligible lender trustee's interest. A tax or other government lien on property of Sallie Mae or any other seller or us arising before the time a student loan comes into existence may also have priority over the interest of the seller or the eligible lender trustee in the student loan. Under the purchase agreement and sale agreement, however, Sallie Mae, any other seller or the depositor, as applicable, will warrant that it has transferred the student loans to the depositor or the eligible lender trustee free and clear of the lien of any third party. In addition, Sallie Mae, any other seller and the depositor each will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust or any interest in that loan other than to the depositor or the eligible lender trustee.

        Under the servicing agreement, the servicer as custodian will have custody of the promissory notes evidencing the student loans. Although the records of Sallie Mae and each other seller, the depositor and the servicer will be marked to indicate the sale and although Sallie Mae, each other seller and the depositor will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the depositor and to the eligible lender trustee. If, through inadvertence or otherwise, any of the student loans were sold to another party that:

  •
  purchased the student loans in the ordinary course of its business,

  •
  took possession of the student loans, and

  •
  acquired the student loans for new value and without actual knowledge of the related eligible lender trustee's interest,

then that purchaser might acquire an interest in the student loans superior to the interest of the depositor and the eligible lender trustee.

Consumer Protection Laws

        Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. The requirements generally do not apply to federally sponsored student loans. The depositor or a trust, however, may be liable for violations of consumer protection laws that apply to the student loans, either as assignee from Sallie Mae, any other seller or the depositor or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust's rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see "Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor" and "Servicing and Administration—Servicer Covenants" in this prospectus.

Loan Origination and Servicing Procedures Applicable to Student Loans

        The Higher Education Act, including the implementing regulations, imposes specific requirements, guidelines and procedures for originating and servicing federally sponsored student loans. Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower's responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made on the loan. If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

        The servicer will perform collection and servicing procedures on behalf of the trusts. Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences. Any failure could result in the Department of Education's refusal to make reinsurance payments to the guarantors or to make interest subsidy payments or special allowance payments to the eligible lender trustee.

Student Loans Generally Not Subject to Discharge in Bankruptcy

        Student loans are generally not dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code, unless excepting this debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is, in the opinion of Shearman & Sterling, federal tax counsel to the depositor and the trust, a general summary of all material U.S. federal income tax consequences of the purchase, ownership and disposition of the securities. It does not deal with U.S. federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules, and it also does not address U.S. federal income tax and withholding issues relating to the holding of the securities through partnerships or entities treated as partnerships for U.S. federal income tax purposes. Moreover, it does not deal with the U.S. federal income tax consequences to holders who hold the securities as part of a hedging transaction or straddle.

        There are no cases or IRS rulings on similar transactions. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors should consult their own tax advisors as to the federal, state, local, foreign and any other tax consequences of the purchase, ownership and disposition of the securities.

        The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and judicial or ruling authority. These authorities are all subject to change, which change may be retroactive.

        Each trust will be provided with an opinion of federal tax counsel regarding the U.S. federal income tax matters discussed below. An opinion of federal tax counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS.

        For purposes of this summary, references to the trust, the securities and related terms, parties and documents refer, unless described differently in this prospectus, to each trust and the notes, certificates and related terms, parties and documents applicable to that trust. References to a holder of a security generally are deemed to refer to the beneficial owner of the security.

Tax Characterization of the Trust

        Federal tax counsel will deliver its opinion to the trust that the trust will not be an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with.

        Federal tax counsel may also deliver an opinion to the trust that the trust will be treated as a financial asset securitization investment trust, or FASIT, for federal income tax purposes. The following summary assumes that the trust will not intend to be treated as a FASIT. If a trust intends to qualify as a FASIT for federal income tax purposes, the prospectus supplement will indicate this and will describe the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of interests in a FASIT.

Tax Consequences to Holders of Securities

        Treatment of the Securities as Indebtedness.     Except as described in the prospectus supplement, federal tax counsel will deliver an opinion that certain classes of the notes will qualify, and the certificates would qualify, as debt for U.S. federal income tax purposes. The depositor will agree, and the securityholders will agree by their purchase of the securities, to treat the securities as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the securities is correct. Treatment of the securities as equity interests could have adverse tax consequences to certain holders. For example, all or a portion of the income accrued by tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders might be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their shares of trust expenses, including losses. Securityholders should consult their own tax advisors regarding the possibility that the securities could be treated as equity interests.

        Stated Interest.     Stated interest on the securities will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the method of tax accounting of the holder of the securities.

        Original Issue Discount.     The discussion below assumes that all payments on the securities are denominated in U.S. dollars, and that the interest formula for the securities meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount, or OID, except as described forth below. If these conditions are not satisfied with respect to a series of securities, additional tax considerations with respect to the securities will be disclosed in the prospectus supplement.

        A security will be treated as issued with OID if the excess of the security's "stated redemption price at maturity" over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the security's stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the securities, calculated using the "prepayment assumption," if any, used in pricing the securities and weighing each payment by reference to the number of full years elapsed from the closing date prior to the anticipated date of such payment. Generally, the issue price of a security should be the first price at which a substantial amount of the securities is sold to other than placement agents, underwriters, brokers or wholesalers. The stated redemption price at maturity of a security of a series is generally equal to all payments on a security other than payments of "qualified stated interest." Assuming that interest is qualified stated interest, the stated redemption price is generally expected to equal the principal amount of the security. Any de minimis OID must be included in income as principal payments are received on the securities in the proportion that each such payment bears to the original principal balance of the security.

        If the securities are treated as issued with OID, a holder will be required to include OID in income before the receipt of cash attributable to such income using a constant yield method. The amount of OID generally includible in income is the sum of the daily portions of OID with respect to a security for each day during the taxable year or portion of the taxable year in which the holder holds the security. Special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Under these provisions, the computation of OID on such debt instruments must be determined by taking into account both the prepayment assumption, if any, used in pricing the debt instrument and the actual prepayment experience. As a result of these special provisions, the amount of OID on the securities issued with OID that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate. Holders of the securities should consult their own tax advisors regarding the impact of the OID rules in the event that securities are issued with OID.

        In the event a holder purchases a security issued with OID at an acquisition premium—that is, at a price in excess of its "adjusted issue price" but less than its stated redemption price—the amount includible in income in each taxable year as OID is reduced by that portion of the excess properly allocable to such year. The adjusted issue price of a security is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the security in all prior periods, other than "qualified stated interest" payments. Acquisition premium is allocated on a pro rata basis to each accrual of OID, so that the holder is allowed to reduce each accrual of OID by a constant fraction.

        An initial holder who owns an interest in more than one class of securities with respect to a series should be aware that the OID regulations may treat such interests as a single debt instrument for purposes of the OID provisions of the Code.

        Market Discount.     The securities, whether or not issued with original issue discount, may be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules apply if the holder purchases the security at a market discount—that is, a discount from its stated redemption price at maturity or, if the securities were issued with OID, adjusted issue price—that exceeds a de minimis amount specified in the Code. If the holder acquires the security at a market discount and (a) recognizes gain upon a disposition, or (b) receives payments that do not constitute qualified stated interest, the lesser of (1) such gain or payment or (2) the accrued market discount that has not previously been included in income, will be taxed as ordinary interest income.

        Generally, market discount accrues in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, computed taking into account the prepayment assumption, if any, or in the case of a security issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for that period plus the remaining OID as of the end of such period. A holder may elect, however, to determine accrued market discount under the constant yield method, computed taking into account the prepayment assumption, if any.

        Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a security with accrued market discount. A holder may elect to include market discount in gross income as it accrues. If it makes this election, the holder will not be required to defer deductions. Any such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies. The adjusted basis of a security subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

        Amortizable Bond Premium.     In general, if a holder purchases a security at a premium—that is, an amount in excess of the amount payable at maturity—the holder will be considered to have purchased the security with "amortizable bond premium" equal to the amount of such excess. A holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method, or one of the other methods described above under Market Discount over the remaining term of the note, using the prepayment assumption, if any. A holder's tax basis in the security will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a security held by a holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the security.

        Election to Treat all Interest as OID.     A holder may elect to include in gross income all interest with respect to the securities, including stated interest, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described under Original Issue Discount. This election will generally apply only to the specific security for which it was made. It may not be revoked without the consent of the IRS. Holders should consult their own tax advisors before making this election.

        Sale or Other Disposition.     If a holder of a security sells the security, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the security. The adjusted tax basis will equal the holder's cost for the security, increased by any market discount, OID and gain previously included by the holder in income with respect to the security, and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by the security holder with respect to the security. Any such gain or loss will be capital gain or loss if the security was held as a capital asset, except for gain representing accrued interest, accrued market discount not previously included in income and in the event of a prepayment or redemption, any not yet accrued OID. Capital gains or losses will be long-term capital gains or losses if the security was held for more than one year. Capital losses generally may be used only to offset capital gains.

        Waivers and Amendments.     An indenture for a series may permit securityholders to waive an event of default or rescind an acceleration of the securities in some circumstances upon a vote of the requisite percentage of the holders. Any such waiver or rescission, or any amendment of the terms of the securities, could be treated for federal income tax purposes as a constructive exchange by a holder of the securities for new securities, upon which gain or loss might be recognized.

        Tax Consequences to Foreign Investors.     The following information describes the material U.S. federal income tax treatment of investors in the securities that are foreign persons. The IRS has recently issued regulations which set forth procedures to be followed by a foreign person in establishing foreign status for certain purposes. Prospective investors should consult their tax advisors concerning the requirements imposed by the new regulations and their effect on the holding of the securities.

        The term "foreign person" means any person other than:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

  •
  an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury regulations, however, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

        Interest paid or accrued to a foreign person that is not effectively connected with the conduct of a trade or business within the United States by the foreign person will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person:

  •
  is not actually or constructively a "10 percent shareholder" of Sallie Mae or a "controlled foreign corporation" with respect to which Sallie Mae is a "related person" within the meaning of the Internal Revenue Code, and

  •
  provides an appropriate statement, signed under penalties of perjury, certifying that the holder is a foreign person and providing that foreign person's name and address, which certification may be made on Form W-8BEN. If the information provided in this statement changes, the foreign person must report that change within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years.

If this interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a current rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

        Any capital gain realized on the sale or other taxable disposition of a security by a foreign person will be exempt from United States federal income and withholding tax, provided that:

  •
  the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

  •
  in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

        If the interest, gain or income on a security held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder—although exempt from the withholding tax previously discussed if a duly executed Form W-8ECI is furnished—generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

        Information Reporting and Backup Withholding.     The indenture trustee will be required to report annually to the IRS, and to each securityholder, the amount of interest paid on, or the proceeds from the sale or other disposition of, the securities and the amount withheld for federal income taxes, if any, for each calendar year, except as to exempt recipients—generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each securityholder other than one who is not subject to the reporting requirements will be required to provide, under penalties of perjury, a certificate containing its name, address, correct federal taxpayer identification number, which includes a social security number, and a statement that the holder is not subject to backup withholding. Should a non-exempt certificateholder fail to provide the required certification or should the IRS notify the indenture trustee or the issuer that the holder has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee or the issuer will be required to withhold or cause to be withheld 30 percent (subject to periodic reductions through 2006) of the interest otherwise payable to the certificateholder, or the proceeds from the sale or other disposition of the securities, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

STATE TAX CONSEQUENCES

        The above discussion does not address the tax treatment of the related trust or the notes, the certificates, or the holders of the notes or the certificates of any series under any state or local tax laws. The activities of the servicer in servicing and collecting the trust student loans will take place at each of the locations at which the servicer's operations are conducted and, therefore, different tax regimes apply to the trust and the holders of the securities. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the trust as well as any state and local tax consequences to them of purchasing, owning and disposing of the notes and certificates.

* * *

        The Federal and state tax discussions described above are included for general information only and may not be applicable depending upon each securityholder's particular tax situation. Prospective purchasers should consult their tax advisors as to the tax consequences to them of purchasing, owning or disposing of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974 and Section 4975 of the Internal Revenue Code, impose certain restrictions on:

  •
  employee benefit plans;

  •
  certain other retirement plans and arrangements, including:

  1.
  individual retirement accounts and annuities,

  2.
  Keogh plans, and

  3.
  collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code; and

  •
  persons who are fiduciaries with respect to the Plans in connection with the investment of plan assets.

        The term "Plans" includes the plans and arrangements listed in the first two bullet points above.

        Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, and certain church plans described in Section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Accordingly, assets of these plans may, subject to the provisions of any other applicable federal and state law, be invested in the securities without regard to the ERISA considerations described in this prospectus. However, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal

Revenue Code, the prohibited transaction rules in Section 503 of the Internal Revenue Code will apply.

        ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and persons who are called "Parties in Interest" under ERISA and "Disqualified Persons" under the Internal Revenue Code who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

The Notes

        Unless described differently in the related prospectus supplement, the notes of each series may be purchased by a Plan. A trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Internal Revenue Code may arise if a note is acquired by a Plan with respect to which any of the trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any credit support provider or any of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions, such as:

  •
  Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

  •
  PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

  •
  PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

  •
  PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

  •
  PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

        These class exemptions may not apply with respect to any particular Plan's investment in notes and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment. Accordingly, before making an investment in the notes, investing Plans should determine whether the applicable trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, or any provider of credit support or any of their affiliates is a Party in Interest for that Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

The Certificates

        Unless described differently in the prospectus supplement, no certificates of any series may be purchased by a Plan or by any entity whose underlying assets include Plan assets by reason of a Plan's investment in that entity. The purchase of an equity interest in a trust will result in the assets of that trust being deemed Plan assets for the purposes of ERISA and the Internal Revenue Code, and certain transactions involving the trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Internal Revenue Code. A violation of the "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code.

        By its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that it is not a Plan, is not purchasing the certificates on behalf of a Plan and is not using the assets of a Plan to purchase certificates.

        If a given series of certificates may be acquired by a Plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, the exception will be discussed in the related prospectus supplement.

* * *

        A Plan fiduciary considering the purchase of the securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the Plan's governing instruments.

AVAILABLE INFORMATION

        SLM Funding Corporation, as the originator of each trust and the depositor, has filed with the SEC a registration statement for the securities under the Securities Act of 1933. This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement. You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at

  •
  450 Fifth Street, N.W., Washington, D.C. 20549;

and at the SEC's regional offices at

  •
  500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

  •
  233 Broadway, New York, New York 10279.

        In addition, you may obtain copies of the registration statement from the Public Reference Branch of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-732-0330.

        The registration statement may also be accessed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the SEC's website located at http://www.sec.gov.

REPORTS TO SECURITYHOLDERS

        The administrator will prepare periodic unaudited reports as described in the prospectus supplement for each series. These periodic unaudited reports will contain information concerning the trust student loans in the related trust. They will be sent only to Cede & Co., as nominee of DTC. The administrator will not send reports directly to the beneficial holders of the securities. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

        The trust will file with the SEC all periodic reports required under the Securities Exchange Act of 1934. For as long as a trust files reports under the Exchange Act, the reports will include unaudited quarterly financial statements and audited annual financial statements prepared in accordance with generally accepted accounting principles. The reports concerning the trust are required to be delivered to the holders of the securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        All reports and other documents filed by or for a trust under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference. Written requests for copies should be directed to SLM Funding Corporation, in care of Corporate and Investor Relations, Student Loan Marketing Association, 11600 Sallie Mae Drive, Reston, Virginia 20193. Telephone requests for copies should be directed to (703) 810-3000.

THE PLAN OF DISTRIBUTION

        The depositor and the underwriters named in each prospectus supplement will enter into an underwriting agreement for the notes of the related series and a separate underwriting agreement for the certificates of that series. Under the underwriting agreements, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of securities listed in the prospectus supplement.

        The underwriters will agree, subject to the terms and conditions of their underwriting agreements, to purchase all the notes and certificates described in the underwriting agreements and offered by this prospectus and the related prospectus supplement. In some series, the depositor or an affiliate may offer some or all of the securities for sale directly.

        The underwriters or other offerors may offer the securities to potential investors in person, by telephone, over the internet or by other means.

        Each prospectus supplement will either:

  •
  show the price at which each class of notes and certificates is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

  •
  specify that the notes and certificates will be sold by the depositor or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

        After the initial public offering of any notes and certificates, the offering prices and concessions may be changed.

        Until the distribution of the securities is completed, SEC rules may limit the ability of the underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

        If an underwriter creates a short position in the securities in connection with the offering—that is, if it sells more securities than are shown on the cover page of the related prospectus supplement—the underwriter may reduce that short position by purchasing securities in the open market.

        An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

        Neither the depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

        The underwriters may assist in resales of the securities but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intends to make a secondary market in the securities offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.

        Each underwriting agreement will provide that the depositor and Sallie Mae will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make on those civil liabilities.

        Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.

        Under each of the underwriting agreements for a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes.

        The place and time of delivery for the securities will appear in the related prospectus supplement.

LEGAL MATTERS

        Marianne M. Keler, General Counsel of Sallie Mae, as counsel to Sallie Mae, the servicer and the depositor, and Cadwalader, Wickersham & Taft, Washington, D.C. or McKee Nelson LLP, as specified in the related prospectus supplement, special counsel to Sallie Mae, the servicer and the depositor, will give opinions on specific matters for the trust, the seller, the servicer and the administrator.

        Each prospectus supplement will identify the other law firms who will give opinions on additional legal matters for the underwriters and specific U.S. federal and Delaware state income tax matters.

APPENDIX A

FEDERAL FAMILY EDUCATION LOAN PROGRAM

General

        The Federal Family Education Loan Program, known as FFELP, under Title IV of the Higher Education Act, provides for loans to students who are enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs. Payment of principal and interest on the student loans is guaranteed by a state or not-for-profit guarantee agency against:

  •
  default of the borrower;

  •
  the death, bankruptcy or permanent, total disability of the borrower;

  •
  closing of the borrower's school prior to the end of the academic period;

  •
  false certification by the borrower's school of his eligibility for the loan; and

  •
  an unpaid school refund.

In addition to the guarantee payments, the holder of student loans is entitled to receive interest subsidy payments and special allowance payments from the U.S. Department of Education on eligible student loans.

        Special allowance payments raise the interest rate of return to student loan lenders when the statutory borrower interest rate is below an indexed market value. Subject to certain conditions, a program of federal reinsurance under the Higher Education Act entitles guarantee agencies to reimbursement from the Department of Education for between 75% and 100% of the amount of each guarantee payment.

        Four types of student loans are currently authorized under the Higher Education Act:

  •
  Subsidized Stafford Loans to students who demonstrate requisite financial need;

  •
  Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their Subsidized Stafford Loans;

  •
  Parent Loans for Undergraduate Students, known as "PLUS Loans," to parents of dependent students whose estimated costs of attending school exceed other available financial aid; and

  •
  Consolidation Loans, which consolidate into a single loan a borrower's obligations under various federally authorized student loan programs.

        Before July 1, 1994, the Higher Education Act also authorized loans called "Supplemental Loans to Students" or "SLS Loans" to independent students and, under some circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans. The SLS program was replaced by the Unsubsidized Stafford Loan program.

        This appendix and the prospectus describe or summarize the material provisions of the Higher Education Act, the FFELP and related statutes and regulations. They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation. Both the Higher Education Act and the related regulations have been the subject of extensive amendments in recent years. Accordingly, we cannot predict whether future amendments or modifications might materially change any of the programs described in this appendix or the statutes and regulations that implement them.

Legislative Matters

        The FFELP is subject to comprehensive reauthorization every 6 years and to frequent statutory and regulatory changes. The most recent reauthorization was the Higher Education Amendments of 1998. Since the 1998 reauthorization, the Higher Education Act has been amended by the Ticket to Work and Work Incentives Improvement Act of 1999 and the Consolidated Appropriations Act of 2001.

        In 1993 Congress created the William D. Ford Federal Direct Loan Program ("FDLP") pursuant to which Stafford, PLUS and Consolidation Loans may be funded directly by the U.S. Department of Treasury as well as by private lenders under the FFELP.

        The 1998 reauthorization extended the principal provisions of the FFELP and the FDLP to October 1, 2003. This legislation, as modified by the 1999 act, lowered both the borrower interest rate on Stafford Loans to a formula based on the 91-day Treasury bill rate plus 2.3 percent (1.7 percent during in-school and grace periods) and the lender's rate after special allowance payments to the 91-day Treasury bill rate plus 2.8 percent (2.2 percent during in-school and grace periods) for loans originated on or after October 1, 1998 and before July 1, 2003. The borrower interest rate on PLUS loans originated during this period is equal to the 91-day Treasury bill rate plus 3.1 percent.

        The 1999 act changed the financial index on which special allowance payments are computed on new loans from the 91-day Treasury bill rate to the three-month commercial paper rate (financial) for FFELP loans disbursed on or after January 1, 2000 and before July 1, 2003. For these FFELP loans, the special allowance payments to lenders are based upon the three-month commercial paper (financial) rate plus 2.34 percent (1.74 percent during in-school and grace periods). The 1999 act did not change the rate that the borrower pays on FFELP loans.

        The 2001 act changed the financial index on which the interest rate for some borrowers of SLS and PLUS loans are computed. The index was changed from the 1-year Treasury bill rate to the weekly average one-year constant maturity Treasury yield. This change was effective beginning in July 2001.

Eligible Lenders, Students and Educational Institutions

        Lenders eligible to make loans under the FFELP generally include banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guarantors. A student loan may be made to, or on behalf of, a "qualified student." A "qualified student" is an individual who

  •
  is a United States citizen, national or permanent resident;

  •
  has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

  •
  is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing; and

  •
  meets the financial need requirements for the particular loan program.

        Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the Higher Education Act. For a school to participate in the program, the Department of Education must approve its eligibility under standards established by regulation.

Financial Need Analysis

        Subject to program limits and conditions, student loans generally are made in amounts sufficient to cover the student's estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Each Stafford Loan applicant (and parents in the case of a dependent child) must undergo a financial need analysis. This requires the applicant (and parents in the case of a dependent child) to submit financial data to a federal processor. The federal processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and the family are expected to contribute towards the student's cost of education. After receiving information on the family contribution, the institution then subtracts the family contribution from the student's costs to attend the institution to determine the student's need for financial aid. Some of this need is met by grants, scholarships, institutional loans and work assistance. A student's "unmet need" is further reduced by the amount of Stafford Loans for which the borrower is eligible.

Special Allowance Payments

        The Higher Education Act provides for quarterly special allowance payments to be made by the Department of Education to holders of student loans to the extent necessary to ensure that they receive at least specified market interest rates of return. The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan. The Department makes a special allowance payment for each calendar quarter, generally within 45 to 60 days after the receipt of a bill from the lender.

        The special allowance payment equals the average unpaid principal balance, including interest which has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.

        For student loans disbursed before January 1, 2000, the special allowance percentage is computed by:

          (1)  determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter;

          (2)  subtracting the applicable borrower interest rate;

          (3)  adding the applicable special allowance margin described in the table below; and

          (4)  dividing the resultant percentage by 4.

        If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
Before 10/17/86	3.50%
From 10/17/86 through 09/30/92	3.25%
From 10/01/92 through 06/30/95	3.10%
From 07/01/95 through 06/30/98	2.50% for Stafford Loans that are in In-School, Grace or Deferment
3.10% for Stafford Loans that are in Repayment and all other loans
From 07/01/98 through 12/31/99	2.20% for Stafford Loans that are in In-School, Grace or Deferment
2.80% for Stafford Loans that are in Repayment
3.10% for PLUS, SLS and Consolidation Loans

        For student loans disbursed after January 1, 2000, the special allowance percentage is computed by:

          (1)  determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates quoted for that quarter;

          (2)  subtracting the applicable borrower interest rate;

          (3)  adding the applicable special allowance margin described in the table below; and

          (4)  dividing the resultant percentage by 4.

        If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
From 01/01/00	1.74% for Stafford Loans that are in In-School, Grace or Deferment
2.34% for Stafford Loans that are in Repayment
2.64% for PLUS and Consolidation Loans

        Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994 and on any PLUS Loans made on or after July 1, 1998, only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day or 52-week Treasury bill, as applicable, for loans made on or after July 1, 1998, exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9 percent and 12 percent.

Stafford Loan Program

        For Stafford Loans, the Higher Education Act provides for:

  •
  federal insurance or reinsurance of Stafford Loans made by eligible lenders to qualified students;

  •
  federal interest subsidy payments on Subsidized Stafford Loans paid by the Department of Education to holders of the loans in lieu of the borrowers' making interest payments; and

  •
  special allowance payments representing an additional subsidy paid by the Department to the holders of eligible Stafford Loans.

        We refer to all three types of assistance as "federal assistance".

        Interest.     The borrower's interest rate on a Stafford Loan can be fixed or variable. Stafford Loan interest rates are presented below.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	7%	N/A	N/A
From 01/01/81 through 09/12/83	9%	N/A	N/A
From 09/13/83 through 06/30/88	8%	N/A	N/A
From 07/01/88 through 09/30/92	8% for 48 months; thereafter, 91-day Treasury + Interest Rate Margin	8% for 48 months, then 10%	3.25% for loans made before 7/23/92 and for loans made on or before 10/1/92 to new student borrowers; 3.10% for loans made after 7/23/92 and before 7/1/94 to borrowers with outstanding FFELP loans
From 10/01/92 through 06/30/94	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/94 through 06/30/95	91-day Treasury + Interest Rate Margin	8.25%	3.10%
From 07/01/95 through 06/30/98	91-day Treasury + Interest Rate Margin	8.25%	2.50% (In-School, Grace or Deferment); 3.10% (Repayment)
From 07/01/98 through 06/30/03	91-day Treasury + Interest Rate Margin	8.25%	1.70% (In-School, Grace or Deferment); 2.30% (Repayment)
From 07/01/06	6.8%	N/A	N/A

        The trigger date for Stafford Loans made before October 1, 1992 is the first day of the enrollment period for which the borrower's first Stafford Loan is made. The trigger date for Stafford Loans made on or after October 1, 1992 is the date of the disbursement of the borrower's first Stafford Loan. All Stafford Loans made on or after July 1, 1994 have a variable interest rate regardless of the applicable rate on any prior loans.

        The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of:

  •
  the applicable maximum borrower rate

      and

  •
  the sum of

  •
  the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held before that June 1,

    and

    •
    the applicable interest rate margin.

        Interest Subsidy Payments.     The Department of Education is responsible for paying interest on Subsidized Stafford Loans:

  •
  while the borrower is a qualified student,

  •
  during the grace period, and

  •
  during prescribed deferral periods.

        The Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferral periods. The Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United States to receive interest subsidy and special allowance payments. However, receipt of interest subsidy and special allowance payments is conditioned on compliance with the requirements of the Higher Education Act, including the following:

  •
  satisfaction of need criteria, and

  •
  continued eligibility of the loan for federal reinsurance.

        If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement, the loan may lose its eligibility for federal assistance.

        Lenders generally receive interest subsidy payments within 45 days to 60 days after the submission of the applicable data for any given calendar quarter to the Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department within that period.

        Loan Limits.     The Higher Education Act generally requires that lenders disburse student loans in at least two equal disbursements. The Act limits the amount a student can borrow in any academic year. The following chart shows current and historic loan limits.

Borrower's Academic Level	Dependent Students	Independent Students
	Subsidized and Unsubsidized on or after 10/1/93	Additional Unsubsidized only on or after 7/1/94	Maximum Annual Total Amount
Undergraduate (per year):
1st year	$2,625	$4,000	$6,625
2nd year	$3,500	$4,000	$7,500
3rd year and above	$5,500	$5,000	$10,000
Graduate (per year)	$8,500	$10,000	$18,500
Aggregate Limit:
Undergraduate	$23,000	$23,000	$46,000
Graduate (including undergraduate)	$65,500	$73,000	$138,500

        For the purposes of the table above:

  •
  The loan limits include both FFELP and FDLP loans.

  •
  The amounts in the second column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

  •
  Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the next to last column. Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and it is unlikely that they will qualify for a PLUS Loan.

  •
  Students attending certain medical schools are eligible for higher annual and aggregate loan limits.

  •
  The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.

        Repayment.     In general, repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after the applicable grace period, which is usually 6 months. In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins. New borrowers on or after October 7, 1998 who accumulate outstanding loans under the FFELP totaling more than $30,000 are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts and Consolidation Loan borrowers may be scheduled for repayment up to 30 years depending on the borrower's indebtedness. The Higher Education Act currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed. The Act and related regulations require lenders to offer a choice among standard, graduated, income-sensitive or extended repayment schedules, if applicable, to all borrowers entering repayment.

        Grace Periods, Deferral Periods and Forbearance Periods.     After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following the grace period. However, no principal repayments need be made, subject to some conditions, during deferment and forbearance periods.

        For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be deferred:

  •
  while the borrower returns to school at least half-time or is enrolled in an approved graduate fellowship program or rehabilitation program;

  •
  when the borrower is seeking, but unable to find, full-time employment, subject to a maximum deferment of 3 years; or

  •
  when the lender determines that repayment will cause the borrower "economic hardship", as defined in the Act, subject to a maximum deferment of 3 years.

        The Higher Education Act also permits, and in some cases requires, "forbearance" periods from loan collection in some circumstances. Interest that accrues during a forbearance period is never subsidized.

PLUS and SLS Loan Programs

        The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students and previously authorized SLS Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program. Only parents who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance. However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

        Loan Limits.     PLUS and SLS Loans disbursed before July 1, 1993 are limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The annual loan limits for SLS Loans first disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

        The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student's education and other financial aid received, including scholarship, grants and other student loans.

        Interest.     The interest rate for a PLUS or SLS Loan depends on the date of disbursement and period of enrollment. The interest rates for PLUS Loans and SLS Loans are presented in the following chart. Until July 1, 2001, the 1-year index was the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to each June 1. Beginning July 1, 2001, the 1-year index is the weekly average 1-year constant maturity Treasury, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	9%	N/A	N/A
From 10/01/81 through 10/30/82	14%	N/A	N/A
From 11/01/82 through 06/30/87	12%	N/A	N/A
From 07/01/87 through 09/30/92	1-year Index + Interest Rate Margin	12%	3.25%
From 10/01/92 through 06/30/94	1-year Index + Interest Rate Margin	PLUS 10%, SLS 11%	3.10%
From 07/01/94 through 06/30/98	1-year Index + Interest Rate Margin	9%	3.10%
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/06	7.9%	N/A	N/A

        For PLUS and SLS Loans made before October 1, 1992, the trigger date is the first day of the enrollment period for which the loan was made. For PLUS and SLS Loans made on or after October 1, 1992, the trigger date is the date of the disbursement of the loan.

        For PLUS or SLS Loans that bear interest based on a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of:

  •
  the applicable maximum borrower rate

      and

  •
  the sum of:

  •
  the 1-year Index or the bond equivalent rate of 91-day or 52-week Treasury bills, as applicable,

      and

    •
    the applicable interest rate margin.

        A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if:

  •
  the borrower rate is set at the maximum borrower rate and

  •
  the sum of the average of the bond equivalent rates of 91-day or 52-week Treasury bills auctioned during that quarter and the applicable interest rate margin exceeds the maximum borrower rate.

        Repayment; Deferments.     Borrowers begin to repay principal on their PLUS and SLS Loans no later than 60 days after the final disbursement, subject to deferment and forbearance provisions. Borrowers may defer and capitalize repayment of interest during periods of educational enrollment, unemployment and economic hardship, as defined in the Act. Maximum loan repayment periods and minimum payment amounts for PLUS and SLS Loans are the same as those for Stafford Loans.

Consolidation Loan Program

        The Higher Education Act also authorizes a program under which borrowers may consolidate one or more of their student loans into a single Consolidation Loan that is insured and reinsured on a basis similar to Stafford and PLUS Loans. Consolidation Loans are made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured and reinsured student loans incurred under the FFELP that the borrower selects for consolidation, as well as loans made under various other federal student loan programs and loans made by different lenders. Under this program, a lender may make a Consolidation Loan to an eligible borrower who requests it so long as the lender holds all of the outstanding FFELP loans of the borrower, the borrower has multiple holders of his outstanding student loans, or his holder does not make Consolidation Loans. Under certain circumstances, a FFELP borrower may obtain a Consolidation Loan under the FDLP.

        Consolidation Loans made on or after July 1, 1994 have no minimum loan amount. Consolidation Loans for which an application was received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before January 1, 1993, Consolidation Loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

        To obtain a FFELP Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins. In addition, for applications received before January 1, 1993, the borrower must not have been delinquent by more than 90 days on any student loan payment. For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they re-enter repayment through loan consolidation. Since January 1, 1993, married couples who agree to be jointly and severally liable may apply for one consolidation loan.

        Consolidation Loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans and 9 percent for loans originated before July 1, 1994. For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent. Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25 percent. Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the lesser of (i) the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent or (ii) 8.25 percent.

        The 1998 reauthorization maintained interest rates for borrowers of Federal Direct Consolidation Loans whose applications were received prior to February 1, 1999 at 7.46 percent, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3 percent. The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications were received on or after February 1, 1999 and before July 1, 2003 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25 percent. This is the same rate that the 1998 legislation set on FFELP Consolidation Loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2003. The 1998 legislation, as modified by the 1999 act and in 2002, set the special allowance payment rate for FFELP Consolidation Loans at the three-month commercial paper rate plus 2.64 percent for loans disbursed on or after January 1, 2000 and before July 1, 2006. Lenders of FFELP Consolidation Loans pay a reinsurance fee to the Department of Education. All other guarantee fees may be passed on to the borrower.

        Interest on Consolidation Loans accrues and, for applications received before January 1, 1993, is paid without interest subsidy by the Department. For Consolidation Loans for which applications were received between January 1, 1993 and August 10, 1993, all interest of the borrower is paid during all deferral periods. Consolidation Loans for which applications were received on or after August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford Loans. In the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferral periods.

        No insurance premium is charged to a borrower or a lender in connection with a Consolidation Loan. However, FFELP lenders must pay a monthly rebate fee to the Department at an annualized rate of 1.05 percent on principal of and interest on Consolidation Loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62 percent for Consolidation Loan applications received between October 1, 1998 and January 31, 1999. The rate for special allowance payments for Consolidation Loans is determined in the same manner as for other FFELP loans.

        A borrower must begin to repay his Consolidation Loan within 60 days after his consolidated loans have been discharged. For applications received on or after January 1, 1993, repayment schedule options include graduated or income-sensitive repayment plans. Loans are repaid over periods determined by the sum of the Consolidation Loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include graduated and income-sensitive repayment plans in connection with student loans for which the applications were received before that date. The maximum maturity schedule is 30 years for indebtedness of $60,000 or more.

        A borrower must consolidate his loans with his current lender if he has only FFELP loans, they are all held by the same holder and that holder makes Consolidation Loans. Otherwise, the borrower may consolidate his loans with any lender or, if he has FDLP loans or applies for an income-sensitive repayment plan, with the FDLP.

Guarantee Agencies under the FFELP

        Under the FFELP, guarantee agencies guarantee loans made by eligible lending institutions. Student loans are guaranteed as to 100% of principal and accrued interest against death or discharge. The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies. Guarantee agencies also guarantee lenders against default. For loans that were made before October 1, 1993, lenders are insured for 100% of the principal and unpaid accrued interest. Since October 1, 1993, lenders are insured for 98% of principal and accrued interest.

        The Secretary of Education reinsures guarantors for amounts paid to lenders on loans that are discharged or defaulted. The reimbursement rate on discharged loans is for 100% of the amount paid to the holder. The reimbursement rate for defaulted loans decreases as a guarantor's default rate increases. The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the beginning of the federal fiscal year. The second trigger is when the amount of defaults exceeds 9% of the loans in repayment. Guarantee agency reinsurance rates are presented in the table below.

Claims Paid Date	Maximum	5% Trigger	9% Trigger
Before October 1, 1993	100%	90%	80%
October 1, 1993; - September 30, 1998	98%	88%	78%
On or after October 1, 1998	95%	85%	75%

        After the Secretary reimburses a guarantor for a default claim, the guarantor attempts to seek repayment of the loan from the borrower. However, the Secretary requires that the defaulted guaranteed loans be assigned to the Department of Education when the guarantor is not successful. A guarantor also refers defaulted guaranteed loans to the Secretary to "offset" any federal income tax refunds or other federal reimbursement which may be due the borrowers. Some states have similar offset programs.

        To be eligible for federal reinsurance, guaranteed loans must be made by an eligible lender and meet the requirements of the regulations issued under the Higher Education Act. Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist of telephone calls, demand letters, skiptracing procedures and requesting assistance from the guarantor.

        A lender may submit a default claim to the guarantor after the related student loan has been delinquent for at least 270 days. The guarantor must review and pay the claim within 90 days after the lender filed it. The guarantor will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guarantor must file a reimbursement claim with the Secretary within 45 days after the guarantor paid the lender for the default claim.

Student Loan Discharges

        FFELP Loans are not generally dischargeable in bankruptcy. Under the United States Bankruptcy Code, before a student loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship. When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the proceeding. If the borrower files under the "wage earner" provisions of the Bankruptcy Code or files a petition for discharge on the grounds of undue hardship, then the lender transfers the loan to the guarantee agency which then participates in the bankruptcy proceeding. When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.

        Student loans are discharged if the borrower becomes totally and permanently disabled. A physician must certify eligibility for discharge.

        If a school closes while a student is enrolled, or within 90 days after the student withdrew, loans made for that enrollment period are discharged. If a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged. Moreover, if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund.

Rehabilitation of Defaulted Loans

        The Secretary of Education is authorized to enter into agreements with the guarantor under which the guarantor may sell defaulted loans that are eligible for rehabilitation to an eligible lender. For a loan to be eligible for rehabilitation, the guarantor must have received reasonable and affordable payments for 12 months, then the borrower may request that the loan be sold. Because monthly payments are usually greater after rehabilitation, not all borrowers opt for rehabilitation. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred and the negative credit record is expunged. No student loan may be rehabilitated more than once.

Guarantor Funding

        In addition to providing the primary guarantee on FFELP loans, guarantee agencies are charged, under the Higher Education Act, with responsibility for maintaining records on all loans on which they have issued a guarantee ("account maintenance"), assisting lenders to prevent default by delinquent borrowers ("default aversion"), post-default loan administration and collections and program awareness and oversight. These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.

Source	Basis
Insurance Premium	Up to 1% of the principal amount guaranteed, withheld from the proceeds of each loan disbursement
Loan Processing and Origination Fee	0.65% of the principal amount guaranteed, paid by the Department of Education
Account Maintenance Fee	0.10% of the original principal amount of loans outstanding, paid by the Department of Education
Default Aversion Fee	1% of the outstanding amount of loans that were reported delinquent but did not default within 300 days thereafter, paid by transfers out of the Student Loan Reserve Fund
Collection Retention Fee	24% of the amount collected on loans on which reinsurance has been paid (18.5% of the amount collected for a defaulted loan that is purchased by a lender for rehabilitation or consolidation), withheld from gross receipts

        Under the Higher Education Act, the Loan Processing and Origination Fee will reduce to 0.40% and the Collection Retention Fee will reduce to 23% beginning October 1, 2003.

        The Act requires guarantee agencies to establish two funds: a Student Loan Reserve Fund and an Agency Operating Fund. The Student Loan Reserve Fund contains the reinsurance payments received from the Department, Insurance Premiums and the Collection Retention Fee. The fund is federal property and its assets may be used only to pay insurance claims and to pay Default Aversion Fees. The Agency Operating Fund is the guarantor's property and is not subject to strict limitations on its use.

Department of Education Oversight

        The Secretary of Education has oversight powers over guarantors. If the Department of Education determines that a guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by that guarantor may submit claims directly to the Department. The Department is required to pay the full guarantee payments due in accordance with guarantee claim processing standards no more stringent than those applied by the terminated guarantor. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon its making the determination referred to above.

APPENDIX B

GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

        Except in some limited circumstances, the securities will be available only in book-entry form as "Global Securities". Investors in the Global Securities may hold them through DTC or, if applicable, Clearstream or Euroclear. The Global Securities are tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream and Euroclear and as participants in DTC.

        Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that the holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as participants of DTC.

        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

        Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the depositor's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC participants.     Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

        Trading between Clearstream and/or Euroclear participants.     Secondary market trading between Clearstream participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC seller and Clearstream or Euroclear purchaser.     When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a participant at least one business day before settlement. Clearstream or Euroclear will instruct the applicable depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Securities.

        Securities.     After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date so that the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

        Clearstream participants and Euroclear participants will need to make available to the clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or exiting lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

        As an alternative, if Clearstream or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the applicable depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

        Trading between Clearstream or Euroclear seller and DTC purchaser.     Due to time zone differences in their favor, Clearstream and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The depositor will send instructions to Clearstream or Euroclear through a participant at least one business day before settlement. In this case, Clearstream or Euroclear will instruct the applicable depositary to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date so that the trade fails, receipt of the cash proceeds in the Clearstream or Euroclear participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

  •
  borrowing through Clearstream or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

  •
  borrowing the Global Securities in the U.S. from a DTC participant no later than one day before settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

  •
  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

        A holder of Global Securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to a U.S. withholding tax, presently at 30%, that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

  •
  each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

  •
  that holder takes one of the following steps to obtain an exemption or reduced tax rate:

        1.      Exemption for non-U.S. person—Form W-8BEN. Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

        If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

        2.      Exemption for non-U.S. persons with effectively connected income—Form W-8ECI. A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

        3.      Exemption or reduced rate for non-U.S. persons resident in treaty countries—Form W-8BEN. Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.

        4.      Exemption for U.S. persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure.     The Global Security holder or his agent files by submitting the appropriate form to the person through which he holds. This is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective from the date the form is signed to the last day of the third succeeding calendar year.

        For these purposes, a U.S. person is:

  •
  a citizen or individual resident of the United States,

  •
  a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof,

  •
  an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or

  •
  a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury regulations, however, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

        This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

    SLM Student Loan Trust 2002-7

    $              Floating Rate Class A-1 Student Loan-Backed Notes

    $              Floating Rate Class A-2 Student Loan-Backed Notes

    $              Floating Rate Class A-3 Student Loan-Backed Notes

    $              Floating Rate Class A-4 Student Loan-Backed Notes

    €              Floating Rate Class A-5 Student Loan-Backed Notes

    $              Auction Rate Class A-6 Student Loan-Backed Notes

    $              Auction Rate Class A-7 Student Loan-Backed Notes

    $              Auction Rate Class A-8 Student Loan-Backed Notes

    $              Auction Rate Class A-9 Student Loan-Backed Notes

    $              Auction Rate Class A-10 Student Loan-Backed Notes

    $              Auction Rate Class A-11 Student Loan-Backed Notes

    $              Auction Rate Class B Student Loan-Backed Notes

    SLM Funding Corporation
    Depositor

    Sallie Mae Servicing L.P.
    Servicer

PROSPECTUS SUPPLEMENT

Credit Suisse First Boston	Salomon Smith Barney

Deutsche Bank Securities	Lehman Brothers
Global Co-Managers
HypoVereinsbank
Euro Co-Manager

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

    Dealers must deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling any note must deliver a prospectus supplement and a prospectus until                  , 2003.

    November     , 2002

QuickLinks

TABLE OF CONTENTS Prospectus Supplement
TABLE OF CONTENTS Prospectus
THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
NOTICE TO INVESTORS
SUMMARY OF TERMS
• Issuer
  ISSUER
• The Offered Securities
  THE OFFERED NOTES
  DATES
• Information about the Notes
  INFORMATION ABOUT THE NOTES
  Floating Rate Notes
  Auction Rate Notes
  All Notes
• Indenture Trustee
  INDENTURE TRUSTEE
• Eligible Lender Trustee
ELIGIBLE LENDER TRUSTEE
AUCTION AGENT
LUXEMBOURG PAYING AGENT
ADMINISTRATOR
• Information about the Trust
INFORMATION ABOUT THE TRUST
Formation of the Trust
Its Assets
ADMINISTRATION OF THE TRUST
Distributions
  Transfer of the Assets to the Trust
Servicing of the Assets
Compensation of the Servicer
• Termination of the Trust
TERMINATION OF THE TRUST
Optional Purchase
Auction of Trust Assets
• Tax Considerations
TAX CONSIDERATIONS
SWAP AGREEMENTS
• ERISA Considerations
ERISA CONSIDERATIONS
• Rating of the Securities
RATING OF THE SECURITIES
• Listing Information
LISTING INFORMATION
• Risk Factors
RISK FACTORS
• CUSIP Numbers
CUSIP NUMBERS
• International Securities Identification Numbers (ISIN)
INTERNATIONAL SECURITIES IDENTIFICATION NUMBERS (ISIN)
RISK FACTORS
DEFINED TERMS
• Euro Presentation
EURO PRESENTATION
FORMATION OF THE TRUST
• The Trust
  The Trust
• Capitalization of the Trust
  Capitalization of the Trust
• Eligible Lender Trustee
  Eligible Lender Trustee
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
• Sources of Capital and Liquidity
  Sources of Capital and Liquidity
• Results of Operations
  Results of Operations
USE OF PROCEEDS
THE TRUST STUDENT LOAN POOL
COMPOSITION OF THE TRUST STUDENT LOANS AS OF THE CUTOFF DATE
DISTRIBUTION OF THE TRUST STUDENT LOANS BY BORROWER INTEREST RATES AS OF THE CUTOFF DATE
DISTRIBUTION OF THE TRUST STUDENT LOANS BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER AS OF THE CUTOFF DATE
DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE CUTOFF DATE
DISTRIBUTION OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE
SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE
GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT LOANS AS OF THE CUTOFF DATE
DISTRIBUTION OF THE TRUST STUDENT LOANS BY REPAYMENT TERMS AS OF THE CUTOFF DATE
DISTRIBUTION OF THE TRUST STUDENT LOANS BY DATE OF DISBURSEMENT AS OF THE CUTOFF DATE
• Insurance of Student Loans; Guarantors of Student Loans
Insurance of Student Loans; Guarantors of Student Loans
  General.
  Guarantee Agencies for the Trust Student Loans.
DISTRIBUTION OF THE TRUST STUDENT LOANS BY GUARANTEE AGENCY AS OF THE CUTOFF DATE
  Guarantee Volume.
  Reserve Ratio.
  Recovery Rates.
  Claims Rate.
• Cure Period for Trust Student Loans
Cure Period for Trust Student Loans
• Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Trusts
Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Trusts
DESCRIPTION OF THE NOTES
• General
  General
• The Notes
  The Notes
  Distributions of Interest.
  Distributions of Principal.
  Distributions of Interest.
  Distributions of Principal.
  Subordination of the Class B Notes.
  Determination of Note Interest Rates.
  Changes in Auction Period.
  Changes in the Auction Date.
  Changes in Nature of Interest Rate.
• Determination of LIBOR
Determination of LIBOR
• Determination of EURIBOR
Determination of EURIBOR
• Accounts
Accounts
• Servicing Compensation
Servicing Compensation
• Distributions
Distributions
  Deposits to Collection Account.
  Distributions from Collection Account.
  Distributions with respect to Class A-5 Notes.
• Voting Rights and Remedies; Insolvency Events
Voting Rights and Remedies; Insolvency Events
• Credit Enhancement
Credit Enhancement
  Reserve Account.
  Subordination of the Class B Notes.
• Administration Fee
Administration Fee
• SWAP AGREEMENTS
Swap Agreements
  Standby Arrangement.
  Conditions Precedent.
  Default Under the Swap Agreement.
  Termination Events.
  Additional Termination Event.
  Early Termination of the Swap Agreements.
  Swap Counterparties.
  Credit Suisse First Boston International.
  DLJ International Capital and Credit Suisse First Boston (USA), Inc.
  Transfer by the Standby Swap Counterparties.
U.S. FEDERAL INCOME TAX CONSEQUENCES
Class A-5 Notes
Auction Rate Notes
ERISA CONSIDERATIONS
REPORTS TO SECURITYHOLDERS
UNDERWRITING
LISTING INFORMATION
RATINGS OF THE SECURITIES
LEGAL MATTERS
GLOSSARY FOR PROSPECTUS SUPPLEMENT
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

PROSPECTUS SUMMARY
RISK FACTORS
FORMATION OF THE TRUSTS
  The Trusts
  Eligible Lender Trustee
USE OF PROCEEDS
SALLIE MAE, THE OTHER SELLERS, THE DEPOSITOR AND THE SERVICER
  Sallie Mae
  The Other Sellers
  The Depositor
  The Servicer
THE STUDENT LOAN POOLS
  Sallie Mae's Student Loan Financing Business
  Loan Purchases.
  Servicing.
  Consolidation/Repayment Programs.
  Incentive Programs.
  Delinquencies, Defaults, Claims and Net Losses
  Payment of Notes
  Depositor Liability
  Termination
TRANSFER AND SERVICING AGREEMENTS
  General
  Purchase of Student Loans by the Depositor; Representations and Warranties of Sallie Mae and the Other Sellers
  Sale of Student Loans to the Trust; Representations and Warranties of the Depositor
  Custodian of Promissory Notes
  Additional Fundings
  Amendments to Transfer and Servicing Agreements
SERVICING AND ADMINISTRATION
  General
  Accounts
  Servicing Procedures
  Payments on Student Loans
  Servicer Covenants
  Servicing Compensation
  Net Deposits
  Evidence as to Compliance
  Certain Matters Regarding the Servicer
  Servicer Default
  Rights Upon Servicer Default
  Waiver of Past Defaults
  Administration Agreement
  Administrator Default
  Rights Upon Administrator Default
  Statements to Indenture Trustee and Trust
  Evidence as to Compliance
TRADING INFORMATION
  Pool Factors
DESCRIPTION OF THE NOTES
General
Principal and Interest on the Notes
The Indenture
  General.
  Modification of Indenture.
  Events of Default; Rights Upon Event of Default.
  Certain Covenants.
  Indenture Trustee's Annual Report.
  Satisfaction and Discharge of Indenture.
  The Indenture Trustee.
DESCRIPTION OF THE CERTIFICATES
  General
  Distributions on the Certificate Balance
CERTAIN INFORMATION REGARDING THE SECURITIES
  Fixed Rate Securities
  Floating Rate Securities
  Distributions
  Credit and Cash Flow or other Enhancement or Derivative Arrangements
  General.
  Reserve Account.
  Insolvency Events
  Book-Entry Registration
  Definitive Securities
  List of Securityholders
  Reports to Securityholders
CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS
  Transfer of Student Loans
  Consumer Protection Laws
  Loan Origination and Servicing Procedures Applicable to Student Loans
  Student Loans Generally Not Subject to Discharge in Bankruptcy
U.S. FEDERAL INCOME TAX CONSEQUENCES
  Tax Characterization of the Trust
  Tax Consequences to Holders of Securities
  Treatment of the Securities as Indebtedness.
  Stated Interest.
  Original Issue Discount.
  Market Discount.
  Amortizable Bond Premium.
  Election to Treat all Interest as OID.
  Sale or Other Disposition.
  Waivers and Amendments.
  Tax Consequences to Foreign Investors.
  Information Reporting and Backup Withholding.
STATE TAX CONSEQUENCES
ERISA CONSIDERATIONS
  The Notes
  The Certificates
AVAILABLE INFORMATION
REPORTS TO SECURITYHOLDERS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
THE PLAN OF DISTRIBUTION
LEGAL MATTERS
  APPENDIX A
FEDERAL FAMILY EDUCATION LOAN PROGRAM
  General
  Legislative Matters
  Eligible Lenders, Students and Educational Institutions
  Financial Need Analysis
  Special Allowance Payments
  Stafford Loan Program
  Interest.
  Interest Subsidy Payments.
  Loan Limits.
  Repayment.
  Grace Periods, Deferral Periods and Forbearance Periods.
  PLUS and SLS Loan Programs
  Loan Limits.
  Interest.
  Repayment; Deferments.
  Consolidation Loan Program
  Guarantee Agencies under the FFELP
  Student Loan Discharges
  Rehabilitation of Defaulted Loans
  Guarantor Funding
  Department of Education Oversight
  APPENDIX B
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES
  Initial Settlement
  Secondary Market Trading
  Trading between DTC participants.
  Trading between Clearstream and/or Euroclear participants.
  Trading between DTC seller and Clearstream or Euroclear purchaser.
  Securities.
  Trading between Clearstream or Euroclear seller and DTC purchaser.
U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS
  U.S. Federal Income Tax Reporting Procedure.